PRELIMINARY COPIES

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Check the appropriate box:

/X/  Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/ /  Definitive Information Statement



                        ENTEX INFORMATION SERVICES, INC.
                     --------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/X/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.0001 per share

     (2)  Aggregate number of securities to which transaction applies:

          32,814,724 shares of Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):*

          $2.04

----------

* For purposes of calculating the filing fee only. Assumes total consideration paid of $66,942,037, which is the maximum amount payable for the Common Stock pursuant to Section 2.1(c)(i) of the Merger Agreement referred to herein.

     (4)  Proposed maximum aggregate value of transaction:

          $66,942,037

     (5)  Total fee paid:**

          $13,388


         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  ------------------------

         (3)      Filing Party:

                  ------------------------

         (4)      Date Filed:

                  ------------------------

----------

**   The amount of the filing fee equals 1/50th of 1% of the transaction value.



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



                        ENTEX INFORMATION SERVICES, INC.
                             Six International Drive
                            Rye Brook, New York 10573
                                 (914) 935-3600


                              INFORMATION STATEMENT

To the Stockholders of ENTEX Information Services, Inc.:

     This Information Statement is being furnished by the Board of Directors of ENTEX Information Services, Inc., a Delaware corporation ("ENTEX"), to the holders of the outstanding common stock, par value $.0001 per share, of ENTEX (the "Common Stock") in connection with the prior approval of the corporate actions described below. All necessary corporate approvals have been obtained in connection with the matters referred to herein, and the enclosed Information Statement is furnished solely for the purpose of informing ENTEX's stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

     The Information Statement is being mailed on or about March [ ], 2000 to all stockholders of record as of the close of business on March [ ], 2000.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

     Pursuant to the Agreement and Plan of Merger, dated as of March 13, 2000 (the "Merger Agreement"), by and among ENTEX, Siemens Corporation, a Delaware corporation ("Siemens"), and Emilia Acquisition Corp., a Delaware corporation specifically organized for the purpose of effecting the Merger (as defined) and a direct, wholly-owned subsidiary of Siemens ("Acquisition"), ENTEX has agreed to consummate the merger (the "Merger") of Acquisition with and into ENTEX.

     As a result of the Merger, ENTEX, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of Siemens, and each issued and outstanding share of Common Stock (other than shares owned by Siemens, Acquisition, ENTEX or any of their respective subsidiaries and shares ("Dissenting Shares") as to which stockholders have perfected and not withdrawn the right to appraisal under the General Corporation Law of the State of Delaware (the "DGCL")) will be converted into the right to receive a proportionate share in cash of the Merger Price. The "Merger Price" is equal to $105,000,000 less the following deductions, without duplication:

     o the amount by which ENTEX's current assets less total liabilities at the "Measurement Date" referred to below are less than ENTEX's current assets less total liabilities at September 26, 1999;

     o the expenses of ENTEX in connection with the Merger, including legal and financial advisor fees and expenses and bonus, severance and additional compensation costs;

     o the $12,500,000 premium which will be payable in connection with the redemption of ENTEX's 12 1/2% Senior Subordinated Notes due 2006 (the "Notes"); and

     o an amount equal to $32,200,000 less the book value of ENTEX's 5.5% Convertible Subordinated Debentures due 2007 as of the Measurement Date (the "Subordinated Debentures").

     If the effective time of the Merger occurs prior to the date letters of transmittal are first mailed to holders of Common Stock (which mailing is required to be made not later than five business days after the later of the effective time or the date the "Closing Statement" referred to below is finally determined), an additional amount will be payable in the Merger equal to the product of (x) the Merger Price and (y) 6.5% per year from the effective time of the Merger until the date letters of transmittal are first mailed, calculated on an uncompounded basis (the "Incremental Amount").

     The first $20,000,000 of the Merger Price and Incremental Amount, if any, will be deposited into an interest-bearing escrow pursuant to an Escrow Agreement, to be entered into on the Measurement Date (the "Escrow Agreement"), among ENTEX, Siemens, ChaseMellon Shareholder Services, L.L.C., as the escrow agent, and Dort A. Cameron III, in his capacity as the stockholders' representative. The Indemnity Amount (as defined) shall be held and disbursed by the escrow agent to satisfy any indemnification claims by Siemens relating to breaches of any representations, warranties or covenants in the Merger Agreement. Any of these funds not utilized for such purposes (net of escrow-related expenses) will be paid to the former stockholders of ENTEX eighteen months following the Measurement Date, except to the extent of any unresolved indemnification claims as of such date.

     The next $20,000,000 of the Merger Price, if any, and Incremental Amount, if any, will be deposited into an interest-bearing escrow pursuant to a Tax Escrow Agreement, to be entered into on the Measurement Date (the "Tax Escrow Agreement"), among ENTEX, Siemens, ChaseMellon Shareholder Services, L.L.C., as the tax escrow agent, and Mr. Cameron, in his capacity as the stockholders' representative. The funds deposited with the tax escrow agent pursuant to the Tax Escrow Agreement are intended to provide Siemens with indemnification for losses resulting from any tax liabilities and related expenses relating to ENTEX's 1994, 1995 and 1996 fiscal years. Any of these funds not utilized for such purposes (net of escrow-related expenses) will be paid to the former stockholders of ENTEX upon receipt of a refund currently pending before the Internal Revenue Service with respect to these tax years or other resolution of such tax matters. While the timing of the refund or other definitive resolu-tion of these tax matters cannot be determined, it is not anticipated to occur prior to June 30, 2000.

     The remainder of the Merger Price, if any, and Incremental Price, if any (after a $500,000 reserve that may be utilized by Mr. Cameron for expenses in his capacity as stockholders' representative) will be released to the former stockholders of ENTEX promptly following the later of the resolution of the Closing Statement or the effective time of the Merger.

     Pursuant to the terms of the Merger Agreement, within thirty days following the Measurement Date, Siemens will deliver to Mr. Cameron, in his capacity as the stockholders' representative, a closing statement (the "Closing Statement") setting forth the calculation of the Merger Price, based on the balance sheet of ENTEX as of the Measurement Date. Mr. Cameron will have up to fifteen days to either approve or object to Siemens' Closing Statement. If Mr. Cameron objects to Siemens' Closing Statement, there is a dispute resolution mechanism in the Merger Agreement that contemplates resolution of any objections within forty days after Mr. Cameron's objections, although actual resolution may take longer.

     Each share of Common Stock will be entitled to receive its proportionate share of the Merger Price and Incremental Amount, if any (as calculated in the manner and at the times described above). As of March 24, 2000, there were 32,814,724 outstanding shares of Common Stock. Because the final deductions to be used in calculating the Merger Price will not be known until the Closing Statement is agreed to, and the total claims against the escrow amounts will not be finally known until the end of the respective escrow periods, ENTEX cannot determine at this time what either the Merger Price or the Merger Price per share will be. However, ENTEX estimates that the Merger Price per share (including amounts that will be subject to claims of Siemens under the Escrow Agreement and the Tax Escrow Agreement) will be between $1.20 and $1.50, and may be significantly less than such amount.

     Concurrently with the execution of the Merger Agreement, pursuant to a Stockholders Agreement, dated as of March 13, 2000 (the "Stockholders Agreement"), by and among Siemens, Acquisition, Dort A. Cameron III, the Chairman of the Board of Directors and controlling stockholder of ENTEX, ENTEX Associates L.P. ("ENTEX Associates"), an affiliate of Mr. Cameron, and John A. McKenna, Jr., the Chief Executive Officer and a Director of ENTEX (collectively, the "Principal Stockholders"), the Principal Stockholders

     o granted Acquisition an option (the "Call Option") to buy all of the shares of Common Stock owned by the Principal Stockholders at any time at the Merger Price per share (plus the Incremental Amount per share, if any);

     o agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and against any other sale, merger, consolidation or business combination with any third-party;

     o agreed to provide all notices and perform all actions necessary for the consummation of the Merger; and

     o received an undertaking from Acquisition to buy shares of Common Stock owned by the Principal Stockholders, at the option of the Principal Stockholders, under certain circumstances (the "Put Option"; and together with the Call Option, the "Options").

     In addition, Mr. Cameron agreed to exercise the rights he has (the "Drag Along Rights") to require certain other stockholders of ENTEX to sell their shares of Common Stock on the same terms as he does. If either Option is exercised, certain other ENTEX stockholders holding approximately 6,461,944 shares of Common Stock in the aggregate will be required to sell such shares of Common Stock pursuant to the Drag Along Rights. See "THE MERGER--Interests of Certain Persons in the Merger."

     The "Measurement Date" is the first to occur:

     o    the closing date with respect to the Merger (the "Closing Date"), and

     o the date shares of Common Stock are purchased pursuant to an exercise of either the Call Option or the Put Option.

     In addition, the Merger Agreement provides that, promptly after any purchase of Common Stock by Acquisition pursuant to the Stockholders Agreement, Siemens shall be entitled to designate such number of directors to the ENTEX Board of Directors as will give Siemens representation on the ENTEX Board of Directors proportionate to its ownership of the outstanding shares of Common Stock; provided, however, that prior to the effective time of the Merger, the ENTEX Board of Directors shall contain at least two members who are neither officers, directors nor designees of Siemens.

     ENTEX anticipates the Merger will take place as soon as the twentieth day following the mailing of this Information Statement.

                                    By Order of the Board of Directors,


                                    Philip F. Strassler
                                    Secretary

                        THIS IS AN INFORMATION STATEMENT.
                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE NOT REQUESTED TO SEND US A PROXY.
                DO NOT SURRENDER STOCK CERTIFICATES AT THIS TIME.

                        ENTEX INFORMATION SERVICES, INC.
                             Six International Drive
                            Rye Brook, New York 10573
                                 (914) 935-3600


                                TABLE OF CONTENTS

                                                                            Page


SUMMARY OF INFORMATION STATEMENT..............................................1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................7

OTHER AVAILABLE INFORMATION...................................................7

REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING.............................8

APPRAISAL RIGHTS..............................................................8

THE MERGER....................................................................9
         Background of the Merger.............................................9
         Approval of the Board of Directors..................................14
         Reasons for the Merger..............................................14
         Opinion of Financial Advisor........................................15
         Interests of Certain Persons in the Merger..........................23
         Certain Federal Income Tax Consequences.............................29
         Conduct of Business Following the Merger............................31
         Accounting Treatment of the Merger..................................31
         Regulatory Approval.................................................31

THE MERGER AGREEMENT.........................................................33
         Change of Directors upon Purchase of Shares Pursuant to Options.....33
         Consideration to be Received Pursuant to the Merger.................34
         Timing of Receipt by Stockholders of Merger Price...................35
         Escrow Agreement....................................................36
         Tax Escrow Agreement................................................37
         Closing Statement Procedures........................................38
         Exchange of Stock Certificates for Merger Price.....................38

         Representations and Warranties......................................39
         Certain Covenants...................................................40
         No Solicitations....................................................42
         Information Statement; Section 14(f) Materials......................43
         Conditions to Consummation of the Merger............................43
         Directors and Officers Indemnification..............................45
         Indemnification of Siemens..........................................46
         Termination; Termination Fees.......................................48
         Amendment and Waiver................................................50
         Fees and Expenses...................................................50

STOCKHOLDERS AGREEMENT.......................................................51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............53

CERTAIN INFORMATION REGARDING ENTEX..........................................55

CERTAIN INFORMATION REGARDING SIEMENS AND ACQUISITION........................56



ANNEXES

A.       Agreement and Plan of Merger
B.       Opinion of Lazard Freres & Co. LLC
C.       Escrow Agreement
D.       Tax Escrow Agreement
E.       Stockholders Agreement

                        SUMMARY OF INFORMATION STATEMENT

         The following is a summary of information contained in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and the attached Annexes. You are urged to read this Information Statement and the Annexes in their entirety.

         PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MERGER THAT WILL OCCUR IF CERTAIN CONDITIONS ARE MET.

                                     General

The Information Statement is first being mailed to holders of Common Stock on or about March 24, 2000. There are currently outstanding 32,814,724 shares of Common Stock.

         ENTEX is delivering this Information Statement in connection with the Merger. ENTEX, Siemens and Acquisition are the parties to the Merger Agreement.

                                   The Parties

ENTEX

         ENTEX is a leading provider of distributed computing management solutions to meet the support requirements of Fortune 1,000 companies and other large enterprises for their local-area networks, wide-area networks and end-users. ENTEX provides a single source for service for its customers' personal computer and server platforms, including system design, operations support and change management. ENTEX's computing management solutions include:

     o Outsourcing Services (providing managed support services for the total distributed computer infrastructure, including network management, help desk, deskside support and asset management);

     o Field Services (providing trained technicians to perform help desk and deskside support services on-site at customer locations); and

     o Consulting Services (providing analysis, design, integration, implementation and optimization services for distributed networks and technology migrations).

See "CERTAIN INFORMATION REGARDING ENTEX."

Siemens

     Siemens Corporation, a Delaware corporation ("Siemens") is a wholly-owned subsidiary of Siemens Aktiengesellshaft , a corporation organized under the laws of the Federal Republic of Germany ("Siemens AG"). Siemens AG's principal business is the design, development, manufacture and marketing of a wide variety of electrical and electronic systems. Siemens serves as the holding company for the businesses of Siemens AG in the United States, and is responsible for developing, coordinating and maintaining the overall business strategy of Siemens AG in the United States. See "CERTAIN INFORMATION REGARDING SIEMENS AND ACQUISITION."

Acquisition

     Acquisition is a newly incorporated Delaware corporation formed by Siemens for the purpose of effecting the Merger and related transactions. Acquisition is a wholly-owned subsidiary of Siemens. Other than in connection with the Merger and related transactions, Acquisition has not engages in any activities and it has no material assets or liabilities. See "CERTAIN INFORMATION REGARDING SIEMENS AND ACQUISITION."

                              Stockholder Approval
                               Previously Obtained

     As of March 15, 2000, Mr. Cameron and EXTEX Associates together owned 24,077,392 shares of Common Stock or 73.37% of the outstanding Common Stock. On March 15, 2000, Mr. Cameron and such affiliates approved the Merger and adopted the Merger Agreement. See "REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING."

                                Appraisal Rights

     A Notice of Appraisal Rights pursuant to Section 262 of the DGCL was mailed to holders of Common Stock on March 23, 2000. See "APPRAISAL RIGHTS."

                                   The Merger

Approval of the Board of Directors

     At a meeting on March 6, 2000, the Board of Directors of ENTEX unanimously determined that the terms of the Merger are fair to, and in the best interests of, ENTEX and its stockholders. The Board of Directors declared the advisability of and approved the Merger Agreement and the Merger. See "THE MERGER -- Approval of the Board of Directors."

Reasons for the Merger

     The Board of Directors of ENTEX believes that the Merger is in the best interests of ENTEX and its stockholders after considering many factors, including:

     o    the Merger Price and Incremental Amount, if any;

     o ENTEX's financial condition and prospects and the possibility of bankruptcy if ENTEX fails to enter into a transaction such as the Merger; and

     o the financial analysis presented by Lazard Freres & Co. LLC ("Lazard Freres") and its written opinion referred to below.

Opinion of Financial Advisor

     On March 6, 2000 Lazard Freres delivered its oral opinion to the ENTEX Board of Directors which was subsequently confirmed by a written opinion, dated March 13, 2000, that as of the date of such opinion the proportionate share of the Merger Price (plus the proportionate share of the Incremental Amount, if any) to be



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

received by the holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view.

     The full text of the written opinion of Lazard Freres, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is contained in Annex B. Lazard Freres provided its advisory services and its opinion for the information and assistance of the ENTEX Board of Directors in connection with its consideration of the Merger. It is not a recommendation as to how any holder of Common Stock should vote. You are urged to read the opinion in its entirety. See "THE MERGER -- Opinion of Financial Advisor."

Effective Time

     The Merger Agreement provides that the Merger will be effective when the certificate of merger is filed with the Secretary of State of Delaware (or such later time as may be specified in the certificate of merger).

Certain Federal Income Tax Consequences

     It is expected that the receipt of cash for shares of Common Stock in connection with the Merger will be treated for federal income tax purposes as a taxable transaction. Holders of Common Stock are strongly urged to consult their own tax advisors regarding the tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

Conduct of Business Following Merger

     Following the effective time of the Merger, Siemens will own 100% of ENTEX's outstanding capital stock. Accordingly, Siemens will be the sole beneficiary of any future earnings and growth of ENTEX after the effective time and will have the ability to benefit from any corporate opportunities that may be pursued by ENTEX. At the effective time of the Merger, current ENTEX stockholders (other than Siemens or Acquisition, if applicable) will no longer have any ownership interests in, or rights as stockholders of, ENTEX. Following the effective time, the current ENTEX stockholders will not benefit from any increase in the value of ENTEX or any payment of dividends on the Common Stock and will not bear the risk of any decrease in the value of ENTEX.

Accounting Treatment

     The Merger will be accounted for under the "purchase" method of accounting.

Regulatory Approval

     The completion of the Merger is conditioned upon the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976. See "THE MERGER--Regulatory Approval."

Consideration to be Received Pursuant to the Merger

     After the Merger, ENTEX, as the Surviving Corporation in the Merger, will become a wholly-owned subsidiary of Si-emens. Siemens will acquire in the Merger all of the outstanding Common Stock for an aggregate cash purchase price of $105,000,000 less the following deductions, without duplication (the "Merger Price"):

     o the amount by which ENTEX's current assets less total liabilities at the Measurement Date are less than ENTEX's current assets less total liabilities at September 26, 1999;

     o the expenses of ENTEX in connection with the Merger, including legal and financial advisor fees and expenses and bonus, severance and additional compensation costs;

     o the $12,500,000 premium which will be payable in connection with the redemption of ENTEX's 12 1/2% Senior Subordinated Notes due 2006; and

     o an amount equal to $32,200,000 less the book value of ENTEX's 5.5% Subordinated Debentures due 2007 as of the Measurement Date.

     If the effective time of the Merger occurs prior to the date letters of transmittal are first mailed to holders of Common Stock (which mailing is required to be made not later than five business days after the later of the effective time or the date the Closing Statement is finally determined), holders of Common Stock will also receive their proportionate share of the Incremental Amount. The "Incremental Amount" is an amount equal to the product of:

     o    the Merger Price; and

     o 6.5% per year from the effective time of the Merger until the date letters of transmittal are first mailed, calculated on an uncompounded basis.

See "The Merger Agreement-- Consideration to Be Received Pursuant to the
Merger."

Timing of Receipt by Stockholders of Merger Price

     The first $20,000,000 of the Merger Price and Incremental Amount, if any, will be deposited into an interest-bearing escrow pursuant to the Escrow Agreement to be entered into on the Measurement Date. The Indemnity Amount shall be held and disbursed by the escrow agent to satisfy any indemnification claims by Siemens relating to breaches of any representations, warranties or covenants in the Merger Agreement. Any of these funds not paid out to Siemens (net of escrow-related expenses) will be distributed to the former stockholders of ENTEX eighteen months following the Measurement Date, except to the extent of any unresolved indemnification claims as of such date.

     The next $20,000,000 of the Merger Price, if any, and Incremental Amount, if any, will be deposited into an interest-bearing escrow pursuant to the Tax Escrow Agreement to be entered into on the Measurement Date. The funds deposited with the tax escrow agent pursuant to the Tax Escrow Agreement are intended to provide Siemens with indemnification for losses resulting from any tax liabilities and related expenses relating to ENTEX's 1994, 1995 and 1996 fiscal years. Any of these funds not paid out to Siemens (net of escrow-related expenses) will be distributed to the former stockholders of ENTEX upon receipt of a refund currently pending before the Internal Revenue Service with respect to these tax years or other resolution of such tax matters. While the timing of the refund or other final resolution of the tax matters cannot be determined, it is not anticipated to occur prior to June 30, 2000.

     The remainder of the Merger Price, if any, and Incremental Price, if any (after a $500,000 reserve that may be used by Mr. Cameron for expenses in his capacity as stockholders' representative), will be released to the former stockholders of ENTEX promptly following the later of the resolution of the Closing Statement or the effective time of the Merger.

Closing Statement Procedures

     Pursuant to the terms of the Merger Agreement, within thirty days following the Measurement Date, Siemens will deliver to Mr. Cameron, in his capacity as the stockholders' representative, a Closing Statement setting forth the calculation of the Merger Price, based on the balance sheet of ENTEX as of the Measurement Date. Mr. Cameron will have up to fifteen days to either approve or object to Siemens' Closing Statement. If Mr. Cameron objects to Siemens' Closing Statement, there is a dispute resolution mechanism in the Merger Agreement that contemplates resolution of any objections within forty days after Mr. Cameron's objections, although actual resolution may take longer.

     Each share of Common Stock will be entitled to receive its proportionate share of the Merger Price and Incremental Amount, if any (as calculated in the manner and at the times described above). As of March 24, 2000, there were 32,814,724 outstanding shares of Common Stock. Because the final deductions to be used in calculating the Merger Price will not be known until the Closing Statement is agreed to, and the total claims against the escrow amounts will not be finally known until the end of the escrow periods, ENTEX cannot determine at this time what either the Merger Price or the Merger Price per share will be. However, ENTEX estimates that the Merger Price per share (including amounts that will be subject to claims of Siemens under the Escrow Agreement and the Tax Escrow Agreement) will be between $1.20 and $1.50, and may be significantly less than such amount.

Conditions to the Merger

     The obligations of Siemens, Acquisition and ENTEX to consummate the Merger are subject to the satisfaction of certain conditions, including no material adverse change in ENTEX's financial condition or results of operations, receipt of the necessary approvals referred to above under "--Regulatory Approval" and obtaining certain third-party consents. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."



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

Termination, Amendment and Waiver

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time, if all parties sign a written document terminating the Merger Agreement.

     The Merger Agreement may be terminated at any time prior to the Measurement Date, by either ENTEX or Siemens, if the Merger is not consummated within ninety days following the date of the Merger Agreement or if there has been a material breach of the Merger Agreement which is not cured within thirty days or is not reasonably capable of being cured within thirty days.

     The Merger Agreement may also be terminated at any time prior to the Measurement Date by Siemens if ENTEX has entered into, or has publicly announced its intention to enter into, an agreement with respect to an acquisition transaction other than the Merger or the ENTEX Board of Directors has withdrawn its approval or recommendation of the Merger Agreement. See "THE MERGER AGREEMENT -- Termination; Termination Fees."

                             Stockholders Agreement

     Mr. Cameron, EXTEX Associates and Mr. McKenna have granted to Acquisition the Call Option to purchase a total of 24,719,596 shares of Common Stock at any time at the Merger Price per share (plus the Incremental Amount per share, if any), representing approximately 75% of the outstanding shares of Common Stock as of March 24, 2000. Also, Acquisition has granted to Mr. Cameron, ENTEX Associates and Mr. McKenna the Put Option to sell their shares of Common Stock to Acquisition for the Merger Price per share (plus the Incremental Amount per share, if any) if the Securities Exchange Commission (the "Commission") reviews this Information Statement and all other conditions to the consummation of the Merger contained in the Merger Agreement are then satisfied. If either Option is exercised, the Measurement Date will be the date shares of Common Stock are purchased pursuant to such exercise. If neither Option is exercised, the Measurement Date will be the closing date with respect to the Merger, which will occur promptly upon satisfaction of the conditions to the Merger. See "STOCKHOLDERS AGREEMENT."







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




                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Information Statement contains forward-looking statements which can sometimes be identified by the use of forward-looking words such as "may," "will," "anticipate," "plan," "estimate," "expect" or "intend" or comparable terminology. These statements are subject to known and unknown risks, uncertainties and other factors, including, without limitation, ENTEX's high degree of leverage, its dependence upon the IBM Working Capital Line of Credit and the restrictive debt covenants therein, actual and potential competition and its history of fluctuations in operating results. Additional information on risk factors that could potentially affect ENTEX's financial results may be found in ENTEX's public filings with the Commission and press releases. Certain of such filings may be accessed through the Commission's web site, http://www.sec.gov.

                           OTHER AVAILABLE INFORMATION

     ENTEX is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act, ENTEX files reports, proxy statements and other information with the Commission. You may inspect and copy the reports, proxy statements and other information filed by ENTEX with the Commission at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's regional offices located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's web site. Such documents may also be requested from ENTEX at Six International Drive, Rye Brook, New York 10573, Attention: Lynne A. Burgess, Senior Vice President, General Counsel and Assistant Secretary.

     The information contained herein regarding Siemens and Acquisition has been supplied by Siemens and Acquisition. The information contained herein regarding ENTEX has been supplied by ENTEX. The delivery of this Information Statement shall not, under any circumstances, create any implication that the information contained herein is correct as of any time after the date of this Information Statement, or that there has been no change in the affairs of ENTEX since the date of this Information Statement. No person is authorized to give any information or to make any representation other than those contained in this Information Statement and, if given or made, you must not rely upon such information or representation.

                REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

     Under the DGCL and ENTEX's certificate of incorporation, the affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and Merger. Pursuant to Section 228 of the DGCL, any action required by the General Corporation Law of the State of Delaware to be taken at any meeting of ENTEX stockholders may be taken without a meeting, without prior notice and without a vote of the ENTEX stockholders if a written consent, setting forth the action to be taken, is signed by the holders of a majority of the votes entitled to be cast at such meeting of stockholders.

     On March 15, 2000, Mr. Cameron and ENTEX Associates owned approximately 24,077,392 shares of the 32,814,724 outstanding shares of Common Stock, representing 73.37% of the outstanding shares of Common Stock. This gave Mr. Cameron and such affiliates the effective power to approve or disapprove any corporate action submitted to a vote of ENTEX's stockholders regardless of how other ENTEX stockholders may vote. On March 15, 2000, Mr. Cameron and such affiliates executed and delivered to ENTEX a written consent approving the Merger and adopting the Merger Agreement.

     The Merger Agreement provides that the Merger will become effective at such time as the certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware (or such later time as may be specified in the certificate of merger). Rule 14c-2(b) of the Exchange Act requires that this Information Statement be sent to stockholders at least twenty calendar days prior to the earliest date on which the Merger may be effective.

                                APPRAISAL RIGHTS

     A notice of appraisal rights pursuant to Section 262 of the DGCL was mailed to holders of Common Stock on March 23, 2000 in connection with the mailing of an information statement to ENTEX stockholders pursuant to Section 14(f) of the Exchange Act. Section 262 states that the failure of a stockholder to deliver a written demand for appraisal within twenty days after the date of mailing of a notice of appraisal rights results in the loss of such appraisal rights. [More than twenty days have passed since such notice of appraisal rights was mailed to the ENTEX stockholders.] As of the date of this Information Statement, holders of [ ] shares of Common Stock have demanded appraisal of their shares.

                                   THE MERGER

Background of the Merger

     At the end of the first quarter of fiscal 1999, ENTEX's results of operations began to be adversely affected by declining revenues and margins from its product business. In part to address the declining performance of the product business, in November 1998, ENTEX reorganized its operations by creating two operating units: ENTEX Technology Acquisition Services Division (the "TAS Division"), which would operate ENTEX's product business; and ENTEX Services Division, which would operate ENTEX's services business. The reorganization was intended to allow each division to focus on anticipating trends and capitalize on new market opportunities within the its respective market. Despite the reorganization, however, the TAS Division continued to suffer from increasing competitive pressure during fiscal 1999.

     On May 10, 1999, ENTEX sold substantially all of the assets of the TAS Division (other than accounts receivable) to CompuCom Systems, Inc. for $137,400,000. These proceeds, together with the proceeds from the unsold accounts receivable, were used to repay debt. Despite the repayment of debt with these proceeds, ENTEX continued to have substantial debt relative to its cash flow. On May 10, 1999, IBMCC and ENTEX entered into an amendment to the IBMCC Working Capital Line of Credit to permit ENTEX to borrow up to $20,000,000 in excess of what was available to ENTEX under its collateral availability formula (the "IBMCC Overadvance") until November 10, 1999, by which time it was expected that cash from continuing operations, together with collection of the TAS Division receivables, would be sufficient to repay borrowings in excess of the borrowing base.

     During May 1999, following the sale of the TAS Division, management of ENTEX held discussions with representatives of Lazard Freres, ENTEX's financial advisor, to discuss the strategic alternatives available to ENTEX given its high leverage, capital requirements, financial condition and prospects. Lazard Freres advised management that, in its judgment, public or private equity financing would likely not be obtainable by ENTEX on commercially reasonable terms. From June through August 1999, ENTEX management, working with Lazard Freres, developed a list of potential parties who might be interested in a business combination with ENTEX.

     On March 1, 1999, representatives of Siemens met with representatives of ENTEX to discuss potential business alliances or joint ventures. On April 30, 1999, representatives of Siemens met again with representatives of ENTEX to further discuss potential business alliances or joint ventures. At this meeting, ENTEX agreed to allow Siemens to undertake a due diligence evaluation of ENTEX's technical capabilities.

     On June 1, 1999, Siemens and ENTEX entered into a confidentiality agreement.

     On June 3, 1999, John Loveland, Executive Vice President of Siemens IT Service, and Steve Wiltsher, Vice President, Business Development of Siemens IT Service, visited certain of ENTEX's facilities. On June 15, 1999, a technical review team from Siemens visited certain ENTEX facilities and performed a due diligence review of ENTEX's technical capabilities. Following this due diligence review of technical capabilities, Siemens and ENTEX agreed to meet in Munich, Germany to finalize a course of action, if any, with respect to a potential business alliance or joint venture.

     On July 8, 1999, Kenneth A. Ghazey, the President and a Director of ENTEX, and David Howarth, the Director of International Business of ENTEX, met in Munich with Mr. Loveland, Mr. Wiltsher, Rudi Lamprecht, President of Siemens' Information and Communications Product Group, Paul A. Stodden, President and CEO of Siemens IT Service, and other representatives of Siemens. During this meeting, the discussions between the parties evolved from a potential joint venture or business alliance to an outright acquisition of ENTEX by Siemens. At this meeting, the representatives of ENTEX agreed to provide Siemens with additional information in order to enable Siemens to prepare a preliminary valuation of ENTEX.

     On August 3, 1999, a meeting of the Board of Directors of ENTEX was held at which the Board evaluated and discussed the strategic alternatives available to ENTEX in light of its financial condition and prospects. In connection with this discussion, Mr. Ghazey reported to the Board on the status of discussions with Siemens. In addition, Mr. Ghazey discussed with the Board a list of other potential parties who might be interested in a business combination with ENTEX. The Board discussed the potential advantages and disadvantages of conducting an "auction" process for the sale of ENTEX and concluded that such a process would engender significant risks to ENTEX's business as a result of possible negative reactions by employees, creditors and customers if they were to become aware that ENTEX was seeking to sell the company, particularly if such process were unsuccessful. In connection with the discussion of potential acquirors, it was the consensus of the Board that ENTEX would likely not be an attractive acquisition candidate for financial buyers or other buyers without a strong strategic need to enter into the services business conducted by ENTEX. Accordingly, it was the consensus of the Board that management focus its efforts on soliciting interest from those potential acquirors who would be likely to have a strong strategic interest in acquiring ENTEX. It was the consensus of the Board that management continue to pursue an acquisition transaction with Siemens.

     As a result of the discussions between Siemens and ENTEX having evolved towards an acquisition transaction, on August 11, 1999, Siemens and ENTEX executed a new confidentiality agreement more appropriate for such a transaction.

     During the week of August 16, 1999, representatives of Siemens conducted a due diligence review of ENTEX's operational capabilities and financial information in connection with its preliminary valuation of ENTEX.

     On September 13, 1999, Mr. Ghazey and Dort A. Cameron, III, ENTEX's Chairman of the Board and controlling stockholder, met in London, England with Mr. Stodden, Mr. Lamprecht and Karl-Heiz Seibert, each of whom is an executive officer of affiliates of Siemens, to discuss the status and results to date of Siemens' financial due diligence review and the progress of their valuation process. Following this meeting, Siemens requested the opportunity to receive management presentations prior to finalizing its preliminary valuation. On September 24, 1999, Mr. Stodden, Ernst-Ferdinand Wachter, Chief Financial Officer of Siemens IT Service, and Mr. Loveland, received presentations from certain members of ENTEX management. On September 28, 1999, representatives of Lazard Freres and representatives of Morgan Stanley Dean Witter, financial advisor to Siemens, met to discuss and finalize Siemens' preliminary valuation of ENTEX. By letter dated September 29, 1999, Mr. Stodden informed Mr. Ghazey of Siemens' preliminary valuation of ENTEX. On October 1, 1999, Mr. Ghazey, after consultation with other ENTEX Board members and its advisors, informed Mr. Stodden that ENTEX was willing to proceed towards an acquisition transaction on the basis of Seimens' preliminary valuation, including allowing Siemens to undertake a comprehensive due diligence review of ENTEX.

     During September 1999, Mr. Ghazey had discussions with members of senior management of a company ("Company A") that was identified by management of ENTEX and Lazard Freres as a party that could have a strong strategic interest in acquiring ENTEX. On October 7, 1999, Company A and ENTEX entered into a confidentiality agreement.

     From October 18, 1999 through November 5, 1999, Siemens and its legal and financial advisors conducted a comprehensive due diligence review of ENTEX.

     On October 24, 1999, Mr. Ghazey, Mr. McKenna and certain operations personnel of ENTEX met with representatives of Company A to further discuss Company A's interest in acquiring ENTEX.

     On November 2, 1999, a meeting of the Board of Directors of ENTEX was held at which Mr. Ghazey reported to the Board on the status of the sales process with Siemens and the discussions with Company A. It was the consensus of the Board that management continue the sale process with Siemens and the discussions with Company A.

     At November 9, 1999, ENTEX had not generated sufficient cash flow to repay debt under the IBMCC Working Capital Line of Credit such that it would be in compliance with the borrowing base to become effective on November 10, 1999. On November 9, 1999, IBMCC agreed to extend the IBMCC Overadvance until November 30, 1999.

     On November 18, 1999, Company A conducted a due diligence review of ENTEX's financial information in connection with its preliminary valuation of ENTEX.

     On November 23, 1999, Mr. Cameron, Mr. Ghazey and Mr. McKenna met with Mr. Lamprecht, Mr. Stodden, Mr. Seibert and John Breeman, Siemens' Director of Corporate Development, to discuss the economic terms and structure of a proposed acquisition transaction and issues arising out of Siemens' comprehensive due diligence review, including Siemens' concerns regarding the IRS audits of ENTEX's 1994, 1995 and 1996 fiscal years. At this meeting, the parties agreed to continue to address the issues arising from Siemens' due diligence review and to have their respective legal counsel prepare documentation with respect to an acquisition transaction.

     At November 30, 1999, ENTEX had not generated sufficient cash flow to repay debt under the IBMCC Working Capital Line of Credit such that it would be in compliance with the borrowing base to become effective on November 30, 1999. On November 30, 1999, IBMCC agreed to extend the IBMCC Overadvance until December 7, 1999. On December 7, 1999 IBMCC further extended the IBMCC Overadvance until December 17, 1999, and thereafter until December 21, 1999.

     On December 10, 1999, a special meeting of the Board of Directors of ENTEX was held at which Mr. Ghazey and Mr. McKenna reported to the Board on the status of the negotiations with Siemens and the discussions with Company A. The Board also discussed ENTEX's cash flow difficulties and impending expiration of the IBMCC Overadvance.

     On December 14, 1999, counsel for Siemens distributed initial drafts of a merger agreement and related documentation to ENTEX and its counsel. During the week of December 20, 1999, Mr. Ghazey and Mr. Breeman discussed the business issues raised by the initial drafts of the merger agreement and related documentation.

     On December 21, 1999, ENTEX and IBMCC executed an amendment to the IBMCC Working Capital Line of Credit to extend the termination of the IBMCC Overadvance until March 31, 2000. As a condition to such extension, Mr. Cameron was required to guarantee up to $20,000,000 of ENTEX's obligations to IBMCC and agreed to purchase from IBMCC an option to purchase Common Stock. See "--Interests of Certain Persons in the Merger -- Cameron Guarantee of IBMCC Working Capital Line of Credit."

     On January 10, 2000, ENTEX provided to Siemens detailed mark-ups of the draft merger agreement and related documentation.

     During January 2000, Mr. Ghazey held discussions with two other companies ("Company B" and "Company C") which had expressed an interest in acquiring ENTEX. On

January 31, 2000, Company B executed a confidentiality agreement and was provided information to enable it provide a preliminary valuation of ENTEX.

     On February 1, 2000, Company A informed Mr. Ghazey that it was not interested in acquiring ENTEX as a whole, but might be interested in acquiring one of ENTEX's line of businesses. Mr. Ghazey discussed Company A's response with Mr. Cameron and other members of the ENTEX Board and Lazard Freres. It was determined that a sale of the consulting business was not a viable alternative because it was not a stand-alone business and there was substantial doubt concerning the ability to consummate such a sale and because of serious concerns regarding the ability of the remainder of ENTEX to operate as a viable business, or be sold, without the consulting business.

     On February 1, 2000 and February 2, 2000, representatives of Siemens and ENTEX, together with their legal and financial advisors, met to negotiate the business issues raised in the initial drafts and markups of the merger agreement and related documentation. At these meetings, Siemens reiterated its concerns regarding any exposure for income tax payments relating to the audits of ENTEX's 1994, 1995, 1996 fiscal years, and required that final resolution of such audits or insurance against any such payments would be a condition to the merger.

     From February 3, 2000 through early March 2000, representatives of Siemens and ENTEX, and the respective legal and financial advisors, continued to negotiate the merger agreement and related documentation, as well as the documentation for insurance with respect to the tax matters discussed above.

     During the first week of February 2000, each of Company B and Company C notified Mr. Ghazey that it had determined not to proceed with a transaction involving ENTEX.

     On March 3, 2000, a special meeting of the Board of Directors of ENTEX was held at which Mr. Ghazey updated the Board as to the status of the transaction with Siemens and the decisions of Company B and Company C not to proceed with a transaction. At this meeting, counsel for ENTEX discussed with the Board the terms of the Merger Agreement and related documentation (which had been previously distributed to Board members). In addition, at the meeting, Lazard Freres discussed with the Board the analyses it would be using in evaluating the fairness, from a financial point of view, of the consideration to be received in the Merger. Mr. Ghazey also updated the Board with respect to ENTEX's January results of operations and estimated February results of operations, which indicated a continuing decline in ENTEX's business. It was the consensus of the Board that ENTEX reach a definitive agreement with Siemens as soon as possible.

     On March 6, 2000, a special meeting of the Board of Directors of ENTEX was held at which the Board unanimously determined that the terms of the Merger are fair to, and in the best interests of, ENTEX and its stockholders and unanimously approved the Merger Agreement and the Merger.

Approval of the Board of Directors

     On March 6, 2000, the ENTEX Board of Directors determined that the terms of the Merger are fair to, and in the best interests of, ENTEX and its stockholders, declared the advisability of the Merger Agreement, unanimously approved the Merger and recommended that stockholders vote to approve the Merger and adopt the Merger Agreement.

Reasons for the Merger

     The ENTEX Board of Directors has unanimously recommended that the ENTEX stockholders approve and adopt the Merger Agreement and the Merger. The ENTEX Board of Directors, in its consideration of the Merger Agreement, received presentations from and/or reviewed the terms and conditions of the Merger Agreement, Escrow Agreement and Tax Escrow Agreement with members of ENTEX's management, ENTEX's counsel and ENTEX's financial advisor, Lazard Freres. After such review, the ENTEX Board of Directors concluded that the Merger will afford the ENTEX stockholders the most value for their shares of Common Stock, as compared with the possibility of another potential business combination becoming available to ENTEX or with ENTEX continuing to operate as an independent entity, which could result in liquidation or bankruptcy of ENTEX if it failed to enter into a transaction such as that proposed by Siemens. In deciding that the consideration to be received pursuant to the Merger is fair to the ENTEX stockholders, the ENTEX Board of Directors considered the following factors:

     o the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger Price and Incremental Amount (if any);

     o a comparison of the proposed Merger with the alternatives available to ENTEX, including pursuing possible alternative transactions or remaining independent;

     o ENTEX's need for additional financing in order to sustain its operations and the likelihood of adverse financial consequences, such as the possibility of bankruptcy or liquidation, in the event that a transaction such as that proposed by Siemens was not promptly entered into;

     o the process followed by management in soliciting alternative transactions and the failure of this process to result in other proposals that would justify pursuit;

     o information concerning ENTEX's historical financial performance, current financial condition, business operations and prospects;

     o the fact that the terms of the Merger Agreement were the result of arm's length negotiations between representatives of ENTEX and Siemens;

     o the fact that Mr. Cameron, the controlling stockholder of ENTEX, was strongly supportive of the Merger; and

     o    the fairness opinion of ENTEX's financial advisor, Lazard Freres.

     The ENTEX Board of Directors also considered certain risks and uncertainties relating to consummation of the Merger, principally relating to ENTEX's ability to conduct its operations without a material adverse change until the earlier of an exercise of the Put Option or the consummation of the Merger. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the Merger Agreement, the ENTEX Board of Directors did not find it practical to assign relative weights to the factors considered in reaching its decision, and, therefore, the ENTEX Board of Directors did not quantify or otherwise attach relative weights to the specific factors considered by it. On the basis of the foregoing factors, the ENTEX Board of Directors concluded that the proposed Merger with Acquisition would afford the ENTEX stockholders greater value for their shares of Common Stock than was likely to be realized by them through the other available alternatives and, accordingly, was fair to, and in the best interests of, the ENTEX stockholders.

Opinion of Financial Advisor

     The following is a summary of the opinion of Lazard Freres, a copy of which is attached to this Information Statement as Annex B.

     On March 6, 2000 Lazard Freres delivered its oral opinion to the ENTEX Board of Directors which was subsequently confirmed by a written opinion, dated March 13, 2000, that as of the date of such opinion the Merger Price Per Share (as defined) (plus the Incremental Amount Per Share, if any) (as defined) to be received by the holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Lazard Freres assumed, with the consent of the ENTEX Board of Directors, that the full amount of the funds deposited in escrow pursuant to the Escrow Agreement and the Tax Escrow Agreement will comprise a portion of the Merger Price Per Share.

     The full text of the written opinion of Lazard Freres dated March 13, 2000, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is contained in Annex B. Lazard Freres provided its advisory services and its opinion for the information and assistance of the ENTEX

Board of Directors in connection with its consideration of the Merger. The Lazard Freres opinion is not a recommendation as to how any holder of Common Stock should vote at the ENTEX meeting. Stockholders of ENTEX are urged to read such opinion in its entirety.

     In connection with its opinion, Lazard Freres reviewed, among other things:

     o    the Merger Agreement;

     o the Stockholders Agreement, dated as of March 13, 2000, by and among Siemens, Acquisition. and the persons listed on the signature pages thereto;

     o    historical business and financial information relating to ENTEX;

     o a number of financial forecasts and other data relating to the business and financial performance of ENTEX provided by its management;

     o public information with respect to a number of companies in lines of businesses believed to be generally comparable to that of ENTEX; and

     o the financial terms of a number of business combinations involving companies in lines of business believed to be generally comparable to that of ENTEX.


     Lazard Freres held discussions with members of the senior management of ENTEX regarding its businesses, future prospects, and strategic objectives. Lazard Freres also reviewed other such information and conducted such other financial studies, analyses and investigations that it considered appropriate.

     Lazard Freres relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it. Lazard Freres did not assume any responsibility for (i) any independent verification of such information, (ii) any independent valuation or appraisal of any of the properties, assets or liabilities of ENTEX, or (iii) any opinion concerning the solvency or fair value (within the context of solvency) of ENTEX. Lazard Freres assumed that the financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of ENTEX's management as to the financial performance of ENTEX. For purposes of its analysis, Lazard Freres, with the consent of ENTEX's Board of Directors, considered the risks and uncertainties associated with ENTEX achieving its management's financial forecasts in the amounts and at the times contemplated thereby. Lazard Freres has assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

     Lazard Freres was not requested to participate in the process of soliciting interest from any party with respect to an acquisition of the outstanding Common Stock of ENTEX, ENTEX or its constituent businesses. Its opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to ENTEX.

     Lazard Freres' opinion was necessarily based on accounting standards and economic, monetary, market and other conditions as in effect on, and information made available to Lazard Freres as of, the date of its opinion. In rendering its opinion, Lazard Freres assumed, with the consent of ENTEX's Board of Directors, that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by ENTEX, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on ENTEX.

     The following is a summary of the material financial analyses used by Lazard Freres in connection with providing its March 13, 2000 written opinion to the ENTEX Board of Directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Lazard Freres, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Lazard Freres' financial analyses.

          (1) Public Market Valuation of Selected Companies. Lazard Freres reviewed and compared publicly available and projected financial, operating and stock market information of companies in lines of businesses believed to be comparable to those of ENTEX. Lazard Freres selected the following traditional systems integrator companies and the following IT services/staffing companies for comparison because they are publicly traded companies with certain operations that for purposes of analysis may be considered similar to certain operations of ENTEX:


     The selected traditional systems integrator companies consisted of:

     o    American Management Systems,

     o    Answer Think,

     o    Cambridge Technology,

     o    Diamond Technology,

     o    IMRS Global,

     o    Keane, and

     o    Whitman Hart.


     The selected IT Services/Staffing companies consisted of:

     o    Alternative Resources Corp.,

     o    CIBER,

     o    Complete Business Solutions,

     o    Computer Horizons,

     o    Computer Task Group,

     o    Mastech,

     o    Modis Professional,

     o    Renaissance, and

     o    Syntel.


     Lazard Freres calculated and compared various financial multiples and ratios for the selected companies based on Institutional Broker's Estimate System median estimates as of February 18, 2000 for the selected companies and using financial data for ENTEX based on management's projections. The multiples for the selected companies were calculated using closing per share prices as of February 18, 2000 and the multiples for ENTEX were calculated using an enterprise value of $270,000,000, which equals the equity value of ENTEX plus net debt consisting of $196,500,000 of net debt plus $12,500,000 for the cash premium to redeem the Notes plus $12,000,000 for the fair value adjustment related to other debentures. With respect to both the selected traditional systems integrator companies and the selected IT services/staffing companies, Lazard Freres considered enterprise value as a multiple of:

     o    estimated 2000 and estimated 1999 net revenues,

     o estimated 2000 and estimated 1999 earnings before interest, taxes, depreciation and amortization, sometimes referred to as EBITDA,

     o estimated 2000 and estimated 1999 earnings before interest and taxes, sometimes referred to as EBIT, and

     o    estimated 2000 and estimated 1999 price to earnings per share ratio.


         The results of these analyses are summarized in the following charts.

         Enterprise Value as a Multiple of:   ENTEX          Traditional System         Traditional System
                                                             Integrators -- Group       Integrators -- Range
                                     Median
         ------------------------------------ -------------- -------------------------- ---------------------------
         Net Revenues
         2000E                                0.59x          1.72x                      0.79x-7.27x
         1999E                                0.56x          1.73x                      0.95x-11.07x

         ------------------------------------ -------------- -------------------------- ---------------------------
         EBITDA
         2000E                                26.1x          20.6x                      6.6x-37.9x
         1999E                                31.4x          33.0x                      8.1x-58.5x

         ------------------------------------ -------------- -------------------------- ---------------------------
         EBIT
         2000E                                NM             25.6x                      7.8x-40.5x
         1999E                                NM             36.3x                      9.9x-100.1x

         ------------------------------------ -------------- -------------------------- ---------------------------
         Price/EPS
         2000E                                NM             33.0x                      12.8x-100.7x
         1999E                                NM             39.3x                      15.5x-137.4x
         ------------------------------------ -------------- -------------------------- ---------------------------


         Enterprise Value as a Multiple of:   ENTEX          IT Services/Staffing       IT Services/Staffing
                                                             Companies -- Group Median  Companies -- Range
         ------------------------------------ -------------- -------------------------- ---------------------------
         Net Revenues
         2000E                                0.59x          0.91x                      0.30x-2.40x
         1999E                                0.56x          0.98x                      0.32x-2.58x

         ------------------------------------ -------------- -------------------------- ---------------------------
         EBITDA
         2000E                                26.1x          9.4x                       4.2x-17.8x
         1999E                                31.4x          10.7x                      5.3x-18.5x

         ------------------------------------ -------------- -------------------------- ---------------------------
         EBIT
         2000E                                NM             10.9x                      6.1x-19.3x
         1999E                                NM             13.3x                      8.0x-20.1x

         ------------------------------------ -------------- -------------------------- ---------------------------
         Price/EPS
         2000E                                NM             18.3x                      10.5x-27.8x
         1999E                                NM             20.9x                      13.7x-36.7x
         ------------------------------------ -------------- -------------------------- ---------------------------

     (2) Selected Precedent Transactions Analysis. This analysis was undertaken to provide information regarding the Merger consideration based upon a comparison of the financial terms of the Merger with the financial terms of several other business combinations in the computer services industry. Lazard Freres analyzed certain information relating to selected transactions since 1996 in the computer services industry. Lazard Freres compared the following transactions:

     o PinkRoccade NV's (Netherlands) transaction with ASZ (Gac Holding BV) announced in January 2000;

     o Lucent Technologies' transaction with International Network Services announced in August 1999;

     o CompuWare Corp.'s transaction with Data Processing Resources announced in June 1999;

     o    Getronics transaction with Wang Global announced in May 1999;

     o Welsh, Carson Anderson & Stowe's transaction with BancTec Inc. announced in April 1999;

     o Titan Corporation's transaction with Advanced Communication Systems announced in December 1998;

     o    InaCom's transaction with Vanstar announced in October 1998; and

     o Donaldson, Lufkin & Jenrette Inc.'s transaction with DecisionOne Holdings announced in May 1997.


     Lazard Freres calculated and compared for each of the selected precedent transactions total enterprise value as a multiple of:

     o    latest twelve months net revenues,

     o    latest twelve months EBITDA, and

     o    latest twelve months EBIT.


     Lazard Freres also calculated and compared for each of the selected precedent transactions equity value as a multiple of:

     o    latest twelve months net income.

     The following tables present the results of this analysis, each as compared to the corresponding values indicated for ENTEX as of February 18, 2000.

         Enterprise Value as a Multiple of:   ENTEX          Selected Precedent       Selected Precedent
                                                             Transactions-- Range     Transactions-- Group
                                                                                      Median
         ------------------------------------ -------------- ------------------------ ------------------------
         Latest Twelve Months Net Revenues
                                              0.56x          0.35x-10.27x             1.13x

         ------------------------------------ -------------- ------------------------ ------------------------
         Latest Twelve Months EBITDA
                                              31.4x          7.1x-53.5x               10.2x

         ------------------------------------ -------------- ------------------------ ------------------------
         Latest Twelve Months EBIT            NM             12.3x-64.0x              13.3x

         ------------------------------------ -------------- ------------------------ ------------------------


   ------------------------------------ --------------- -------------------------- --------------------------
   Equity Value as a Multiple of:       ENTEX           Selected Precedent         Selected Precedent
                                                        Transactions-- Range       Transactions-- Group
                                                                                   Median
   ------------------------------------ --------------- -------------------------- --------------------------
   Latest Twelve Months Net Income      NM              13.1x-112.3x               22.0x

   ------------------------------------ --------------- -------------------------- --------------------------

          (3) Discounted Cash Flow Analysis. Lazard Freres performed a discounted cash flow analysis to analyze the present value of ENTEX's projected cash flow for the years 2000 through 2004, inclusive, the present value of the projected 2004 terminal enterprise value, and the theoretical total enterprise value of ENTEX under the following scenario:

     o utilizing ENTEX's management projections for 2000 and extended assumptions for 2001 through 2004 based upon the assumption of an 18% growth rate in sales and constant margins as per management's estimates for the fourth quarter in 2000. From the time that management provided Lazard Freres with the projections, ENTEX's performance has continued to deteriorate.


     Lazard Freres applied discount rates ranging from 13.0% to 17.0% and multiples of estimated EBITDA ranging from 9.0x to 11.0x, to derive the present value of ENTEX's projected cash flow for the years 2000 through 2004 ranging from:

     o    $23,600,000 to $26,000,000.

     Lazard Freres applied the same discount rates and multiples of estimated EBITDA to derive the present value of the projected 2003 terminal enterprise value ranging from:

     o    $159,500,000 to $232,000,000.


     Lazard Freres applied the same discount rates and multiples of estimated EBITDA to derive the theoretical total enterprise value of ENTEX ranging from:

     o    $183,100,000 to $258,000,000.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Lazard Freres' opinion. In arriving at its fairness determination, Lazard Freres considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to ENTEX or the Merger. The analyses were prepared solely for purposes of Lazard Freres' providing its opinion to ENTEX's Board of Directors as to the fairness from a financial point of view of the Merger Price Per Share (plus Incremental Amount Per Share, if any) to be received by the holders of ENTEX Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of ENTEX, Lazard Freres or any other person assumes responsibility if future results are materially different from those forecast. As described above, Lazard Freres' opinion to ENTEX's Board of Directors was one of many factors taken into consideration by ENTEX's Board of Directors in making its determination to approve the Merger Agreement. This summary is not a complete description of the analysis performed by Lazard Freres and is qualified by reference to the written opinion of Lazard Freres set forth in Annex B.

     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the ENTEX Board of Directors because of its expertise and its reputation in investment banking and its familiarity with ENTEX. Lazard Freres is familiar with ENTEX, having provided certain investment banking services to ENTEX in the past, including having acted as investment banker to EN-

TEX in connection with the sale of its products business to CompuCom Systems, Inc. in 1999 and as managing underwriters of the Notes in 1998 and in connection with such transactions Lazard Freres has received fees customary for such services rendered.

     Lazard Freres provides a full range of financial advisory and security services, and in the course of its trading and market making activities, may from time to time effect transactions and hold securities, including derivative securities, of ENTEX or Siemens for its own account and for the accounts of its customers. As of the date of its opinion, Lazard Freres held approximately $8,750,000 in principal amount of the Notes, which were purchased at a significant discount to principal amount. The Board of Directors of ENTEX, in connection with the Merger, informed Lazard Freres that it intends to call the Notes for redemption at the principal amount plus accrued interest and a premium of 12 1/2%.

     Pursuant to a letter agreement dated November 4, 1999, ENTEX engaged Lazard Freres to act as its investment banker in connection with the possible sale of ENTEX, sale of a controlling interest in ENTEX or sale of a subsidiary or division of ENTEX to another corporation or business entity which might take the form of a merger or sale of assets or equity securities or other interests. Pursuant to the terms of the letter agreement, ENTEX has agreed to pay Lazard Freres a fee of $2,000,000 upon the closing of the Merger. ENTEX has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Lazard Freres against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

Share Ownership

     Mr. Cameron, ENTEX's Chairman of the Board of Directors and controlling stockholder, owns 2,669,653 shares of Common Stock. In addition, ENTEX Associates, L.P. owns 21,407,739 shares of Common Stock. Mr. Cameron is the sole stockholder of The Putnam Group, Inc., the general partner of ENTEX Associates (the "Putnam Group"). Two of the limited partners of ENTEX Associates, Airlie Associates and Airlie Associates II, are general partnerships whose partners consist of Mr. Cameron's relatives. The other limited partners of ENTEX Associates are business associates of Mr. Cameron. Mr. Cameron has voting and dispositive power over the shares of Common Stock held by ENTEX Associates and, accordingly, may be deemed to have beneficial ownership with respect to these shares of Common Stock.

     Mr. McKenna owns 642,204 shares of Common Stock. R. Randolph Devening, a member of the Board of Directors, owns 21,315 shares of Common Stock. Linwood A. Lacy, Jr., a member of the Board of Directors, owns 39,620 shares of Common Stock. Frank W. Miller, a member of the Board of Directors, owns 21,264 shares of Common Stock. Ms. Lynne Burgess, ENTEX's Senior Vice President and General Counsel, owns 96,333 shares of Common Stock.

Stockholders' Agreements

     On December 10, 1993, ENTEX Holdings, Inc., a Delaware corporation ("Holdings"), Mr. Cameron, ENTEX Associates, and certain members of Holdings then current management (who are collectively referred to as the "Participants") entered into the Stockholders' Agreement (as amended, the "ENTEX Stockholders' Agreement") in connection with the sale and purchase of shares of common stock (the "Original Shares") of Holdings by the Participants. The ENTEX Stockholders' Agreement is binding on ENTEX as the successor corporation of Holdings, and all obligations of the Participants and certain of Mr. Cameron's affiliates relating to the Original Shares of Holdings now relate to the Common Stock.

     Pursuant to the ENTEX Stockholders' Agreement, Mr. Cameron was granted certain of the Drag Along Rights. If Mr. Cameron, ENTEX Associates, each Affiliate (as defined by Rule 405 under the Exchange Act, as in effect on December 10, 1993) of Mr. Cameron and each member of Mr. Cameron's family and trust for the benefit of Mr. Cameron or any member of his family (collectively, the "Cameron Affiliates") propose to sell or exchange all of their shares of Common Stock in a bona fide arm's length transaction, Mr. Cameron, at his option, may require that each Participant and his or her Permitted Transferees (which includes the spouse or children of such individuals, or a trust for the benefit of one or more of such persons) sell all of their shares of Common Stock in the same transaction. Also, if stockholder approval of the transaction is required, Mr. Cameron may require that each Participant and his or her Permitted Transferees vote their shares of Common Stock in favor of such transaction. In any such transaction, the Participants and their Permitted Transferees shall receive for their shares the identical consideration payable per share of Common Stock to all other holders of shares of Common Stock. In connection with the Merger and pursuant to the Stockholders Agreement, if either the Call Option or the Put Option is exercised, Mr. Cameron will exercise these Drag Along Rights as required by the Stockholders Agreement.

     On March 8, 2000, IBM Commercial Credit ("IBMCC") exercised a warrant to purchase 333,350 shares of Common Stock which was issued in November 1994 pursuant to a warrant agreement, dated as of November 15, 1994 among IBMCC, Holdings and ENTEX (the "IBMCC Warrant Agreement"). The IBMCC Warrant Agreement grants Drag Along Rights to Mr. Cameron. If either Option is exercised, IBMCC will be required to sell its shares of Common Stock pursuant to these Drag Along Rights. On July 2, 1998, ENTEX, ENTEX Associates, Mr. Cameron and CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC") entered into a stock purchase agreement (the "CIBC Stock Purchase Agreement") whereby ENTEX Associates and Mr. Cameron sold 1,131,222 shares of Common Stock in the aggregate to CIBC. The CIBC Stock Purchase Agreement granted Drag Along Rights to

Mr. Cameron with respect to these shares. If either Option is exercised, CIBC will be required to sell its shares of Common Stock pursuant to these Drag Along Rights.

Cameron Guarantee of IBMCC Working Capital Line of Credit

     ENTEX has financed a significant portion of its working capital needs under a working capital line of credit (the "IBMCC Working Capital Line of Credit"). The IBMCC Working Capital Line of Credit provides for borrowings of up to $100,000,000, of which $80,900,000 was owed to IBMCC as of March 15, 2000 on an interest-bearing basis and was classified as notes payable. On December 21, 1999, ENTEX executed an amendment to the IBMCC Working Capital Line of Credit to extend to March 31, 2000 its existing overadvance from its previously scheduled termination date of December 21, 1999. The overadvance permits ENTEX to borrow up to $20,000,000 in excess of what would otherwise have been allowed under the collateral formula in the IBMCC Working Capital Line of Credit. IBMCC also agreed to modify the financial covenants in the IBMCC Working Capital Line of Credit. Simultaneously with the execution of the amendment of the IBMCC Working Capital Line of Credit, Mr. Cameron guaranteed up to $20,000,000 of ENTEX's obligations to IBMCC, and purchased from IBMCC an option (the "IBMCC Option") to purchase 1,851,850 shares of Common Stock held by Mr. Cameron. The purchase price for the IBMCC Option was $3,000,000 in cash, payable not later than March 31, 2000, and an additional amount equal to the excess, if any, of 1,851,850 multiplied by the highest per share price of Common Stock obtained by Mr. Cameron or any of his affiliates during the period ending one year after the execution of the IBMCC Option purchase agreement over the initial $3,000,000 amount. The additional amount, if any, is payable upon the consummation of any subsequent transaction in which more than 50% of the Common Stock is sold. If no such sale occurs within the one-year period, the original IBMCC Option will be reinstated with the aggregate exercise price increased by $3,000,000. In connection with the Merger, Mr. Cameron will purchase the IBMCC Option from IBMCC. Pursuant to the Merger Agreement, Siemens is obligated to repay in full all amounts outstanding under the IBMCC Working Capital Line of Credit promptly following the earlier of the purchase of Common Stock pursuant to the exercise of either Option or the Effective Time, thereby releasing Mr. Cameron from his guarantee.

Employment Agreements

     ENTEX has entered into agreements with certain of its officers, including:
Mr. Cameron, Chairman of the Board of Directors; Mr. McKenna, ENTEX's Chief Executive Officer; and Kenneth A. Ghazey, ENTEX's President.

     Mr. McKenna's severance agreement provides that upon a Severance Event (as defined below) he will be entitled to a payment equal to twelve times his monthly compensation as of the date of termination (including his bonus or any variable compensation at 100% of target).

A "Severance Event' is defined as (i) a termination for any reason other than cause or as a result of his death, disability or voluntary resignation or (ii) a change of control which results in a reduction of his base compensation, a reduction in the level of authority or scope of responsibilities or relocation. Mr. McKenna's severance agreement terminates on August 6, 2000.

     In addition, ENTEX has entered into an agreement with Mr. McKenna under which he will receive a transition payment of $500,000 upon consummation of the Merger or the exercise of either Option, provided that (i) he remains an active employee of ENTEX through the consummation of the Merger or the exercise of either Option and (ii) he executes an employment agreement with Siemens and certain other related documents.

     Mr. Ghazey's employment agreement provides that upon (i) the termination of his employment by ENTEX for other than cause or as a result of death, disability or voluntary resignation, (ii) a change of control (as defined below) or (iii) a unilateral decrease in his aggregate compensation, benefits and incentive package which is not uniformly applied to all other senior executive officers, he will be entitled to one year's base salary at the then current rate and all incentive compensation earned but not paid under the Management Incentive Plan then in effect. In addition, ENTEX has entered into an agreement with Mr. Ghazey under which he will receive a payment of $700,000 upon consummation of the Merger or exercise of either Option, provided that in the reasonable judgment of the Board of Directors of ENTEX, he materially participated in the change in control transaction. The agreement also provides that Mr. Ghazey will not enter into a competing business or solicit customers or employees of ENTEX for two years from the date he receives such payment. Mr. Ghazey has also agreed not to disclose confidential information of ENTEX and, for no additional charge to ENTEX, to consult with and assist ENTEX and any acquiring company in effecting the transition of management for a period of thirty days following the change in control. As a condition to receipt of payments under the agreement, Mr. Ghazey will be required to execute a release of claims he may have against ENTEX.

     Mr. Cameron's employment agreement is effective until July 1, 2001. Such agreement provides for an initial annual base salary of $400,000 and participation in ENTEX's existing and future long-term incentive plans at a level determined by the Board of Directors. ENTEX will provide hospitalization, medical, dental and health coverage to Mr. Cameron and his spouse following the termination of his employment agreement for the remainder of their lives or until comparable coverage is obtained from another employer or until comparable coverage can be obtained at commercially reasonable rates, up to a maximum actual cost to ENTEX of $1,500,000. In addition, upon (i) death, (ii) disability or (iii) termination of his employment by ENTEX without cause or termination by Mr. Cameron for Good Reason (as defined below), Mr. Cameron will be entitled to receive his base salary at the then current rate for the longer of (x) the remainder of the term of his employment agreement (without regard to the earlier termination) and (y) one year. Mr. Cameron is subject to a covenant not to compete until three years following the termination of his employment.

     A "change of control" for purposes of Mr. McKenna's agreement is defined as an event in which Mr. Cameron and the Cameron Affiliates no longer own voting securities of ENTEX entitled to cast a majority of votes for election of the ENTEX Board of Directors. The Merger or purchase of shares of Common Stock upon the exercise of either Option will result in a change of control for purposes of Mr. McKenna's agreement. A "change of control" for purposes of Mr. Ghazey's agreement is defined as a transfer of ownership or control of more than 50% of all of the assets or shares of ENTEX. The Merger or the purchase of shares of Common Stock pursuant to the exercise of either Option will result in a change of control for purposes of Mr. Ghazey's agreement. For purposes of Mr. Cameron's employment agreement, for "Good Reason" means a termination of Mr. Cameron's employment agreement by Mr. Cameron following a reduction in his annual base salary, a material alteration in his authority or responsibilities, the failure to elect or continue Mr. Cameron as Chairman of the Board of Directors, the failure to maintain directors and officers liability insurance covering Mr. Cameron or a material breach of his employment agreement by ENTEX. Pursuant to the Merger Agreement, Mr. Cameron's employment will be terminated for "Good Reason" for purposes of his employment agreement immediately prior to the earlier of the date either Option is exercised or the Effective Time.

     In addition to the existing employment agreements described above, ENTEX has, at the request of Siemens, entered into agreements with certain of ENTEX's executive officers, including: Mr. McKenna; Mr. Paul Madarasz, ENTEX's Chief Operating Officer; and Ms. Shirley Mehta, ENTEX's Vice President and Controller (each, an "Employee"). The effectiveness of each of these agreements is contingent upon the occurrence of the exercise of either Option or the Effective Time.

     Mr. McKenna's agreement provides that he will receive (i) an initial annual salary of $450,000, (ii) a target annual incentive bonus of $225,000 for fiscal 2000, (iii) a retention bonus of $450,000, provided that he remains employed with ENTEX through one year after the effectiveness of the employment agreement and (iv) a car allowance of $14,000 for each calendar year, prorated for this calendar year to reflect the actual number of full months that he works for ENTEX after the effectiveness of the employment agreement. In addition, Mr. McKenna will retain the title of Chief Executive Officer.

     Mr. Madarasz's agreement provides that he will receive (i) an initial annual salary of $275,000, (ii) a target annual incentive bonus of $137,500 for fiscal 2000, (iii) a retention bonus of $300,000, provided that he remains employed with ENTEX through one year after the effectiveness of the employment agreement and (iv) a car allowance of $7,200 for each calendar year, prorated for this calendar year to reflect the actual number of full months that he works for ENTEX after the effectiveness of the employment agreement. In addition, Mr. Madarasz will retain the title of Chief Operating Officer.

     Ms. Mehta's agreement provides that she will receive (i) an initial annual salary of $200,725, (ii) a target annual incentive bonus of $100,365 for fiscal 2000 and (iii) a retention bonus of $200,000, provided that she remains employed with ENTEX through one year after the effectiveness of the employment agreement. In addition, Ms. Mehta will retain the title of Vice-President-Controller.

     Each of these employment agreements provides that any incentive amounts earned during the fiscal year will be based on the business results of ENTEX and the number of full months the Employee was employed by ENTEX during this period. For subsequent fiscal years, the Employee's annual incentive target award will be determined and earned based on goals, terms, conditions and formula established by the Compensation Committee of the Board of Directors. In addition, each of the employment agreements provides that the Employee will be eligible to participate in ENTEX's future long-term incentive plans that may be established after the effectiveness of the employment agreement at a level determined by the Compensation Committee of the Board of Directors and in the employee benefit plans that are currently available to the other executives of ENTEX. If within one year of the effectiveness of the employment agreement the Employee's employment with ENTEX is involuntarily terminated for reasons other than for cause (as defined below) or the Employee voluntarily terminates his or her employment with ENTEX for good reason (as defined below), the Employee will be paid a prorated portion of the retention bonus based upon the number of full calendar months he or she is employed with ENTEX after the effectiveness of the employment agreement. If the Employee's employment with ENTEX is involuntarily terminated for reasons other than for cause or he or she voluntarily terminates his or her employment with ENTEX for good reason, in lieu of any other severance payments that may otherwise be due to the Employee under ENTEX's separation programs, the Employee will be eligible to receive his or her applicable one year's base salary as described above plus his or her applicable annual target incentive bonus described above. In addition, the Employee will be eligible to receive COBRA coverage for twelve months at a cost to ENTEX of up to $12,000 and outplacement assistance provided by a mutually acceptable outplacement service provider at a cost to ENTEX of up to $30,000. The provisions regarding voluntary termination of employment due to good reason shall not apply after one year from the effectiveness of the employment agreement. In addition, the severance provisions shall not apply and no severance payment shall be made if the Employee's termination of employment is due to his or her death, disability or retirement on or after age sixty-five. Further, the Employee's procurement of his or her severance rights are contingent upon the Employee executing a separation and general release waiving potential claims arising out of his or her employment or cessation of employment, in a form satisfactory to ENTEX. Each agreement is also contingent upon the Employee signing (i) a non competition and non solicitation agreement which provides that he or she will not enter into a competing business or solicit customers, employees or independent contractors of ENTEX for one year from the date that he or she shall cease to be an employee of ENTEX and its affiliates and (ii) an employee patent and secrecy agreement pursuant to which he or she agrees not to disclose confidential information or the trade secrets of ENTEX and that certain inventions, intellectual property and semiconductor designs which are conceived by the Employee, alone or with others, shall belong to ENTEX.

     For purposes of Mr. McKenna's, Mr. Madarasz's and Ms. Mehta's agreement, for "cause" means: (a) a continued and willful failure by the Employee to substantially perform his or her duties, which failure constitutes a gross neglect of his or her duties; (b) the Employee's commission of an act of fraud or embezzlement or an act which the Employee knew to be in gross violation of his or her duties to ENTEX; (c) a felony conviction, guilty plea to a felony change or plea of nolo contendere to a felony change by the Employee; (d) breach of any non competition and non solicitation agreement, patent and secrecy agreement, confidentiality agreement or business conduct guidelines which apply to the Employee's employment with ENTEX. For purposes of Mr. McKenna's, Mr. Madarasz's and Ms. Mehta's agreement, "good reason" shall solely mean, without exception, the occurrence without the Employee's consent after the effectiveness of the employment agreement and prior to the first anniversary of the effectiveness of the employment agreement, of any of the following: (a) requiring the Employee to be based at any location outside of (i) a fifty mile radius, for Messrs. McKenna and Madarasz or (ii) a thirty five mile radius for Ms. Mehta, of his or her location immediately after the effectiveness of the employment agreement except for reasonably required travel on job-related business; (b) a reduction in his or her base salary; (c) a reduction in his or her target annual incentive award opportunity; or (d) exclusion from eligibility for participation in otherwise applicable executive benefit plans of ENTEX.

     In addition, ENTEX's Board of Directors has informed Mr. Madarasz and Ms. Mehta that they will receive a payment of $137,500 and $100,363, respectively, upon the consummation of the Merger or exercise of either Option; provided that the Merger or exercise of either Option occurs before June 30, 2000 and that he or she, respectively, remains an active employee of ENTEX through the consummation of the Merger or the exercise of either Option.

Certain Federal Income Tax Consequences

     The receipt of cash pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for federal income tax purposes, each ENTEX stockholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Merger and the stockholder's aggregate tax basis in the shares of Common Stock converted in the Merger. Gain or loss will be calculated separately for each "block" of Common Stock (i.e., each group of shares of Common Stock having the same tax basis and holding period) so converted.

     If shares of Common Stock are held by an ENTEX stockholder as capital assets, gain or loss recognized by the stockholder with respect to the shares will be capital gain or loss, which, in the case of non-corporate stockholders, generally will be long-term capital gain or loss subject to a maximum rate of 20% if the stockholder's holding period for the shares exceeds one year and will be short-term capital gain or loss with respect to shares held one year or less. Long-term capital gains recognized by a corporate stockholder will be taxed at a maximum federal marginal tax rate of 35%. The utilization of capital losses generally is limited.

     Under the federal income tax backup withholding rules, unless an exemption applies, withholding will be required of 31% of all payments to which a stockholder is entitled pursuant to the Merger, unless the stockholder provides or has provided a tax identification number. Each holder of Common Stock should complete and sign any substitute Form W-9 (which may be included as part of the letter of transmittal which will subsequently be distributed to ENTEX stockholders), unless an applicable exception exists and is proved in a satisfactory manner or unless ENTEX already has such information in its possession. Stockholders that are corporations are not subject to backup withholding. Any amounts withheld generally will be allowed as a credit against the stockholder's federal income tax liability for the year.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES AND MAY NOT BE APPLICABLE WITH RESPECT TO COMMON STOCK RECEIVED UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, OR WITH RESPECT TO STOCKHOLDERS WHO ARE SUBJECT TO SPEICAL TAX TREATMENT UNDER THE CODE, SUCH AS BANKS, INSURANCE COMPANIES OR OTHER FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, NON-U.S. PERSONS, DEALERS IN SECURITIES, PERSONS THAT HOLD SHARES OF COMMON STOCK THROUGH PARTNERSHIPS OR OTHER PASS THROUGH ENTITIES, AND PERSONS WHO HOLD THEIR SHARES AS PART OF A HEDGE AGAINST CURRENCY RISK, OR AS PART OF A CONSTRUCTIVE SALE, STRADDLE OR CONVERSION TRANSACTION. THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY APPLY TO STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Conduct of Business Following the Merger

     Following the effective time of the Merger, Siemens will own 100% of ENTEX's outstanding capital stock. Accordingly, Siemens will be the sole beneficiary of any future earnings and growth of ENTEX after the effective time of the Merger and will have the ability to benefit from any corporate opportunities that may be pursued by ENTEX. At the effective time of the Merger, current ENTEX stockholders (other than Siemens or Acquisition, if applicable) will cease to have any ownership interests in, or rights as, stockholders of ENTEX. Following the effective time of the Merger, the current ENTEX stockholders will not benefit from any increase in the value of ENTEX or any payment of dividends on the Common Stock and will not bear the risk of any decrease in the value of ENTEX.

     As a result of the Merger, ENTEX will be a privately held corporation and a wholly-owned subsidiary of Siemens. In addition, registration of the Common Stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement under the proxy rules of Regulation 14A of furnishing a proxy or information statement in connection with stockholder meetings, no longer applicable to ENTEX. After the effective time of the Merger, ENTEX will no longer be required to file periodic reports with the Commission in connection with the Common Stock.

Accounting Treatment of the Merger

     The Merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired, and ENTEX's results will be included in Siemens' consolidated financial statements from and after the effective time of the Merger.

Regulatory Approval

     Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") and the rules of the Federal Trade Commission (the "FTC") relating to the HSR Act, the shares of Common Stock cannot be purchased pursuant to either Option and the Merger cannot be completed until premerger notification and report forms have been filed and required information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC, and a specified waiting period has expired or been terminated. ENTEX and Siemens each filed their respective premerger notification and report forms under the HSR Act on March 17, 2000. The waiting period specified under the HSR Act will expire or be terminated not later than April 16, 2000, unless a request for additional information and documentary materials (the "Second Request") is made. If, within the initial thirty-day waiting period, either the Antitrust Division or the FTC makes a Second Request concerning the Merger, the waiting period will be extended and would expire at 11:59 p.m.,

New York City time, on the twentieth calendar day after the date of substantial compliance by Siemens and ENTEX with such request. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, such waiting period may be extended only by court order or with the consent of either party. In practice, complying with a Second Request can take a significant amount of time. In addition, if the Antitrust Division or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay consummation of the transaction with such negotiations continue.

     The Merger Agreement provides that all waiting periods under the HSR Act must have expired or been terminated in order to purchase shares of Common Stock pursuant to either Option or complete the Merger.

     At any time before or after the Effective Time, the Antitrust Division or the FTC could, if deemed necessary or desirable to do so, act under the federal antitrust laws and seek to enjoin completion of the Merger or seek the divestiture of substantial assets of ENTEX or Siemens. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period having expired or been terminated, any state attorney general of a state where ENTEX or Siemens has operations also could take action under its state antitrust laws to enjoin completion of the Merger or seek divestiture of substantial assets. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances.

     ENTEX and Siemens believe that the Merger will comply with federal and state antitrust laws. However, there can be no assurance that a challenge to the Merger will not be made or that, if made, ENTEX and Siemens would prevail or would not be required to accept conditions, including divestitures, in order to complete the Merger.

     Other than the expiration or earlier termination of the relevant waiting periods under the HSR Act (and the filing with the Secretary of the State of Delaware of the certificate of merger), there are no material regulatory approvals from or any filings with any governmental entities required to complete the Merger.

                              THE MERGER AGREEMENT

     The following is a summary of material provisions of the Merger Agreement, a copy of which is attached to this Information Statement as Annex A and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. Capitalized terms used but not otherwise defined in this Information Statement shall have the meaning set forth in the Merger Agreement.

Change of Directors upon Purchase of Shares Pursuant to Options

     If shares of the Common Stock are purchased pursuant to the exercise of either Option, and from time to time thereafter so long as Acquisition, Siemens and Siemens' other direct or indirect wholly-owned subsidiaries, collectively, continue to hold shares of Common Stock in an amount at least equal to a majority of the outstanding voting power of ENTEX's capital stock, Siemens shall be entitled to designate such number of directors (the "Siemens Designees"), rounded up to the next whole number, on the ENTEX Board of Directors, each subsidiary and each standing committee thereof as is equal to the product of the total number of directors on the ENTEX Board of Directors, such subsidiary and such committee (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned by Siemens or its wholly-owned subsidiaries bears to the total number of shares of Common Stock then outstanding.

     ENTEX shall, upon the request of Siemens, promptly take all actions necessary to cause the Siemens Designees to be so elected, including, if necessary, increasing the size of the ENTEX Board of Directors or such subsidiary or using its best efforts to obtain the resignations of one or more existing directors of ENTEX or such subsidiary; provided, however, that prior to the effective time of the Merger (the "Effective Time"), the ENTEX Board of Directors and each subsidiary shall contain at least two members who are neither officers, directors nor Siemens Designees.

     ENTEX's obligations to appoint Siemens Designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act of and Rule 14f-1 promulgated thereunder. ENTEX shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under the Merger Agreement and shall distribute to its stockholders promptly following the execution and delivery of the Merger Agreement such written material as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under the Merger Agreement (the "14(f) Material"). On March 23, 2000, the 14(f) Material was distributed to ENTEX stockholders.

Consideration to Be Received Pursuant to the Merger

     Each issued and outstanding share of Common Stock (other than the shares owned by ENTEX as treasury stock, Siemens, Acquisition, any direct or indirect wholly-owned subsidiary of Siemens or Acquisition and Dissenting Shares, if any) shall be converted into the right to receive an amount (the "Merger Price Per Share") equal to the quotient of (x) the Adjusted Acquisition Price (as defined below) divided by (y) the number of shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Amount"); provided, however, that in no event shall the aggregate Merger Price exceed the sum of (i) $66,942,037 plus (ii) the aggregate amount in cash received by ENTEX after the date of the Merger Agreement and prior to the Effective Time upon the exercise of outstanding employee stock options.

     If the Effective Time occurs prior to the date letters of transmittal are first mailed to the holders of Common Stock in accordance with the terms of the Merger Agreement (which requires such mailing to occur within five days of the Initial Distribution Date (as defined)), an additional cash amount per share of Common Stock shall be received upon conversion of each share in the Merger in an amount equal to product of (x) the Merger Price Per Share and (y) 6.5% per year from the Effective Time until the date letters of transmittal are first mailed, calculated on an uncompounded basis (the "Incremental Amount Per Share").

     All such shares of Common Stock shall no longer be outstanding and shall be cancelled automatically and shall cease to exist. Each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive, subject to the terms of the Escrow Agreement, the Tax Escrow Agreement and the Merger Agreement, the Merger Price Per Share and, if applicable, the Incremental Amount Per Share, upon the surrender of such stock certificates in accordance with the Merger Agreement, without interest.

     The term "Adjusted Acquisition Price" shall be (i) $105,000,000 minus (ii) the Closing Liquid Net Worth Adjustment (as defined below) plus (iii) an additional amount equal to the product of (x) the amount determined pursuant to the preceding clauses (i) and (ii) times (y) 6.5% per year from the Measurement Date to the Effective Time, calculated on an uncompounded basis.

     "Closing Liquid Net Worth Adjustment" shall be the amount by which ENTEX's Closing Liquid Net Worth is less than $(165,685,000).

     "Closing Liquid Net Worth" shall be the amount, computed as of the Measurement Date and in a manner consistent with the methods used in the preparation of the financial statements of ENTEX at or for the period ended September 26, 1999 and as specified in the Merger Agreement, equal to ENTEX's current assets (net of reserves) minus all of its liabili-ties, including for this purpose (whether or not required by generally accepted accounting principles or otherwise to be accrued) an accrual for the full amount of all amounts due or to become due on the part of ENTEX or any subsidiary of ENTEX in connection with or by reason of the transactions contemplated by the Merger Agreement, including without limitation (i) those related to attorneys, accountants, investment bankers, financial advisers and other professionals,
(ii) all obligations in respect of bonuses, severance or additional compensation payable to officers, directors, employees and consultants (it being understood that liabilities under "double trigger" change-of-control provisions shall not be included as liabilities for purposes of calculating Closing Liquid Net Worth unless both triggers have occurred prior to the Measurement Date), (iii) the Notes Redemption Premium (as defined below) and (iv) if applicable, one-half of the premium for the insurance policy purchased in connection with the procurement of insurance policies procured as part of the Tax Insurance Election (as defined).

     "Measurement Date" shall be the first to occur of (i) the Closing Date, and
(ii) the date shares of Common Stock are purchased pursuant to the exercise of either Option.

     "Notes Redemption Premium" shall be (i) an amount in respect of the Subordinated Debentures equal to $32,200,000 less the book value of the Subordinated Debentures on the Measurement Date plus (ii) the excess of (x) the amount required to be expended by Siemens or its affiliates to repurchase or redeem all of the Notes, over (y) the aggregate outstanding principal amount of the Notes on the Measurement Date plus (iii) the reasonable costs and expenses (including fees and expenses of advisors and legal counsel) incurred or to be incurred in connection with repurchasing, redeeming or otherwise repaying the Notes and Subordinated Debentures. The Notes Redemption Premium shall not include any amount paid by Siemens to repurchase any debt security that is in excess of the contractual repurchase or redemption price for such security (including any premium or penalty) that will be payable following the Merger.

Timing of Receipt by Stockholders of Merger Price

     The first $20,000,000 of the aggregate Merger Price and Incremental Amount, if any, (the "Indemnity Amount") will be deposited into an interest-bearing escrow pursuant to the Escrow Agreement to satisfy any indemnification claims by Siemens relating to breaches of any representations, warranties or covenants in the Merger Agreement. Any of these funds not utilized for such purposes (net of escrow-related expenses) will be paid to the former ENTEX stockholders eighteen months following the Measurement Date pursuant to the terms of the Escrow Agreement and Merger Agreement, except to the extent of any unresolved indemnification claims as of such date. See "--Escrow Agreement."

     The next $20,000,000 of the aggregate Merger Price, if any, and Incremental Amount, if any (the "Tax Indemnity Amount"), will be deposited into an interest-bearing escrow to satisfy any tax liabilities and related expenses relating to ENTEX's 1994, 1995 and 1996 fiscal years pursuant to the Tax Escrow Agreement. Any of these funds not utilized for such purposes (net of escrow-related expenses) will be paid to the former ENTEX stockholders upon receipt of a refund currently pending before the Internal Revenue Service with respect to these tax years or other resolution of such tax matters. While the timing of the refund or other definitive resolution of these tax matters cannot be determined, it is not anticipated to occur prior to June 30, 2000. See "-- Tax Escrow Agreement."

     The remainder of the aggregate Merger Price, if any, and Incremental Amount, if any (after a $500,000 reserve that may be utilized by Mr. Cameron for expenses in his capacity as Stockholders' Representative), will be released to the former stockholders of ENTEX promptly following the later of the resolution of the Closing Statement or the Effective Time.

Escrow Agreement

     Pursuant to the Merger Agreement, ENTEX, Siemens, ChaseMellon Shareholder Services, LLC (in such capacity, the "Escrow Agent") and Mr. Cameron, as the Stockholders' Representative, will enter into the Escrow Agreement on the Measurement Date. On the date (the "Initial Distribution Date") which is the later to occur of (i) the date which the Closing Statement is finalized or (ii) the Effective Time, Siemens shall deposit the Indemnity Amount with the Escrow Agent. The Indemnity Amount will be held and disbursed in accordance with the terms of the Escrow Agreement and the terms of the Merger Agreement to satisfy any indemnification claims by Siemens, its employees, agents, directors, officers, subsidiaries and its affiliates, and the employees, agents, directors, officers and subsidiaries of its affiliates, for losses incurred as a result of a breach of any representation, warranty or covenant in the Merger Agreement.

     Unless otherwise directed in writing by Siemens and the Stockholders' Representative, the Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the escrow fund, in bonds or other fixed-income securities, the interest on which is not subject to U.S. federal income tax (including alternative minimum tax) or to New York City or New York State income tax; or if such securities are not available for purchase, in obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than ninety days (or, if earlier, the date any remaining amount of the escrow fund is released to the holders of Common Stock); provided that such bonds or other obligations are rated at least A by Moody's Investors Service, Inc. ("Moody's") and A by Standard & Poor's Corporation ("S&P").

     Eighteen months after the Measurement Date, the Escrow Agent will release the remaining portion of the escrow fund not distributed to Siemens in satisfaction of an indemni-fied claim minus (i) any incremental income taxes paid by Siemens in respect of earnings on the escrow fund, (ii) any amount still subject to an indemnity claim by Siemens, and (iii) fees and expenses of the Escrow Agent, to the former holders of Common Stock as of the Effective Time pursuant to the Merger Agreement.

     A copy of the Escrow Agreement is attached hereto as Annex D and is incorporated herein by reference.

Tax Escrow Agreement

     Pursuant to the Merger Agreement, ENTEX, Siemens, ChaseMellon Shareholder Services, L.L.C. (in such capacity, the "Tax Escrow Agent") and Mr. Cameron, as the Stockholders' Representative, will enter into the Tax Escrow Agreement on the Measurement Date, if ENTEX elects to procure an insurance policy paid in full covering the Tax Matters (as defined below) (the "Tax Insurance Election"). As of the date of the Information Statement, ENTEX intends to make the Tax Insurance Election. On the Initial Distribution Date, Siemens shall deposit with Tax Escrow Agent the Tax Indemnity Amount, to be held and disbursed in accordance with the provisions of the Tax Escrow Agreement. The funds deposited with the Tax Escrow Agent pursuant to the Tax Escrow Agreement are intended to provide Siemens with indemnification for losses resulting from the outcome of the matters described in a revenue agent report that was submitted to the U.S. Congressional Joint Committee on Taxation on January 5, 2000, and certain state and local tax matters related thereto (collectively, the "Tax Matters"), following the audit of ENTEX with respect to the fiscal 1994, 1995 and 1996 tax years conducted by the Internal Revenue Service.

     Unless otherwise directed in writing by Siemens and the Stockholders' Representative, the Tax Escrow Agent shall invest and reinvest the tax escrow fund in bonds or other fixed-income securities, the interest on which is not subject to U.S. federal income tax (including alternative minimum tax) or to New York City or New York State income tax; or if such securities are not available for purchase, in obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than ninety days (or, if earlier, the date any remaining amount of the tax escrow fund is released to the holders of Common Stock as a result of resolution of the Tax Matters or the final expiration of all limitation periods); provided that such bonds or other obligations are rated at least A by Moody's and A by S&P.

     Within five days of final resolution of the Tax Matters, the Tax Escrow Agent shall transfer to Siemens the amount of the assessment, if any, by the Internal Revenue Service. At that time the Tax Escrow Agent also will release any remaining portion of the Tax Indemnity Amount minus (i) any incremental income taxes paid by Siemens in respect of earnings on the Tax Indemnity Amount,
(ii) any costs and expenses incurred by Siemens or the Stockholders'

Representative in connection with any action, proceeding or claim relating solely to the Tax Matters if funds covering such expenses were not previously transferred to such party by the Tax Escrow Agent, and (iii) fees and expenses of the Tax Escrow Agent. The remaining portion of the Tax Indemnity Amount will be released (i) first, to the Stockholders' Representative for costs and expenses of up to $500,000 incurred as a result of Mr. Cameron serving as Stockholders' Representative and which have not been previously reimbursed, and
(ii) second, to the former holders of Common Stock as of the Effective Time.

     The Tax Escrow Agreement is attached hereto as Annex C and is incorporated herein by reference.

Closing Statement Procedures

     No later than thirty days after the Measurement Date, Siemens is required to deliver to Mr. Cameron, as the Stockholders' Representative, the Closing Statement setting forth the balance sheet of ENTEX as of the Measurement Date and Siemens' calculation of the Adjusted Acquisition Price. If Mr. Cameron, in his capacity as Stockholders' Representative, agrees with the Closing Statement, the Adjusted Acquisition Price shall be deemed final and the applicable portions of the Adjusted Acquisition Price are to be deposited with the institution selected as payment agent (the "Payment Agent"). If, however, Mr. Cameron, in good faith, disagrees with the calculation of the Adjusted Acquisition Price set forth in the Closing Statement, the parties shall attempt to negotiate a resolution. If the parties are unable to resolve the disagreement within ten days, a mutually acceptable, nationally recognized independent accounting firm may then be appointed to resolve the disputed items and make a determination with respect thereto. The determination by the independent accounting firm will be made within thirty days after such selection. Within five days of receipt of the independent accounting firm's determination by Siemens and ENTEX, the applicable portions of the Adjusted Acquisition Price are to be delivered to the Payment Agent, the Escrow Agent, the Stockholders' Representative and/or the Tax Escrow Agent, as the case may be. Accordingly, the Merger Agreement contemplates resolution of any dispute over the Closing Statement within forty days of Mr. Cameron's objections, although actual resolution may take longer.

Exchange of Stock Certificates for Merger Price

     Within five business days after the Initial Distribution Date, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Payment Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the Merger Price Per Share, if any, and Incremental Amount Per Share, if any, deposited with the Payment Agent on the Initial Distribution Date. Upon surrender of a certificate to the Payment Agent, together with such letter of transmittal, duly executed and completed in accordance with its terms, the holder of such certificate shall be entitled to receive in exchange therefor a check representing such portion, if any, of the Merger Price Per Share and Incremental Amount Per Share, if any, per share of Common Stock represented thereby, and the certificate so surrendered shall be cancelled. Except as otherwise provided in the Merger Agreement, the Tax Escrow Agreement or the Escrow Agreement, in no event shall the holder of any certificate be entitled to receive interest on any funds to be received pursuant to the Merger. Until surrendered, each certificate shall be deemed at all times after the Effective Time to represent only the right to receive the Merger Price Per Share and the Incremental Amount Per Share, if any.

     DETAILED INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF COMMON STOCK BY THE PAYMENT AGENT PROMPTLY FOLLOWING THE INITIAL DISTRIBUTION DATE. HOLDERS OF COMMON STOCK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES TO THE PAYMENT AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT FOR SHARES OF COMMON STOCK WILL BE MADE TO FORMER HOLDERS OF SHARES OF COMMON STOCK AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE PAYMENT AGENT OF THEIR STOCK CERTIFICATES AND OTHER REQUIRED DOCUMENTS.

Representations and Warranties

     In the Merger Agreement, ENTEX has made to Siemens and Acquisition various representations and warranties, subject to identified exceptions, with respect to, among other things: (i) due organization, valid existence and good standing of ENTEX and its subsidiaries; (ii) capital structure of ENTEX and its subsidiaries; (iii) authorization, execution, delivery and enforceability of the Merger Agreement; (iv) absence of conflicts under ENTEX's certificate of incorporation or by-laws, required consents or approvals and violations of instruments or law; (v) filing of all documents and financial statements with the Commission and the accuracy of information contained therein; (vi) books and records containing a true and complete record, in all material respects, of all actions taken at meetings and by written consent in lieu of meetings of stockholders; (vii) financial statements of ENTEX included in documents filed with the Commission complying as to form in all material respects with applicable accounting requirements and were prepared in accordance with generally accepted accounting principles; (viii) absence of undisclosed liabilities; (ix) existence of valid leaseholds on real property leased or subleased by ENTEX or a subsidiary; (x) material contracts; (xi) litigation;
(xii) violations of applicable law; (xiii) intellectual property; (xiv) tax matters; (xv) employee benefit plans; (xvi) environmental matters; (xvii) insurance policies; (xviii) absence of material adverse events or changes; (xix) accuracy of the information, other than information supplied by Siemens and Acquisition, included in this Information Statement and 14f Material; and (xx) the absence of broker and other similar fees except for those of Lazard Freres.

     In the Merger Agreement, Siemens and Acquisition have made to ENTEX various customary representations and warranties, subject to identified exceptions, with respect to, among other things, (i) due organization, valid existence and good standing; (ii) authorization, execution, delivery and enforceability of the Merger Agreement; (iii) conflicts under certificate of incorporation or by-laws, required consents or approvals and violations of instruments or law; (iv) litigation; (v) absence of broker and other similar fees except for those of Morgan Stanley Dean Witter; (vi) accuracy of the information supplied by Siemens and Acquisition included in this Information Statement and the 14f Material; and
(vii) financing arrangements.

Certain Covenants

     Pursuant to the Merger Agreement, ENTEX has agreed that, during the period from the date of the Merger Agreement to the Measurement Date (except as expressly contemplated or permitted by the Merger Agreement or to the extent that Siemens otherwise consented to in writing), each of ENTEX and its subsidiaries shall (i) carry on its respective operations according to its ordinary and usual course of business and consistent with past practice in all material respects and (ii) use all commercially reasonable efforts to preserve intact in all material respects present business organizations and reputation; keep available the services of key officers and employees; maintain assets and properties in good working order and condition, ordinary wear and tear excepted; maintain insurance on tangible assets and businesses in such amounts and against such risks and losses as are currently in effect; preserve relationships with customers and suppliers and others having significant business dealings with them; and comply in all material respects with all laws and orders of all applicable governmental or regulatory authorities.

     In addition, (except as expressly contemplated or permitted by the Merger Agreement or to the extent that Siemens otherwise consented in writing) from the date of the Merger Agreement to the Measurement Date, neither ENTEX nor its subsidiaries will, without the prior written consent of Siemens: (i) amend or propose to amend its certificate of incorporation or by-laws except for amendments required by the Merger Agreement or which do not or will not adversely affect Siemens or Acquisition; (ii) declare or pay any dividend or distribution on any shares of its capital stock; (iii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of capital stock or any warrants, options or similar rights with respect thereto other than the issuance of shares pursuant to the exercise of options or warrants outstanding on the date of the Merger Agreement; (iv) acquire any business or any corporation, partnership, association or other business organization or division thereof or oth-erwise acquire or agree to acquire any assets other than in the acquisition of assets in the ordinary course of business consistent with past practice; (v) other than dispositions in the ordinary course of business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties; (vi) except to the extent required by applicable law, (a) permit any material change in (1) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (2) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (b) make any material tax election or settle or compromise any material income tax liability with any governmental or regulatory authority;
(vii) except to the extent such incurrence would not be in violation of or require disclosure pursuant to the terms of the Merger Agreement, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowing are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money; (viii) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate (other than in accordance with its terms) any Benefit Plans (as defined in the Merger Agreement) or other agreement, arrangement, plan or policy between ENTEX and one or more of its directors, officers, employees or consultants, or increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan or arrangement in effect as of the date of the Merger Agreement; (ix) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of ENTEX; (x) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets in excess of $50,000 with respect to each such capital expenditure or commitment and not more than $1,000,000 in the aggregate; (xi) waive or agree to any extension of any limitations period in respect of Taxes (as defined in the Merger Agreement); (xii) make any change in the lines of business in which it participates or is engaged; (xiii) enter into any material contract or agreement which would require the consent of the other party thereto to consummate the transactions contemplated by the Merger Agreement; (xiv) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing actions; or (xv) take any action or omit to take any action which would result in a material breach, violation or inaccuracy of any representation, warranty, covenant or agreement of ENTEX made in the Merger Agreement.

     Also, until the Measurement Date, ENTEX is to confer on a regular and frequent basis with Siemens and/or its affiliates with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise Siemens, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any governmental or regulatory authority (or communication indicating the same may be contem-plated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have a materially adverse affect on the ability of ENTEX to consummate the Merger.

     Pursuant to the Merger Agreement, Siemens has agreed to provide funds, on or promptly following the Measurement Date, to repay or cause to be repaid the Notes and all amounts due and owing to IBMCC under the IBMCC Working Capital Line of Credit.

No Solicitations

     Until the Measurement Date, ENTEX shall not authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of ENTEX to, directly or indirectly, initiate, solicit, encourage, or, unless the Board of Directors believes, after consultation with outside legal counsel, that the failure to take such actions would constitute a breach of the fiduciary duties of the Board of Directors, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (as defined below), by any person, or group (a "Potential Acquiror"); provided, however, that (i) ENTEX may furnish or cause to be furnished information concerning ENTEX and its businesses, properties or assets to a Potential Acquiror, (ii) ENTEX may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, ENTEX may make disclosure to holders of Common Stock and may recommend such proposal or offer to holders of Common Stocks and (iv) following receipt of a proposal or offer for an Acquisition Transaction, the Board of Directors may enter into an agreement in principle or a definitive agreement with respect to such Acquisition Transaction, but in each case referred to in the foregoing clauses
(i) through (iv) only to the extent that the Board of Directors shall have first concluded in good faith after consultation with outside legal counsel that such action is necessary or appropriate because failure to take such action would constitute a breach of the fiduciary duties owed by the Board of Directors to the holders of Common Stock under applicable law; and provided, further, that the Board of Directors shall not take or permit ENTEX to take any of the foregoing actions referred to in clauses (i) through (iv) without prior written notice to Siemens with respect to such action.

     ENTEX shall promptly inform Siemens, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction that it receives and the identity of the Potential Acquiror. ENTEX will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of the Merger Agreement with respect to any Acquisition Transaction. An "Acquisition Transaction" means any merger, consolidation or other business combination involving ENTEX, or any acquisition in any manner of all or a substantial portion of, the equity of, or all or a substantial portion of the assets of, ENTEX, whether for cash, securities or any other consideration or combination thereof, other than pursuant to the transactions contemplated by the Merger Agreement.

Information Statement; Section 14(f) Materials

     The Merger Agreement requires ENTEX to prepare an Information Statement relating to the Merger and its approval by ENTEX's stockholders satisfying the requirements of Regulation 14C promulgated under the Exchange Act. From and after the date of the Merger Agreement, ENTEX is required to (i) prepare and file the preliminary Information Statement in a form reasonably acceptable to Siemens with the Commission, (ii) use its best efforts to respond to and resolve any comments made by the Commission with respect to the preliminary Information Statement and (iii) cause the definitive Information Statement to be mailed to its stockholders at the earliest practicable time.

     The Merger Agreement also requires ENTEX to prepare the 14(f) Material. From and after the date of the Merger Agreement, ENTEX is required to (i) prepare, furnish to the ENTEX stockholders and file with the Commission in a form reasonably acceptable to Siemens the 14(f) Material and (ii) use its best efforts to respond to and resolve any comments of the Commission with the respect to the 14(f) Material.

Conditions to Consummation of the Merger

     The obligations of Siemens and Acquisition to effect a purchase of Common Stock pursuant to the exercise of either Option or, if such a purchase does not occur, the Merger, is subject to the fulfillment on or prior to the Measurement Date of each of the following conditions:

          (i) performance by ENTEX and compliance in all material respects with all covenants and agreements contained in the Merger Agreement required to be performed or complied with by it prior to or at the Measurement Date;

          (ii) each of the representations and warranties of ENTEX contained in the Merger Agreement shall be true and correct, in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Measurement Date as though made on and as of the Measurement Date or, in the case of representations and warranties made as of a specified date earlier than the Measurement Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and ENTEX shall have delivered to Siemens a certificate, dated the Measurement Date executed on behalf of ENTEX by its Chairman, President or a Vice President, to such effect;

          (iii) receipt of favorable written opinions of the General Counsel of ENTEX and outside counsel to ENTEX;

          (iv) receipt of the written resignation of employment and/or offices held of certain individuals and the resignation of all trustees of all employee benefit plans;

          (v) receipt of or the making of consents, approvals, authorizations, permissions, notices and filings required by the Merger Agreement in form and substance satisfactory to Siemens and Acquisition;

          (vi) the requisite number of ENTEX stockholders required by ENTEX's certificate of incorporation and the DGCL shall have adopted the Merger Agreement;

          (vii) execution and delivery of the Escrow Agreement and, if the Tax Insurance Election has been made, the Tax Escrow Agreement, by the parties thereto;

          (viii) expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act;

          (ix) delivery by ENTEX to Siemens of the invoices reflecting the unpaid fees and expenses of all brokers, investments bankers, financial advisors, attorneys and accountants engaged in connection with the preparation and negotiation of the Merger Agreement or the Merger and whose compensation is payable by ENTEX;

          (x) resolution of the Tax Matters in a manner satisfactory to Siemens that results in no liability on the part of ENTEX, any subsidiary or the Surviving Corporation to federal or state tax authorities or, in the alternative if ENTEX has made the Tax Insurance Election, ENTEX shall have procured, paid in full its share of premiums and surplus lines premium tax charged thereon, and delivered to Siemens, insurance policies in substantially the form required by the Merger Agreement, with only such changes as shall be reasonably acceptable to Siemens; and

          (xi) expiration of the applicable twenty-day period in Section 262(d) of the General Corporation Law of the State of Delaware for stockholders to demand or perfect appraisal rights and such rights shall not have been exercised with respect to more than 5% of the outstanding shares of any class of capital stock.

     All of the above conditions may be waived by Siemens in its sole discretion except for the conditions set forth in (vi) and (viii) above.

     The obligation of ENTEX to effect the Merger is subject to the fulfillment or waiver, at ENTEX's sole discretion, at or prior to the Measurement Date of each of the following conditions:

          (i) performance by Siemens and Acquisition and compliance in all material respects with all covenants and agreements contained in the Merger Agreement required to be performed or complied with by them prior to or at the Measurement Date;

          (ii) each of the representations and warranties of Siemens and Acquisition contained in the Merger Agreement shall be true and correct, in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Measurement Date as though made on and as of the Measurement Date or, in the case of representations and warranties made as of a specified date earlier than the Measurement Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and each of Siemens and Acquisition shall have delivered to ENTEX a certificate, dated the Measurement Date executed on behalf of each of them by an authorized signatory, to such effect;

          (iii) receipt of the favorable written opinion of internal counsel to Siemens and Acquisition;

          (iv) execution and delivery of the Escrow Agreement and, if the Tax Insurance Election has been made, the Tax Escrow Agreement, by the parties thereto;

          (v) the requisite number of ENTEX stockholders required by ENTEX's certificate of incorporation and the DGCL adopted the Merger Agreement; and

          (vi) expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act.

Directors and Officers Indemnification

     All rights to indemnification existing as of the date of the Merger Agreement in favor of any current or former member of the Board of Directors or officer of ENTEX as provided in ENTEX's certificate of incorporation or by-laws or in a written agreement between any such person and ENTEX in effect on the date of the Merger Agreement shall survive the Merger and shall continue in full force and effect until the expiration of all applicable statutes of limitation. Siemens also agrees to indemnify all current and former members of the Board of Directors and officers of ENTEX to the fullest extent ENTEX would be permitted by the DGCL to indemnify them with respect to all acts and omissions arising out of such individuals' service as members of the Board of Directors or officers of ENTEX or any of its subsidi-aries or as trustees or fiduciaries of any plan for the benefit of employees occurring prior to the Effective Time.

     ENTEX and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by ENTEX; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to such persons; and provided, further, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by ENTEX prior to the date of the Merger Agreement; and if the Surviving Corporation is unable to obtain the insurance required, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

Indemnification of Siemens

     Siemens, its employees, agents, directors, officers, subsidiaries and its affiliates and the employees, agents, directors, officers and subsidiaries of its affiliates (the "Indemnified Parties") shall be indemnified and held harmless from and against any and all damages, claims, losses (including loss of value), expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses, including those incurred to enforce the terms of the Merger Agreement or any certificate or schedule delivered by a person pursuant to the Merger Agreement (collectively, "Losses") (provided, however, that to avoid double-counting, Losses shall be determined after giving effect to any reserves or liabilities reflected on the final Closing Statement, if and to the extent those reserves reduced the Closing Liquid Net Worth), asserted against, or paid, suffered or incurred by, any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to:

     o the inaccuracy, untruth or incompleteness, as of the date of the Merger Agreement or the Measurement Date (or, in the case of representations and warranties made as of a specified date earlier than the Measurement Date, on and as of such earlier date), of any representation or warranty made or deemed to have been made by ENTEX in the Merger Agreement or any failure by ENTEX to perform or fulfill any of its covenants or agreements set forth in the Merger Agreement; provided, however, that if any such representation or warranty (other than those representations and warranties which are expressly excepted from this proviso in the Merger Agreement) is qualified in any respect by materiality or a material adverse effect, for purposes of this paragraph such materiality or material adverse effect qualification will be in all respects ignored;

     o subject to the Merger Agreement, obligations for federal income taxes and all state, local and municipal taxes imposed on or measured by net income, or income, franchise or similar taxes based on gross receipt owed by ENTEX (or the Surviving Corporation as its successor in the Merger) and its subsidiaries for any period ending on or prior to the Measurement Date which are actually paid by ENTEX (or the Surviving Corporation as its successor in the Merger) (the "Pre-Measurement Date Tax Liabilities");

     o the Asset Purchase Agreement, dated as of May 10, 1999, by and between CompuCom Systems, Inc. and ENTEX or any of the transactions contemplated thereby;

     o any action, suit or proceeding commenced prior to the Measurement Date before any court or arbitral or other tribunal;

     o an amount, if any, by which the amounts actually paid to dispose of the Tax Matters and to discharge any liability for taxes (federal, state or other) arising out of or in connection with those proceedings, including without limitation, all legal, accounting and other professional fees and expenses incurred with respect thereto, exceed the sum of (i) all amounts available under the Tax Escrow Agreement to pay such amounts plus (ii) all funds received by Siemens under the insurance policies procured pursuant to the Tax Insurance Election to pay such amounts (the "Tax Matters Settlement Shortfall Amount"); or

     o any failure of ENTEX or any of its subsidiaries to be Year 2000 compliant.

     After the Closing, the Indemnified Parties' rights to indemnification shall be subject to the following limitations:

     o in no event shall the aggregate amount to be paid to the Indemnified Parties pursuant to the Merger Agreement exceed the Indemnity Amount;

     o the Indemnified Parties shall be entitled to recover any Loss otherwise recoverable pursuant to the Merger Agreement (except any Loss incurred as a result of Pre-Measurement Date Tax Liabilities or a Tax Matters Settlement Shortfall Amount) only to the extent the aggregate of such Losses exceed $1,000,000 in the aggregate; provided, that if all such Losses exceed $1,000,000, the Indemnified Parties shall be entitled to recover for all such Losses; and

     o if the inaccuracy, untruth or incompleteness of a representation regarding tax matters results in an increase in the taxable income of ENTEX or any of its subsidiaries with respect to any taxable period ending after the Measurement Date, such increase in taxable income shall not give rise to an indemnified Loss to the extent such increase in taxable income is properly offset by available net operating loss carryovers of ENTEX or any of its subsidiaries (as the case may be) from taxable periods beginning prior to the Measurement Date.

     All the representations, warranties covenants and agreements of ENTEX contained in or made pursuant to the Merger Agreement shall survive the closing of the Merger and shall remain operative and in full force and effect for a period of eighteen months after the Measurement Date (such period being referred to as the "Escrow Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any person before or after the closing. No claim for indemnification may be asserted after the expiration of the Escrow Indemnity Period. Notwithstanding anything in the Merger Agreement to the contrary, any representation, warranty, covenant and agreement which is the subject of a claim which is asserted in writing prior to the expiration of the Escrow Indemnity Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

Termination; Termination Fees

     The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned whether prior to or after the adoption of the Merger Agreement by the ENTEX stockholders:

          (i) at any time prior to the Effective Time, by mutual written agreement of ENTEX, Siemens and Acquisition; provided, however, that if such termination is to occur after the date shares of Common Stock are purchased pursuant to the exercise of either Option, such termination must be in approved by a majority of the Board of Directors who are neither officers, directors nor designees of Siemens;

          (ii) at any time prior to the purchase of shares of Common Stock pursuant to the exercise of either Option, by either ENTEX or Siemens upon notification to the non-terminating party by the terminating party:

               (a) at any time ninety days following the date of the Merger Agreement if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of the Merger Agreement by the terminating party; or

               (b) if there has been a material breach of the Merger Agreement on the part of the non-terminating party and either (x) the non-terminating party fails to cure such breach within thirty days following notification thereof by the terminating party or (y) the breach is not reasonably capable of being cured within thirty days after notice thereof; or

          (iii) at any time prior to the purchase of shares of Common Stock pursuant to the exercise of either Option, by Siemens if:

               (a) ENTEX has entered into, or has publicly announced its intentions to entered into, a definitive agreement or agreement in principle with respect any Acquisition Transaction other than the Merger;

               (b) the ENTEX Board of Directors or any committee thereof has withdrawn its approval or recommendation of the Merger Agreement in a manner adverse to Siemens or Acquisition;

               (c) the ENTEX Board of Directors or any committee thereof shall have made any recommendation with respect to an Acquisition Transaction by any person (other than Siemens or Acquisition) other than a recommendation rejecting or against such Acquisition Transaction; or

               (d) ENTEX receives a proposal with respect to an Acquisition Transaction by any person (other than Siemens or Acquisition), and the ENTEX Board of Directors takes a neutral position or makes no recommendation with respect to such Acquisition Transaction after a reasonable amount of time (and in no event more than five business days) has elapsed for the ENTEX Board of Directors to review and make a recommendation with respect to such proposal consistent with the ENTEX Board of Directors' fiduciary duties.

     In the event of termination of the Merger Agreement by ENTEX or Siemens as provided in the Merger Agreement, the Merger Agreement shall forthwith become null and void, except as otherwise provided in the Merger Agreement, provided that no party thereto shall be relived from liability for any breach of the Merger Agreement.

     If (i) the Merger Agreement is terminated by Siemens pursuant to (A) section (ii)(b) above or (B) section (iii) above, (ii) after the date of the Merger Agreement and prior to such termination, a person, other than Siemens or its affiliates, has made or announced an intention to make a proposal for an Acquisition Transaction and (iii) ENTEX consummates an Acquisition Transaction within twelve months following such termination, then ENTEX shall pay to Siemens a termination fee of $5,000,000 upon the closing of such Acquisition Transaction.

Amendment and Waiver

     The Merger Agreement provides that it shall not be amended, modified, revised, supplemented or terminated orally and no waiver of compliance with any provision thereof and no consent provided for therein shall be effective other than by a written instrument executed by all parties to the Merger Agreement. The Merger Agreement further provides it may be amended upon the taking of requisite corporate action by all of the parties to the Merger Agreement.

Fees and Expenses

     Each party to the Merger Agreement will pay its own expenses incidental to the preparation of the Merger Agreement, the carrying out of the provisions of the Merger Agreement and the consummation of the transactions contemplated thereby. In addition, (a) the unpaid fees and expenses of all brokers, investment bankers, financial advisors, attorneys and accountants engaged in connection with the preparation and negotiation of the Merger Agreement or the transactions contemplated thereby and whose compensation is payable by ENTEX shall be reflected on invoices (the "Invoices") submitted to Siemens on or prior to the Measurement Date, which Invoices shall include confirmation that no further compensation beyond the amount reflected in the Invoice is or will be payable by ENTEX (or the Surviving Corporation, as successor to ENTEX) and (b) Siemens and ENTEX shall each pay one-half of the aggregate premiums and surplus lines premium tax charged thereon for the insurance policies described in the Merger Agreement. In no event shall Siemens, Acquisition or ENTEX be liable (before or after the Closing) for any fees and expenses of the holders of Common Stock relating to the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and financial advisory fees.

                             STOCKHOLDERS AGREEMENT

     The following is a summary of material provisions of the Stockholders Agreement, a copy of which is attached to this Information Statement as Annex E and which is incorporated herein by reference. This summary is qualified in its entirety by reference to the Stockholders Agreement.

     Concurrently, with the execution of the Merger Agreement, the Principal Stockholders entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Principal Stockholders: (i) granted Acquisition the Call Option, exercisable at any time, to acquire their shares of Common Stock at the Merger Price Per Share (plus the Incremental Amount Per Share, if any) (ii) agreed to vote their shares of Common Stock (x) in favor of the adoption of the Merger Agreement and (y) against any Acquisition Transaction with any third-party; (iii) agreed to provide all notices and perform all actions necessary for the consummation of the Merger; and (iv) received the Put Option from Acquisition to purchase their shares of Common Stock under certain circumstances described below. In addition, Mr. Cameron agreed to exercise the Drag Along Rights to require various stockholders of ENTEX to sell their shares of Common Stock on the same terms as he does.

     The Principal Stockholders may exercise the Put Option if (i) the Information Statement has been filed with the Commission in preliminary form in accordance with the Merger Agreement, (ii) a period of twelve days has elapsed following such filing, (iii) ENTEX has been advised by the staff of the Commission that it is in the process of reviewing the Information Statement and, notwithstanding ENTEX's reasonable efforts, that review has not been completed during this twelve-day period, and (iv) all conditions (other than the condition requiring the requisite vote of the current ENTEX stockholders) to the consummation of the Merger contained in the Merger Agreement have been satisfied. Under these circumstances, the Principal Stockholders may exercise the Put Option and require Acquisition to purchase from the Principal Stockholders, all, but not less than all of the shares of Common Stock held by them at the Merger Price Per Share (plus the Incremental Amount Per Share, if any).

     From the date of the Stockholders Agreement until the earlier of (i) the termination of the Stockholders Agreement or (ii) the Measurement Date, none of the Principal Stockholders shall, and none of the Principal Stockholders shall authorize or permit any advisor or representative retained by or acting for or on behalf of any such Principal Stockholder to, directly or indirectly, (i) take any action to knowingly solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any offer or proposal for an Acquisition Transaction, other than the transactions contemplated by the Merger Agreement or by the Stockholder Agreement or (ii) knowingly engage in negotiations, discussions or communications regarding, or disclose any information relating to, ENTEX or afford access to the properties, books or records of ENTEX to any person that may be considering making or has made, a proposal for an Acquisition Transaction.

     The Stockholders Agreement terminates immediately upon the earlier of (i) the acquisition by Siemens, through Acquisition or otherwise, of all of the shares of Common Stock of ENTEX; (ii) if neither Option had been exercised, the termination of the Merger Agreement in accordance with its terms; or (iii) the Effective Time.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership as of March 15, 2000 of the Common Stock by: (i) each person or entity who is known by ENTEX to beneficially own five percent or more of the outstanding Common Stock; (ii) each of ENTEX's directors; (iii) Mr. McKenna, ENTEX's Chief Executive Officer, and each of ENTEX's four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and who are currently employed by ENTEX and (iv) all directors and executive officers of ENTEX as a group. As of the date of this Information Statement, there were a total of 32,814,724 shares of Common Stock outstanding. ENTEX has been informed by Siemens that none of the Siemens Designees owns any securities of ENTEX.

                                                                              Shares Beneficially Owned (1)
       Name of Group or Beneficial Owners                                       Number             Percent
       ----------------------------------                                       ------             -------

       Siemens Aktiengesellshaft                                                24,719,596           75.3
           Wittelsbacherplatz 2, D-80333
           Munich, Federal Republic of Germany(2)
       Siemens(2)                                                               24,719,596           75.3
           153 East 53rd Street
           New York, NY  10022
       Acquisition(2)                                                           24,719,596           75.3
           153 East 53rd Street
           New York, NY  10022
       Dort A. Cameron III (3)                                                  24,227,392           73.5
           c/o ENTEX Information Services, Inc.
           6 International Drive
           Rye Brook, NY  10573
       John A. McKenna, Jr. (4)(5)                                               2,367,324            6.9
       c/o ENTEX Information Services, Inc.
           6 International Drive
           Rye Brook, NY 10573
       Kenneth Ghazey (6)                                                          576,000            1.7
       R. Randolph Devening (7)                                                     83,815            *
       Linwood A. Lacy, Jr. (8)                                                    102,120            *
       Frank W. Miller (9)                                                          46,264            *
       All directors and executive officers as a group (10 persons)             27,733,648           77.8
           (10)

----------------------
*      Less than 1%

(1) In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or exercisable within sixty days of March 15, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, pursuant to the ENTEX Stockholders' Agreement and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. However, the Merger Price per share will be less than the exercise price for each such outstanding option.

(2) Includes 24,719,596 currently outstanding shares of Common Stock subject to the Call Option granted to Acquisition. Excludes 6,461,944 currently outstanding shares of Common Stock that may be purchased by Acquisition by the requirement under the Stockholders Agreement that Mr. Cameron exercise the Drag Along Rights in the event the Call Option is exercised and similar rights under the IBMCC Warrant Agreement and a stock purchase agreement, dated as of July 2, 1998.

(3) Includes 21,407,739 shares of Common Stock registered in the name of ENTEX Associates. Mr. Cameron is the sole stockholder of the Putnam Group, the general partner of ENTEX Associates. Includes 150,000 shares of Common Stock owned by Mr. Cameron which are subject to options exercisable within sixty days of March 15, 2000.

(4) Includes 1,725,120 shares of Common Stock owned by Mr. McKenna which are subject to options exercisable within sixty days of March 15, 2000.

(5) Pursuant to the ENTEX Stockholders' Agreement, in the event that Mr. McKenna's employment is terminated for any reason, ENTEX shall have the right to purchase all shares of Common Stock owned by him. If ENTEX is unable to purchase such shares in cash, the Cameron Affiliates will have a right to purchase such shares.

(6) Includes 576,000 shares of Common Stock owned by Mr. Ghazey which are subject to options exercisable within sixty days of March 15, 2000.

(7) Includes 62,500 shares of Common Stock owned by Mr. Devening which are subject to options exercisable within sixty days of March 15, 2000.

(8) Includes 62,500 shares of Common Stock owned by Mr. Lacy which are subject to options exercisable within sixty days of March 15, 2000.

(9) Includes 25,000 shares of Common Stock owned by Mr. Miller which are subject to options exercisable within sixty days of March 15, 2000.

(10) Includes 2,835,520 shares of Common Stock which are subject to options exercisable within sixty days of March 15, 2000.

                       CERTAIN INFORMATION REGARDING ENTEX

     ENTEX is a leading provider of distributed computing management solutions to meet the support requirements of Fortune 1,000 companies and other large enterprises for their local-area networks, wide-area networks and end-users. ENTEX's computing management solutions include Outsourcing Services (managed support services for the total distributed computer infrastructure including network management, help desk, deskside support and asset management); Field Services (providing trained technicians to perform help desk and deskside support services on-site at customer locations); and Consulting Services (analysis, design, integration, implementation and optimization services for distributed networks and technology migrations). ENTEX provides a single source for service for its customers' personal computer ("PC") and server platforms, including system design, operations support and change management.

     The proliferation of complex PC/server network systems and support infrastructures coupled with rapidly changing technology lifecycles has significantly increased the management requirements and cost of distributed information technology systems. As a result, many organizations are outsourcing the management and support of their PC and network infrastructure needs. ENTEX believes that key criteria which businesses consider when evaluating PC and network integration service providers include the provider's ability: (i) to provide cost-effective solutions spanning the PC and network lifecycle; (ii) to support multi-vendor PC and network products; and (iii) to provide consistent services on a national basis. ENTEX believes its size and scope of operations, its existing base of PC outsourcing contracts and its experience in managing various technology platforms enable it to offer distributed computing management services which are more effective than in-house solutions and services that could be developed by its customers acting on their own.

     ENTEX's principal executive office is located at Six International Drive, Rye Brook, New York 10573 and its telephone number is (914) 935-3600.

              CERTAIN INFORMATION REGARDING SIEMENS AND ACQUISITION

Siemens

     Siemens is a wholly-owned subsidiary of Siemens AG, a corporation organized under the laws of the Federal Republic of Germany. Siemens AG's principal business is the design, development, manufacture and marketing of a wide variety of electrical and electronic systems. Siemens serves as the holding company for the businesses of Siemens AG in the United States, and is responsible for developing, coordinating and maintaining the overall business strategy of Siemens AG in the United States. Siemens AG's principal executive offices are located at Wittelsbacherplatz 2, D-80333 Munich, Federal Republic of Germany. Siemens' principal executive officers are located at 153rd Street, New York, New York 10022 and the telephone number is (212) 258-4945.

Acquisition

     Acquisition is a newly incorporated Delaware corporation formed by Siemens for the purpose of effecting the Merger and related transactions. Acquisition is a wholly-owned subsidiary of Siemens. Other than in connection with the Merger and related transactions, Acquisition has not engages in any activities and it has no material assets or liabilities. Acquisition's principal executive officers are located at 153rd Street, New York, New York 10022 and the telephone number is (212) 258-4945.

                                   ANNEX INDEX



Annex A  Agreement and Plan of Merger

Annex B  Opinion of Lazard Freres & Co. LLC

Annex C  Escrow Agreement

Annex D  Tax Escrow Agreement

Annex E  Stockholders Agreement

                                                                         ANNEX A

                                                                  EXECUTION COPY

================================================================================









                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              SIEMENS CORPORATION,


                            EMILIA ACQUISITION CORP.


                                       AND


                        ENTEX INFORMATION SERVICES, INC.




                           Dated as of March 13, 2000









================================================================================

                                TABLE OF CONTENTS

                                                                            Page


1.        The Merger; Additional Actions......................................2

          1.1         The Merger..............................................2
          1.2         Effective Time..........................................2
          1.3         Closing.................................................2
          1.4         Effects of the Merger...................................3
          1.5         Certificate of Incorporation, By-Laws and Officers
                        and Directors of the Surviving Corporation ...........3
          1.6         Directors...............................................3
          1.7         Further Assurances......................................4

2.        Conversion of Shares................................................4

          2.1         Conversion of Capital Stock.............................4
          2.2         Closing Statement Procedures............................7
          2.3         Deposits of Funds at and following the Closing..........9
          2.4         Payment for Certificates................................9

3.        Representations and Warranties of the Company......................11

          3.1         Organization...........................................11
          3.2         Capitalization.........................................11
          3.3         Authority..............................................13
          3.4         No Conflicts; Governmental Requirements;
                        SEC Documents........................................13
          3.5         Subsidiaries...........................................15
          3.6         Books and Records......................................15
          3.7         Financial Statements...................................15
          3.8         Absence of Undisclosed Liabilities.....................16
          3.9         Operations and Obligations.............................16
          3.10        Properties.............................................17
          3.11        Accounts Receivable; Accounts Payable; Inventory.......18
          3.12        Contracts..............................................18
          3.13        [INTENTIONALLY OMITTED]................................20
          3.14        Litigation.............................................20
          3.15        Compliance with Law; Authorizations....................21
          3.16        Intellectual Property..................................21
          3.17        Tax Matters............................................23
          3.18        Employee Benefit Plans.................................25

                                                                            Page

          3.19        Employee Compensation..................................27
          3.20        Employees..............................................27
          3.21        Environmental Laws.....................................28
          3.22        Insurance..............................................29
          3.23        Bank Accounts, Letters of Credit and Powers
                        of Attorney..........................................29
          3.24        No Adverse Development.................................29
          3.25        Transactions with Affiliates...........................29
          3.26        Information Statement; Merger Materials................30
          3.27        Brokers................................................30

4.        Representations and Warranties of Siemens and Acquisition..........30

          4.1         Organization...........................................30
          4.2         Corporate Authority....................................30
          4.3         No Breach..............................................31
          4.4         Litigation.............................................31
          4.5         Brokers................................................31
          4.6         Information............................................32
          4.7         Financing..............................................32

5.        Covenants and Additional Agreements................................32

          5.1         Conduct of Business....................................32
          5.2         No Solicitations.......................................35
          5.3         Access to Information; Confidentiality.................36
          5.4         Preparation of Information Statement;
                        Approval of Stockholders; Siemens Approval...........37
          5.5         Regulatory and Other Approvals.........................38
          5.6         Notice and Cure........................................38
          5.7         Company Stock Plans; Warrants..........................39
          5.8         Termination of Contracts...............................39
          5.9         Fulfillment of Conditions..............................39
          5.10        Cooperation............................................39
          5.11        Director and Officer Indemnification...................40
          5.12        Additional Covenants...................................41

6.        Conditions to Closing..............................................41

          6.1         Conditions to the Obligations of Siemens
                        and Acquisition......................................41
          6.2         Conditions to the Obligations of the Company...........43

                                                                            Page


7.        Survival; Indemnification; Tax Matters.............................44

          7.1         Survival...............................................44
          7.2         Indemnification........................................44
          7.3         Limitation of Liability; Disposition of Escrow Fund....45
          7.4         Stockholders' Representative...........................45
          7.5         Notice of Claims.......................................46
          7.6         Defense of Third Party Claims..........................46
          7.7         Dispute Resolution: Negotiation, Mediation
                        and Arbitration......................................47
          7.8         Exclusive Remedy.......................................48
          7.9         Tax Matters............................................48

8.        Termination; Effect of Termination.................................50

          8.1         Termination............................................50
          8.2         Effect of Termination..................................50

9.        Fees and Expenses..................................................51

          9.1         Expenses...............................................51
          9.2         Stockholders of the Company............................51

10.       Definitions........................................................52


11.       Miscellaneous......................................................62

          11.1        Press Releases.........................................62
          11.2        Integration............................................62
          11.3        Assignment and Binding Effect..........................62
          11.4        Waiver.................................................63
          11.5        Notices................................................63
          11.6        Amendment..............................................64
          11.7        Governing Law..........................................64
          11.8        Third Party Beneficiaries..............................64
          11.9        Performance............................................65
          11.10       Severability...........................................65
          11.11       Extensions.............................................65
          11.12       Section Headings.......................................65
          11.13       Exhibits; Disclosure Schedule..........................65
          11.14       Counterparts...........................................65

                                    EXHIBITS

Exhibit A                  Certificate of Incorporation of Surviving Corporation

Exhibit B                  By-Laws of Surviving Corporation

Exhibit C                  Form of Closing Statement and Measurement Date
                           Balance Sheet Methodologies

Exhibit D                  Form of Confidentiality/Non-Solicit Agreement

Exhibit E                  Matters to be opined to by counsel to the Company

Exhibit F-1                List of Individual Resignations
                           (Employment and Offices)

Exhibit F-2                List of Individual Resignations (Offices)

Exhibit G                  Form of Tax-Related Insurance Policies

Exhibit H                  Form of Opinion of Siemens Internal Counsel

Exhibit I                  Escrow Agreement

Exhibit J                  Tax Escrow Agreement

Exhibit K                  Directors and Officers of Surviving Corporation

Exhibit L                  Form of Dort A. Cameron, III Side Letter

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 13, 2000, by and among SIEMENS CORPORATION, a Delaware corporation ("Siemens"), EMILIA ACQUISITION CORP., a Delaware corporation ("Acquisition"), and ENTEX INFORMATION SERVICES, INC., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in Section 10.

                                    RECITALS

     A. The Company is a Delaware corporation, with its principal executive office located at Six International Drive, Rye Brook, New York 10573.

     B. Siemens is a Delaware corporation with its principal offices located at 153 East 53rd Street, New York, New York 10022. Acquisition is a wholly owned subsidiary of Siemens and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly owned subsidiary of Siemens.

     C. The respective Boards of Directors of Siemens, Acquisition and the Company have determined that this Agreement and the consummation of the merger of Acquisition with and into the Company (the "Merger") in accordance with the laws of the State of Delaware and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Siemens, Acquisition and the Company, respectively, and their respective stockholders and have approved this Agreement.

     D. The principal stockholder of the Company and certain of his affiliates have simultaneously herewith entered into an agreement with Siemens and Acquisition (the "Stockholders Agreement") in which those Persons have (i) granted Acquisition an option to acquire their shares (the "Call Option"); (ii) agreed to vote their shares (x) in favor of the adoption of this Agreement and
(y) against any Acquisition Transaction with any third party; (iii) agreed to provide all notices and perform all actions necessary for the consummation of the transactions contemplated herein; (iv) received an undertaking from Acquisition to purchase their shares, at their option, under certain circumstances (the "Put Option"); and (v) agreed to exercise certain rights (the "Drag-Along Rights") to require various stockholders of the Company to sell their shares on the same terms.

     E. The parties intend that Siemens' acquisition of the Company will be accomplished in a single step pursuant to the Merger, but that under certain conditions the acquisition will instead be accomplished in two phases - namely, a purchase by Acquisition of the shares covered by the Stockholders Agreement, followed by completion of the Merger. In this Agreement, the term "Initial Purchase" refers to Acquisition's acquisition of the shares covered by the Stockholders Agreement, either as a result of the exercise of the Call Option or the

Put Option, if that acquisition is prior to the Effective Time, and the term "Initial Purchase Date" refers to the date on which title to those shares passes to Acquisition.

     F. Certain officers and employees of the Company have executed and delivered to Siemens employment agreements, termination and severance agreements and/or non-competition/non-solicitation agreements that by their terms will take effect as of the earlier of (i) the Effective Time or (ii) the Initial Purchase Date.

     G. Siemens, Acquisition and the Company desire to make certain representations and warranties, covenants and agreements in connection with the Merger and/or the Initial Purchase and also to set forth the terms and conditions of the Merger and the Initial Purchase, all as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1. The Merger; Additional Actions.

     1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, Acquisition shall be merged with and into the Company in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the Merger, all of the respective outstanding shares of capital stock of the Company and Acquisition shall be converted or cancelled in the manner provided in Section 2.

     1.2 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DGCL, on, or as soon as practicable after, the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State, or at such later time as may be agreed by Siemens and the Company and stated in the Certificate of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Effective Time").

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the second business day following satisfaction of the conditions set forth in Section 6.1(e), (g) and (i), provided that the other closing conditions set forth in Section 6 shall have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date, time and place as the parties may mutually agree (the "Closing Date"). At the Closing there shall be delivered to Siemens, Acquisition and the Company the certificates and other documents and instruments required to be delivered under Section 6.

     1.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

     1.5 Certificate of Incorporation, By-Laws and Officers and Directors of the Surviving Corporation. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger so as to read in its entirety as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation.

     (b) The by-laws in the form set forth in Exhibit B shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such by-laws.

     (c) From and after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibit K hereto, until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

     1.6 Directors.

     If the Initial Purchase occurs:

     (a) Upon the Initial Purchase Date and from time to time thereafter so long as Acquisition, Siemens and Siemens' other direct or indirect wholly-owned Subsidiaries collectively continue to hold shares of Company Common Stock in an amount at least equal to a majority of the outstanding voting power of the Company's capital stock, Siemens shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company, each Subsidiary and each standing committee thereof as is equal to the product of the total number of directors on the Board of Directors of the Company, such Subsidiary and such committee (determined after giving effect to the directors elected pursuant to this sentence), as the case may be, multiplied by the percentage that the aggregate number of shares of Company Common Stock beneficially owned by Siemens or its wholly owned Subsidiaries bears to the total number of shares of Company Common Stock then outstanding, and the Company shall, upon request of Siemens, promptly take all actions necessary to cause Siemens' designees to be so elected, including, if necessary, increasing the size of the Board of

Directors of the Company or such Subsidiary or using its best efforts to obtain the resignations of one or more existing directors of the Company or such Subsidiary; provided, however, that prior to the Effective Time, the Board of Directors of the Company and each Subsidiary shall contain at least two members who are neither officers, directors nor designees of Siemens (the "Company Designees").

     (b) The Company's obligations to appoint Siemens' designees to the Board shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.6 and shall distribute to its stockholders promptly following the execution and delivery of this Agreement such written material as is required under such Section and Rule in order to fulfill its obligations under this Section 1.6 (the "14(f) Material"). Siemens will supply any information with respect to itself and its officers, directors and Affiliates required by such Section and Rule to the Company to be included in the 14(f) Material distributed by the Company.

     (c) From and after the election or appointment of Siemens' designees pursuant to this Section 1.6, if any, and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Siemens or Acquisition or waiver of any of the Company's rights hereunder, or any other action taken by the Board of Directors of the Company in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who are Company Designees.

     1.7 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of Acquisition and the Company or to otherwise effect the purposes of this Agreement.

     2. Conversion of Shares.

     2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of capital stock of the Company:

     (a) Capital Stock of Acquisition. Each issued and outstanding share of the common stock, par value $.0001 per share, of Acquisition ("Acquisition Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Acquisition Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

     (b) Cancellation of Treasury Stock and Stock Owned by Siemens and Acquisition. All shares of capital stock of the Company that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Siemens or Acquisition or by any direct or indirect wholly-owned Subsidiary of Siemens or Acquisition automatically shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Capital Stock.

          (i) Each issued and outstanding share of the common stock, par value $.0001 per share, of the Company ("Company Common Stock") (other than shares to be cancelled in accordance with Section 2.1(b) and other than shares that are Dissenting Shares (as defined in Section 2.1(d)(i)) shall be converted into the right to receive an amount per share in cash (the "Merger Price") equal to the quotient of (x) the Adjusted Acquisition Price divided by (y) the number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Amount"); provided, however, that in no event shall the aggregate Merger Price exceed the sum of (i) 66,942,037 plus (ii) the aggregate amount in cash received by the Company after the date of this Agreement and prior to the Effective Time upon exercise of Options.

     All such shares of Company Common Stock shall no longer be outstanding and shall be cancelled automatically and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, subject to the terms of the Escrow Agreement and the Tax Escrow Agreement and Sections 2.1(c)(ii), (iii) and (iv), the Merger Price and, if applicable, the Incremental Amount per share, upon the surrender of such certificate in accordance with
Section 2.3, without interest. For purposes of this Agreement, the term "Adjusted Acquisition Price" shall be (i) $105,000,000 (the "Acquisition Price") minus (ii) the Closing Liquid Net Worth Adjustment plus (iii) an additional amount equal to the product of (x) the amount determined pursuant to the preceding clauses (i) and (ii) times (y) 6.5% per year from the Measurement Date to the Effective Time, calculated on an uncompounded basis.

          (ii) The first $20,000,000 of the aggregate Merger Price and, if applicable, Incremental Amount (the "Indemnity Amount") shall be deposited into escrow pursuant to the terms of the Escrow Agreement. In accordance with the terms of the Escrow Agreement, following completion of the Escrow period, the Remaining Escrow Balance shall be deposited with the Payment Agent in accordance with Section 2.3 for distribution to the holders of shares of the Company Common Stock as of the Effective Time in proportion to their respective share ownership.

          (iii) If the Tax Insurance Election is made, to the extent the aggregate Merger Price and, if applicable, Incremental Amount exceeds $20,000,000, the next $20,000,000 of the aggregate Merger Price and, if applicable, Incremental Amount (the "Tax Escrow Amount") shall be deposited into escrow pursuant to the terms of the Tax Escrow Agreement. In accordance with the terms of the Tax Escrow Agreement, following completion of the Tax Matters Escrow Period, the Tax Escrow Balance shall be deposited with the Payment Agent in accordance with Section 2.3 for distribution to the holders of shares of Company Common Stock as of the Effective Time in proportion to their respective share ownership.

          (iv) To the extent the aggregate Merger Price and, if applicable, Incremental Amount exceeds $20,000,000 or, if the Tax Insurance Election is made, $40,000,000, the next $500,000 of the aggregate Merger Price and, if applicable, Incremental Amount (the "Stockholder Representative Expense Amount") shall be paid to the Stockholders' Representative for the purpose of funding expenses in connection with his performance of the duties of Stockholders' Representative; provided that the Stockholders' Representative shall deliver an undertaking to the Company pursuant to which he will agree to deliver to the Payment Agent any portion of such amount not utilized for such purpose, which portion shall be distributed to the holders of shares of Company Common Stock as of the Effective Time in proportion to the respective share ownership.

          (v) If the Effective Time occurs prior to the date letters of transmittal are first mailed pursuant to Section 2.4(b), an additional amount per share of Company Common Stock shall be received upon conversion of each share in the Merger in an amount equal to product of (x) the Merger Price and (y) 6.5% per year from the Effective Time until the date letters of transmittal are first mailed pursuant to Section 2.4(b), calculated on an uncompounded basis (the "Incremental Amount").

     (d) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (in each case a "Dissenting Share"), shall not be converted into or represent a right to receive the Merger Price and, if applicable, the Incremental Amount pursuant to Section 2.1(c), but rather the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive, subject to the terms of the Escrow Agreement and the Tax Escrow Agreement and Sections 2.1(c)(ii), (iii) and (iv), the Merger Price and, if applicable, the Incremental Amount pursuant to Section 2.1(c).

     The Company shall give Siemens (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the exclusive right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not, except with the prior written consent of Siemens, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

     (e) Treatment of Options. As of the date of this Agreement, each option to purchase Company Common Stock that is then outstanding (each an "Option") pursuant to a compensation plan or arrangement of the Company (the "Company Stock Plans"), whether or not then vested or exercisable, will become vested and exercisable. Each Option (other than Options issued pursuant to the Company's 1996 Performance Incentive Plan) that has not been exercised as of the Effective Time shall be cancelled without consideration. Each Option issued pursuant to the Company's 1996 Performance Incentive Plan that has not been exercised as of the Effective Time shall be exercisable solely for cash in an amount not to exceed the Merger Price. Prior to the Effective Time, the Company will obtain all consents and make all amendments, if any, to the terms of Options and the Company Stock Plans, if any, pursuant to which the Options were issued that are necessary to give effect to the provisions of this Section 2.1(e).

     (f) Warrants. At the Effective Time, each warrant to purchase Company Common Stock that is outstanding as of the Effective Time (each a "Warrant") pursuant to any of the Warrant Agreements or otherwise shall be exercisable solely for cash in an amount not to exceed the Merger Price. Prior to the Effective Time, the Company will obtain all consents and make all amendments, if any, to the terms of the Warrants and the Warrant Agreements that are necessary to give effect to the provisions of this Section 2.1(f).

     2.2 Closing Statement Procedures. (a) As promptly as practicable, but in any event not later than 30 days after the date (the "Measurement Date") that is the first to occur of (i) the Closing Date and (ii) the Initial Purchase Date, Siemens shall cause to be prepared and delivered to Dort A. Cameron, III (the "Stockholders' Representative") a draft Closing Statement substantially in the form of Exhibit C setting forth (x) the balance sheet of the Company at the close of business on the Measurement Date, which shall be prepared using the proce-dures and methodologies set forth in Exhibit C, and (y) Siemens' calculation (based on the amounts set forth on the balance sheet) of the Closing Liquid Net Worth Adjustment.

     (b) Subject to the provisions of paragraph (c) below, the Stockholders' Representative shall have 15 days from the date of delivery of the Closing Statement to review and approve the Closing Statement. If the Stockholders' Representative agrees with Siemens' calculation of the Closing Liquid Net Worth Adjustment contained in the Closing Statement, the Stockholders' Representative shall promptly so advise Siemens in writing, in which event the Closing Liquid Net Worth Adjustment shall be deemed final and the Adjusted Acquisition Price shall be calculated and deposited with the Payment Agent in accordance with
Section 2.3.

     (c) If the Stockholders' Representative in good faith disagrees with the calculation of the Closing Liquid Net Worth Adjustment set forth in the Closing Statement, the Stockholders' Representative shall notify Siemens in writing (the "Notice of Disagreement") of such disagreement within 15 days after delivery of the Closing Statement. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. Thereafter, Siemens and the Stockholders' Representative shall attempt in good faith to resolve and finally determine the Closing Liquid Net Worth Adjustment. If Siemens and the Stockholders' Representative are unable to resolve the disagreement within 10 days after the delivery of the Notice of Disagreement, Siemens and the Stockholders' Representative shall appoint PriceWaterhouse Coopers (the "Independent Accountant") to resolve the disputed items and make a determination with respect thereto. Such determination will be made, and written notice thereof given to Siemens and the Stockholders' Representative, within 30 days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the parties hereto. The scope of the Independent Accountant's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Closing Liquid Net Worth Adjustment in light of such resolution and such firm shall be deemed to be acting as experts and not as arbitrators. In their review of the Closing Statement and recalculation of the Closing Liquid Net Worth Adjustment, the Independent Accountant will be limited to using the procedures and methodologies set forth in Exhibit C. The fees, costs and expenses of the Independent Accountant, if any, will be borne equally by Siemens and the Stockholders' Representative (it being understood that the Stockholders' Representative's portion thereof shall be one of the expenses for which he is entitled to receive reimbursement in accordance with the terms of the Escrow Agreement). Within five days of delivery of a notice of determination by the Independent Accountant as described above, the applicable portions of the Adjusted Acquisition Price (calculated using the Closing Liquid Net Worth Adjustment so determined by the Independent Accountant) shall be delivered or made available to the Payment Agent, the Escrow Agent, the Stockholders' Representative and/or the Tax Escrow Agent, as the case may be, in accordance with Section 2.3.

     2.3 Deposits of Funds at and following the Closing. (a) On the date (the "Initial Distribution Date") which is the later to occur of (i) the date on which the Adjusted Acquisition Price is determined pursuant to the provisions of
Section 2.2 or (ii) the Effective Time, (x) Siemens shall deposit with the Escrow Agent funds in an amount equal to the Indemnity Amount, (y) if the Tax Insurance Election is not made, Siemens shall deposit with the Stockholders' Representative, the Stockholders' Representative Expense Amount, if any, and shall deposit with the Payment Agent the balance, if any, of the aggregate Merger Price and the aggregate Incremental Amount, if any, and (z) if the Tax Insurance Election is made, Siemens: shall deposit with the Tax Escrow Agent the Tax Escrow Amount, if any; shall deposit with the Stockholders' Representative, the Stockholders' Representative Expense Amount, if any; and shall deposit with the Payment Agent the balance, if any, of the aggregate Merger Price and the aggregate Incremental Amount, if any.

     2.4 Payment for Certificates.

     (a) Exchange Fund. Siemens shall appoint the Payment Agent no later than the Closing Date. The Payment Agent shall agree to hold the funds deposited with it pursuant to Section 2.3 and, in its capacity as the Escrow Agent pursuant to the Escrow Agreement and as the Tax Escrow Agent pursuant to the Tax Escrow Agreement (such funds, together with earnings thereon, being referred to herein as the "Exchange Fund"), for disbursement as provided in this Section 2.4.

     (b) Payment Procedures. As soon as reasonably practicable (and in any event not later than five business days) after the Initial Distribution Date, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares are converted pursuant to Section 2.1(c) into the right to receive the merger consideration described in Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the portions, if any, of the Merger Price and Incremental Amount, if any, deposited with the Payment Agent on the Initial Distribution Date. Upon surrender of a Certificate to the Payment Agent, together with such letter of transmittal, duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing such portion, if any, of the Merger Price and Incremental Amount, if any, per share of Company Common Stock represented thereby which such holder has the right to receive pursuant to the provisions of Section 2.1(c), and the Certificate so surrendered shall forthwith be cancelled. Except as otherwise provided in this Agreement, the Tax Escrow

Agreement or the Escrow Agreement, in no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive the merger consideration provided for in this Agreement.

     (c) Tax Escrow Balance. As soon as reasonably practicable (and in any event not later than five business days) following the end of the Tax Matters Escrow Period, Siemens shall cause to be mailed to each Person entitled to a portion of the Tax Escrow Balance pursuant to Section 2.1(c) a notice setting forth (i) the amount of the Tax Escrow Balance and (ii) instructions for obtaining the amount thereof to which each such Person is entitled pursuant to Section 2.1(c) from the Payment Agent. Upon compliance by each such Person with those instructions, such Person shall be entitled to be paid the applicable amount due under Section 2.1(c). Except as expressly provided in the Tax Escrow Agreement, in no event shall interest be paid on any such amount.

     (d) Remaining Escrow Balance. As soon as reasonably practicable (and in any event not later than five business days) following the end of the Escrow Period, Siemens shall cause to be mailed to each Person entitled to a portion of the Remaining Escrow Balance pursuant to Section 2.1(c) a notice setting forth (i) the amount of the Remaining Escrow Balance and (ii) instructions for obtaining the amount thereof to which each such Person is entitled pursuant to Section 2.1(c) from the Payment Agent. Upon compliance by each such Person with those instructions, such Person shall be entitled to be paid the applicable amount due under Section 2.1(c). Except as expressly provided in the Escrow Agreement, in no event shall interest be paid on any such amount.

     (e) No Further Ownership Rights in Company Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.4.

     (f) Termination of Exchange Fund. Any monies furnished to the Payment Agent which remain undistributed to the stockholders of the Company for six months after the date they are first furnished shall be delivered to Siemens, upon demand, and any stockholders of the Company who have not theretofore complied with this Section 2 shall thereafter look only to Siemens (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the merger consideration. Neither Siemens nor the Surviving Corporation shall be liable to any holder of shares of capital stock of the Company for cash representing the merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3. Representations and Warranties of the Company. Except as set forth in the relevant Section (determined in accordance with Section 11.13) of the disclosure schedule (the "Disclosure Schedule") delivered by the Company to Siemens concurrently with the execution of this Agreement, the Company represents and warrants to Acquisition and to Siemens as follows:

     3.1 Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, use and lease its assets and properties. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its assets and properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

     (b) Except for the Subsidiaries of the Company set forth in Section 3.5 of the Disclosure Schedule and as set forth in Section 3.1(b) of the Disclosure Schedule, the Company does not, directly or indirectly, own any equity or similar interest in or have any other ownership right in any other Person, nor does it have any obligation to purchase any shares of stock, other securities or other form of investment in any other Person.

     3.2 Capitalization. (a) As of the close of business on the business day immediately preceding the date of this Agreement, the total authorized shares of capital stock of the Company consisted solely of (i) 100,000,000 shares of Company Common Stock, of which 32,814,724 shares were issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, of which no shares were issued and outstanding. The Preferred Stock and the Company Common Stock are sometimes collectively referred to herein as the "Company Capital Stock." At the close of business on the business day immediately preceding the date of this Agreement, 82,500 shares of Company Common Stock were held in treasury. No shares of Company Capital Stock were issued after the close of business on the business day immediately preceding the date of this Agreement, other than pursuant to the exercise of Options outstanding as of the close of business on the business day immediately preceding the date of this Agreement. As of the close of business on the business day immediately preceding the date of this Agreement, 9,916,681 shares of Company Common Stock were reserved for issuance of which (i) 250,855 shares were reserved for issuance upon the exercise of a warrant issued pursuant to a Warrant Agreement, dated July 15, 1997 between the Company and IBMCC (the "1997 IBM Warrant"); (ii) 715,230 shares were reserved for issuance upon the exercise of a warrant issued pursuant to a Warrant Purchase Agreement, dated November 12, 1997 between the Company and Microsoft Corp. (the "Microsoft Warrant") (all of the Warrant Agreements referred to herein collectively being the "Warrant Agreements");
(iii) 8,926,915 shares were reserved for issuance upon the exercise of outstanding stock options under the Company Stock Plans; and (iv) 23,681 shares were reserved for issuance pursuant to the 1996 Non-Employee Director Stock Plan (the "NED Plan"). All the outstanding shares of Company Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of capital stock have been issued by the Company at any time in violation of the preemptive rights of any stockholder of the Company. All shares of capital stock previously issued by the Company were offered, issued and sold in compliance with all applicable Federal and state securities laws and regulations.

     (b) Section 3.2 of the Disclosure Schedule sets forth a complete and accurate listing of all options, warrants, restricted stock grants and other rights to acquire shares of Company Common Stock outstanding as of the date of execution and delivery of this Agreement. There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between the Company and any Person, and none of the foregoing exist granting any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding. There are no other outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company. There are no proxies, agreements or understandings with respect to the voting of the shares of Company Capital Stock to which the Company is a party or, to the knowledge of the Company, to which any other Person is a party or any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person the right to purchase or otherwise acquire from the Company any securities so convertible or exchangeable. No Option or Warrant has an exercise or strike price of less than $2.04 per share and each Option issued pursuant to the Company's 1996 Performance Incentive Plan that has not been exercised as of the Effective Time shall be exercisable solely for cash in an amount not in excess of the Merger Price.

     (c) The Company has not:

          (i) since June 27, 1999, declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

          (ii) since June 27, 1999, reclassified, combined, split, subdivided or redeemed, purchased (other than pursuant to the terms of any restricted stock award) or otherwise acquired, directly or indirectly, any of its capital stock;

          (iii) since the date of the latest balance sheet included in the December Financial Statements, incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation become responsible for, the obligations of any Person, or made any loans or advances except pursuant to existing lines of credit or other existing credit facilities in the ordinary course of business; or

          (iv) since June 27, 1999, entered into or amended any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 3.2(c)(iii).

     (d) All amounts of outstanding indebtedness owed by the Company are repayable at any time without requiring the payment of any premium on the part of the Company or resulting in any penalty to the Company.

     3.3 Authority. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the approval by its stockholders of the adoption of this Agreement ("Stockholder Approval"), if and to the extent required by the DGCL, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Company's Board of Directors and, subject to obtaining Stockholder Approval (if and to the extent required by the DGCL) and except for the filing of the Certificate of Merger pursuant to the DGCL, no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and, subject to obtaining Stockholder Approval, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3.4 No Conflicts; Governmental Requirements; SEC Documents. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger do not, and will not, subject to obtaining the Stockholder Approval, (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration), or require any consent, approval or notice under, xany note, bond, indenture, license, lien, franchise, mortgage, contract, lease, permit, guaranty or other agreement, instrument or obligation listed on Section
3.12 of the Disclosure Schedule to which the Company is a party or by which any of its assets or properties may be bound.

     (b) Except for (i) the filing with the Securities and Exchange Commission (the "SEC") of an Information Statement pursuant to Regulation 14C under the Exchange Act in respect of the Stockholder Approval (as amended or supplemented from time to time, the "Information Statement"), if required, the 14(f) Material and such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) the filing of the Certificate of Merger pursuant to the DGCL and (iv) any other consents, approvals, authorizations, permissions, notices or filings which if not obtained or made would not (individually or in the aggregate) have a Material Adverse Effect or materially delay or hinder or render unlawful the consummation of the Merger or the other transactions contemplated by this Agreement, the execution and delivery of this Agreement by the Company do not and the performance by the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

     (c) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 3, 1997 (the "Company SEC Documents"). All of the Company SEC Documents (other than preliminary materials or materials that were subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later filed Company SEC Documents. None of the Company SEC Documents is the subject of any confidential treatment request by the Company. Section 3.4(c) of the Disclosure Schedule lists all of the Company SEC Documents filed with the SEC since June 27, 1999.

     (d) The Company has furnished to Siemens and Acquisition copies of all notices, documents, requests, court papers, or other materials given to or received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement.

     3.5 Subsidiaries. Section 3.5 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation identified in Section 3.5 of the Disclosure Schedule, and has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, use and lease its assets and properties. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction specified in Section 3.5 of the Disclosure Schedule, which are the only jurisdictions in which nature of its business or the ownership, leasing or operation of such Subsidiary's assets and properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect. Section 3.5 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between the Company or any Subsidiary on the one hand and any Person on the other hand with respect to the capital stock of any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 3.5 of the Disclosure Schedule.

     3.6 Books and Records. The minute books and other similar records of the Company and the Subsidiaries as made available to Siemens prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Siemens prior to the execution of this Agreement contain true and complete records, in all material respects, of all stock transfers related to the Company's or any Subsidiary's capital stock. The Company has previously furnished to Siemens true, complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company and each Subsidiary as in effect on the date hereof.

     3.7 Financial Statements. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, the consolidated financial position of the Company and the Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

     3.8 Absence of Undisclosed Liabilities. Except as reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended December 26, 1999 (the "December Financial Statements") or as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has or has incurred any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) other than liabilities or obligations (other than obligations for borrowed money or in respect of capitalized leases) reasonably incurred after December 26, 1999 in the ordinary course of business.

     3.9 Operations and Obligations. Except as disclosed in the Company SEC Documents filed with the SEC since June 27, 1999 and prior to the date of this Agreement, since June 27, 1999:

     (a) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any respect any of the Company's or any Subsidiary's material assets;

     (b) the Company has not made any material wage or salary increase or other compensation payable or to become payable or bonus, or material increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, independent contractors, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than the increases made in the ordinary course consistent with past practice;

     (c) prior to the date of this Agreement, the Company has not received any notice from any customer or group of customers with whom the Company has a contract or agreement disclosed on Section 3.12 of the Disclosure Schedule stating that such customer or group of customers has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced or will substantially reduce, the use of such products, equipment, goods or services at any time.

     (d) the Company has not failed to pay or perform, or delayed its payment or performance of, any obligation in a manner materially inconsistent with its past practice; and

     (e) the Company and each of its Subsidiaries have conducted its business only in the ordinary course.

     3.10 Properties. (a) Section 3.10 of the Disclosure Schedule contains a true, complete and correct list (designating the relevant owners, lessors and lessees) of (i) all real property owned, leased or subleased by the Company or any Subsidiary and (ii) all equipment, fixtures and other personal property owned, leased, subleased or managed by the Company or any Subsidiary which, in the case of clause (ii) only, has a net book value or commitment in excess of $50,000. Copies of all real and personal property leases and deeds of the Company and each Subsidiary relating to the property identified on Section 3.10 of the Disclosure Schedule have been delivered or made available to Siemens by the Company.

     (b) With respect to real property leased or subleased by the Company or any Subsidiary, the Company or such Subsidiary has a valid leasehold interest in such real property, and the leasehold or other interest of the Company or such Subsidiary in such real property is not subject or subordinate to any Lien. Neither the Company nor any applicable Subsidiary is in default in any material respect under any such lease, or sublease and, to the Company's knowledge, the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any such lease or sublease as a result of the transactions contemplated by this Agreement.

     (c) Neither the Company nor any Subsidiary has received any written notice that the whole nor any part of any real property owned, leased, subleased, used or occupied by the Company or any Subsidiary is subject to any pending suit for condemnation or other taking by any public authority, and, to the Company's knowledge, no such condemnation or other taking is currently threatened or contemplated. The properties owned, leased or subleased by the Company and its Subsidiaries are sufficient to conduct the operations of the Company and its Subsidiaries as currently conducted, and the foregoing personal properties are in good operating condition and repair, normal wear and tear excepted.

     (d) Except as disclosed in the December Financial Statements, the Company or a Subsidiary owns outright or has good and marketable fee title to or a valid leasehold or license interest in all of its respective assets and properties (including, without limitation, those reflected as assets on the balance sheet included in the December Financial Statements), in each case free and clear of any Lien. The Company, together with its Subsidiaries, has all necessary assets, equipment and properties to engage in the business as currently conducted and proposed to be conducted by the Company.

     3.11 Accounts Receivable; Accounts Payable; Inventory. (a) All accounts receivable of the Company and the Subsidiaries have arisen from bona fide transactions by the Company and the Subsidiaries in the ordinary course of their business.

     (b) Section 3.11 of the Disclosure Schedule sets forth a true and correct list of each account payable of the Company and each Subsidiary, in each case in excess of $10,000 (and the age of such payable), as of the second business day immediately preceding the date of this Agreement.

     (c) The inventories (and any reserves with respect thereto that have been established by the Company or a Subsidiary) of the Company and the Subsidiaries as of the date of the latest balance sheet included in the December Financial Statements are described in Section 3.11 of the Disclosure Schedule. All such inventories (net of any such reserves) are (i) of such quality as to be useable in the ordinary course of business (subject in the case of work-in-process inventory to completion in the ordinary course of business), and (ii) are reflected in the latest balance sheet included in the December Financial Statements and in the books and records of the Company at the moving weighted average based on latest purchases.

     3.12 Contracts. (a) Neither the Company nor any Subsidiary nor, in the case of (xiii) below, any Affiliate of the Company, is a party to or is bound by:

          (i) any contract or commitment (other than those with respect to which the Company has not yet received an invoice as of the close of business on the second business day immediately preceding the date of this Agreement) which creates an obligation on the part of the Company or any Subsidiary in excess of $200,000;

          (ii) any contract or commitment which obligates the Company or any Subsidiary to deliver any hardware, software, technology or services or rights related thereto and which has generated, within the twelve months preceding the date of this Agreement, or is forecasted to generate, within the twelve month period after the date of this Agreement, revenue (excluding revenue from discontinued operations) in excess of $1,000,000;

          (iii) any waiver or release of the Company's or any Subsidiary's rights (other than those related to discontinued operations) against a third party (other than immaterial rights) within the past six months;

          (iv) any debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company or any Subsidiary is a lender, borrower or guarantor, in a principal amount in excess of $50,000;

          (v) any contract or commitment restricting the Company, any Subsidiary or, to the knowledge of the Company, any of their respective employees of the title of Senior Vice President or higher from engaging in any activity or line of business or competing with any Person or limiting the ability of any Person to compete with the Company or any Subsidiary;

          (vi) any alliance, cooperation, joint venture, stockholders', partnership or similar agreement;

          (vii) any research, development, distributorship, sales agency, sales representative, marketing or reseller agreement related to the business or technology of the Company;

          (viii) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company or any Subsidiary;

          (ix) any employment, severance or consulting contract which is material to the business of the Company or its Subsidiaries;

          (x) any agreement which, if terminated, would reasonably be expected to result in a Material Adverse Effect;

          (xi) any material license, sublicense, development, support or maintenance agreement;

          (xii) any agreement relating to common or preferred stock issued by the Company or any Subsidiary;

          (xiii) any agreement which provides rights to parties other than the Company or any Subsidiary which are contingent upon a merger, consolidation or other "change-in-control" of the Company;

          (xiv) any agreement containing confidentiality and non-disclosure obligations from the Company which, if violated, could reasonably be expected to result in a Material Adverse Effect; or

          (xv) any other agreement that (A) involves the payment or potential payment, pursuant to the terms of any such agreement, by or to the Company or any Subsidiary of more than $200,000 and (B) cannot be terminated within 60 calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

     (b) The agreements listed in Section 3.12 of the Disclosure Schedule are all the material agreements relating to the ownership or operation of the currently conducted and contemplated business of the Company or to the property presently held or used by the Company or any Subsidiary or to which the Company or any Subsidiary is a party or to which it or any of its properties and assets is subject or bound. The Company has previously delivered (or made available) true, complete and correct copies of all such agreements (including all amendments) to Siemens (or, in the case of oral agreements only, true, complete and correct descriptions thereof have been set forth in Section 3.12 of the Disclosure Schedule). Neither the Company nor any Subsidiary is or, to the knowledge of the Company, is alleged to be, and, to the knowledge of the Company and its Subsidiaries, no other party to any such agreement is, in default in any material respect under any such agreement and, except as contemplated by this Agreement, after the Merger all of such agreements will remain in full force and effect, except for agreements which, by their terms, terminate prior to the consummation of the Merger. No additional consideration shall be due under such contracts as a result of the Merger and neither the Company nor any Subsidiary is currently renegotiating any such agreement or paying liquidated damages in lieu thereof.

     3.13 [INTENTIONALLY OMITTED].

     3.14 Litigation. (a) As of the date hereof: (i) there are no actions, suits, arbitrations, legal or administrative proceedings pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, individually or in the aggregate, could have a Material Adverse Effect;

          (i) neither the Company nor any Subsidiary is the subject of any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity; and

          (ii) neither the Company nor any Subsidiary nor the assets, properties or business of the Company or any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Neither the Company nor any Subsidiary is the plaintiff in any such proceeding and neither the Company nor any Subsidiary is contemplating commencing legal action against any other Person.

     (b) There are no actions, suits, arbitrations, legal or administrative proceedings pending or, to the Company's knowledge, threatened against any of the officers or directors of the Company or any Subsidiary for which the Company or any Subsidiary may have an obligation to provide indemnification.

     3.15 Compliance with Law; Authorizations. (a) The Company and each Subsidiary have complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject.

     (b) The Company and each Subsidiary has obtained and currently holds all material licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties and the conduct of its business.

     (c) The Company and each Subsidiary has complied in all material respects with, and is not in violation in any material respect of, any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

     3.16 Intellectual Property. (a) Section 3.16(a) of the Disclosure Schedule contains a true and complete list of substantially all material Intellectual Property owned and used in the business of the Company and its Subsidiaries (other than the trademarks disclosed in Section 3.16(b) of the Disclosure Schedule and the licensed software and license agreements disclosed in Section
3.12 of the Disclosure Schedule) and all known infringements by third parties of such Intellectual Property. The Company and its Subsidiaries owns, and the Surviving Corporation will, pursuant to the Merger, own, all right, title and interest in and to all Intellectual Property, including that which is disclosed in Section 3.16(a) of the Disclosure Schedule, free and clear of all Liens, together with the right to sue and assert claims for and recover damages and obtain any and all other remedies available at law and in equity for any past, present and future infringement, misappropriation or the violation of any such Intellectual Property (and settle all such suits, actions and proceedings). Other than the trademarks disclosed in Section 3.16(b) of the Disclosure Schedule and the licensed software and other licensed Intellectual Property and rights disclosed in Section 3.12 of the Disclosure Schedule, (i) the Company or its Subsidiaries have received and hold all necessary assignments for and to such Intellectual Property, and there is nothing which would prevent the Company and its Subsidiaries from assigning and transferring all such Intellectual Property to Siemens and its Affiliates or to the Surviving Corporation pursuant to the Merger, free and clear of all Liens; (ii) the Company and its Subsidiaries claim and own all right, title and interest in and to all copyright rights related to all works of authorship created by its respective employees or hires including all works made for hire; (iii) all registrations with and applications to Governmental Entities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or its Subsidiaries to maintain their validity or effectiveness or rights of Company and its Subsidiaries therein; (iv) there are no restrictions on the direct or indirect assignment or transfer of any contract, license, or any interest therein, held by the Company or its Subsidiaries in respect of any Intellectual Property or rights therein including pursuant to the Merger; (v) the Company has delivered to Siemens prior to the date of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, and to allow Siemens or the Surviving Corporation, to seek statutory protection for the same including patent or copyright protection for the same and Siemens, Acquisition or its nominee, shall own and have pursuant to the Merger all rights to seek protection for and so register such Intellectual Property if such protection is available; (vi) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets; (vii) none of the Company or its Subsidiaries is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract relating to such Intellectual Property; and (viii) to the knowledge of the Company and its Subsidiaries, no such Intellectual Property has been or is being infringed or has been misappropriated by any other Person. Neither the Company nor its Subsidiaries has received notice that it is infringing or has misappropriated any Intellectual Property of any other Person. To the knowledge of the Company and its Subsidiaries, no claim is pending, anticipated or has been made, to such effect that has not been resolved and none of the Company or its Subsidiaries is infringing or has misappropriated any Intellectual Property of any other Person.

     (b) Section 3.16(b) of the Disclosure Schedule contains a true and complete list of all trademarks owned or used by the Company and its Subsidiaries (the "Trademarks"); while it may be possible, to the best knowledge of the Company, there are no other trademarks which may have been adopted by any Subsidiary of Company for use in such Subsidiary's business. The Company owns all right, title and interest in the Trademarks free and clear of all Liens, including all rights to sue and assert claims for and recover damages and obtain any and all other remedies available at law and equity for any past, present, and future infringement, misappropriation or other violation of any such Trademarks (and settle all such suits, actions and proceedings). In addition, (i) the Company and its Subsidiaries have exclusive rights to use such Trademarks in the territories wherein they are registered or where an application for registration is pending with respect to the goods described, and have received and hold all necessary assignments for and to such Trademarks, and to the knowledge of the Company, there is nothing which would prevent the Company and its Subsidiaries from assigning and transferring all right, title and interest in and to such Trademarks, and to the knowledge of the Company, there is nothing which would prevent the Company and its Subsidiaries from assigning and transferring all right, title and interest in and to such Trademarks and the goodwill of the business associated therewith, to Siemens, Acquisition or its nominee, free and clear of all

Liens and encumbrances; (ii) all registrations with and applications to Governmental Entities are disclosed in Section 3.16(b) of the Disclosure Schedule, including expiration and renewal dates and dates when any affidavits or fees may be due to maintain such registrations; (iii) there are no restrictions on the use or direct or indirect transfer of any interest therein, and (iv) the Company has made available to Siemens prior to the date of this Agreement documentation with respect to such Trademarks, which documentation is sufficient and complete in all material respects and reasonably sufficient in detail and content to identify and disclose the condition and rights of the Company or any Persons (including material Trademark search or watch reports) in and to such Trademarks. The Company repeats its representations and warranties as per clauses (vi), (vii) and (viii) of paragraph (a) above with respect to the Trademarks. Any trademark rights licensed to or by the Company are disclosed in
Section 3.12 of the Disclosure Schedule; the Company has previously provided Siemens with copies of the written terms under which limited permission has been given by the Company and its Subsidiaries to third parties to use a trademark of the Company to publicize that such respective third party is actively engaged with or by the Company to distribute, service, support and maintain the products of the Company.

     3.17 Tax Matters. (i) The Company and each Subsidiary have timely filed all material Tax Returns required to be filed; (ii) all such Tax Returns are true, complete and accurate in all material respects and all material Taxes shown to be due on such Tax Returns or otherwise due have been timely paid, have been fully reserved on the latest balance sheet included in the December Financial Statements or will be fully reserved by the Measurement Date; (iii) neither the Company nor any Subsidiary has waived or has been requested in writing to waive (or agreed to any extension of) any limitations period in respect of Taxes; (iv) no adjustment relating to such Tax Returns has been proposed in writing by any Tax authority (insofar as it relates to the activities or income of the Company or any Subsidiary); (v) there are no pending or, to the knowledge of the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary; (vi) the Company is not a party to any Tax sharing or Tax allocation agreement, and has no obligation under any Tax indemnity arrangement; (vii) there are no liens for Taxes upon the assets of the Company or any Subsidiary (other than liens for property taxes not yet due and payable); (viii) all material Taxes which the Company or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, or reserved against and entered on the books of the Company or such Subsidiary in accordance with GAAP; (ix) neither the Company nor any Subsidiary is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;
(x) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (xi) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xii) neither the Company nor any Subsidiary has been liable for any accumulated earnings tax penalty or personal holding company tax.

     (a) The Company (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code; (ii) has no knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method with respect to the Company; and (iii) does not have any application pending with the IRS or any other tax authority requesting permission for any change in accounting method.

     (b) Neither the Company nor any Subsidiary has income reportable for a period beginning after the Measurement Date but attributable to a transaction which resulted in the reporting of such income for financial accounting purposes in a period ending on or prior to the Measurement Date.

     (c) (i) There are no written requests for information from any Tax authority currently outstanding that could affect the Taxes of the Company or any Subsidiary; (ii) there are no proposed reassessments in writing of any property owned by the Company or any Subsidiary that could increase the amount of any Tax to which the Company or any Subsidiary would be subject and (iii) no power of attorney that is currently in force has been granted by the Company or any Subsidiary with respect to any matter relating to Taxes.

     (d) (i) Section 3.17 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which Tax Returns have been filed on the basis of a unitary group, indicates the most recent Tax Return for each relevant jurisdiction for which an audit has been completed and indicates all Tax Returns that currently are the subject of audit; and (ii) the Company has delivered or made available to Siemens correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company and any Subsidiary for the past three taxable years.

     (e) Except in respect of the affiliated, consolidated, combined, unitary or similar group of which the Company or any Subsidiary currently is a member, neither the Company nor any Subsidiary (i) is or has been a member of an affiliated group (within the meaning of Section 1504(a)(1) of the Code) or (ii) has filed or been required to file or been included on or required to be included on a consolidated federal income tax return or any state Tax Return on a consolidated, combined or unitary basis.

     (f) The provisions for Taxes reflected on the balance sheet included in the December Financial Statements are sufficient to cover all liabilities in respect of Taxes for all periods through December 31, 1999 (without regard to the materiality thereof).

     (g) Neither the Company nor any Subsidiary (i) owns an interest in any domestic international sales corporation, foreign sales corporation, controlled foreign corporation, or passive foreign investment company; (ii) has or is currently projected to have an amount includable in its income for the current taxable year under Section 951 or Section 551 of the Code, (iii) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (iv) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

     (h) Neither the Company nor any Subsidiary is a party (other than as an investor) to any industrial development bond.

     Notwithstanding anything to the contrary in this Section 3.17, the Company makes no representation regarding the validity of any of the net operating losses of the Company or any of its Subsidiaries or the ability of the Company or any of its Subsidiaries to utilize such net operating losses in any pre or post Measurement Date period.

     3.18 Employee Benefit Plans. (a) Section 3.18 of the Disclosure Schedule contains a complete and accurate list and description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Plans") maintained, or contributed to, during the past two years by the Company or any Person that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers, consultants or directors of the Company. The Company has made available to Siemens true, complete and correct copies of (i) each Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which a summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all material correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as would not have a Material Adverse Effect, each Plan has been administered in accordance with its terms. Except as would not have a Material Adverse Effect, the Company and all Plans are in compliance with applicable provisions of ERISA and, with respect to the Plans, the Code.

     (b) Except as would not have a Material Adverse Effect, all Pension Plans that are intended to be qualified under Section 401(a) of the Code have been the subject of determination, opinion, notification or advisory letters from the IRS to the effect that such Pension Plans are so qualified and are exempt from Federal income taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor has any event occurred since the date of such Plan's most recent determination letter that would reasonably be expected to adversely affect its qualification.

     (c) Neither the Company nor any Commonly Controlled Entity has within the previous five years, maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA including, without limitation any multi-employer plan (as defined in Section 3 (37) of ERISA).

     (d) Except as would not have a Material Adverse Effect, neither the Company nor any Subsidiary has any liability or obligation under any Welfare Plan to provide life insurance or medical or health benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA. Except as set forth on Section 3.18(d) of the Disclosure Schedule, no Plan that provides health or medical benefits are self-insured, and no claims for such benefits could result in an uninsured liability to the Company, any Subsidiary, the Surviving Corporation or Siemens.

     (e) Except as provided by this Agreement, no employee of the Company or any Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

     (f) Except as would not have a Material Adverse Effect, neither the Company nor any Subsidiary has engaged in any non-exempt prohibited transactions under ERISA and there are no violations or claims relating to the Plans except in the ordinary course of business.

     (g) There is no investigation by any governmental or regulatory authority or any proceeding or other claim, action (other than claims for benefits in the normal operations of the Benefit Plans), suit or proceeding against or involving any Benefit Plan or asserting any right or claim to benefits which is likely to be adversely determined and which, if so determined, would reasonably be expected to have a Material Adverse Effect.

     (h) All contributions, premiums and other payments required by law or any Plan or applicable collective bargaining agreement to have been made under any such Plan or agreement to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof.

     (i) Without limiting any other provision of this Section 3.18, except as would not have a Material Adverse Effect, no event has occurred and no condition exists, with respect to any Plan (whether or not maintained by the Company or the Surviving Corporation), that has subjected or could subject the Company, any Subsidiary, the Surviving Corporation or Siemens, or any Plan or any successor thereto, to any material tax, fine, penalty or other liability (other than, in the case of the Company, the Subsidiaries and the Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Plan with respect to employees or former employees of the Company or any Subsidiary). Except as would not have a Material Adverse Effect, no event has occurred and no condition exists, with respect to any Plan that could subject Siemens or any of its Affiliates, or any plan maintained by Siemens or any Affiliate thereof, to any material tax, fine, penalty or other liability, that would not have been incurred by Siemens or any of its Affiliates, or any such Plan, but for the transactions contemplated hereby. No employee benefit plan other than a Plan is or will be directly or indirectly binding on the Surviving Corporation solely by virtue of the transactions contemplated hereby. Siemens, and its Affiliates, including on and after the Closing, the Surviving Corporation, shall have no material liability for, under, with respect to or otherwise in connection with any employee plan, which liability arises under ERISA or the Code, by virtue of the Company or any Subsidiary being aggregated in a controlled group or affiliated service group with any Commonly Controlled Entity for purposes of ERISA or the Code at any relevant time prior to the Closing. Each Plan may be amended and terminated in accordance with its terms. As of the Effective Time, no Plan will have any participants who are not employees of the Company or its Subsidiaries.

     3.19 Employee Compensation. Section 3.19 of the Disclosure Schedule contains a complete and accurate list (organized by individual for persons whose annual rate of compensation exceeds $75,000 and by category for all other persons) of the titles and current annual salary rates of and bonuses paid or payable to all present officers, employees, consultants, contractors and other individuals who perform services for the Company or any Subsidiary ("Employees").

     3.20 Employees.

     (a) Except as would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and neither the Company nor any Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (ii) the Company believes that its relations with each of its employees is satisfactory; (iii) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees;
(iv) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or such Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (v) there are no unfair labor practice complaints pending or, to the knowledge of the

Company, threatened against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; (vi) there is no strike, slowdown, work stoppage or lockout existing, or, to the knowledge of the Company, threatened, by or with respect to any employees of the Company or any Subsidiary; (vii) no charges are pending or to the knowledge of the Company threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company or any Subsidiary; (viii) there are no claims pending against the Company or any Subsidiary before any workers' compensation board; and (ix) neither the Company nor any Subsidiary has received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company or any Subsidiary and, to the knowledge of the Company, no such investigation is in progress.

     (b) Except as would not have a Material Adverse Effect, the Company and each Subsidiary has properly classified for all purposes (including, without limitation, for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to the Company and each Subsidiary.

     (c) Except as set forth on Section 3.20(c) of the Disclosure Schedule, every Employee (with the title of Senior Vice President and more senior) has executed a Confidentiality/Non-Solicit Agreement in substantially the form attached as Exhibit D hereto.

     (d) From September 26, 1999 through the date of this Agreement, the annualized rate of employee resignations has not exceeded 35%.

     (e) The Company has inquired of each of its employees to determine whether they are bound by any contract or commitment which restricts them from engaging in any activity or competing with any Person and based on that inquiry has no reason to believe that any such employee is so bound.

     3.21 Environmental Laws. Neither the Company nor any Subsidiary is in material violation of, or materially delinquent with respect to any reporting or other requirements under, any Environmental Law to which it or its assets, properties, personnel or business are subject. Neither the Company nor any Subsidiary has knowledge of any circumstances or conditions existing that may prevent or interfere with such compliance in the future. The Company and each Subsidiary have obtained all material permits, licenses and other authorizations required under Environmental Laws and such permits, licenses and authorizations are in full force and effect. There is no material Environmental Claim pending or, to the knowl-edge of the Company, threatened against the Company or any Subsidiary. There are no past or present actions, activities, circumstances, conditions, events or incidents taken or caused by the Company or any of its Subsidiaries, including, without limitation, the release, emission, discharge, storage, transportation, generation, presence or disposal, or, to the knowledge of the Company, any other Person, of any Hazardous Substance that could reasonably be expected to result in any material Environmental Claim against the Company or any Subsidiary. The Company has made available to Siemens all material surveys, reports, assessments, audits, evaluations or other documents relating to the presence, migration or disposal of any Hazardous Substance, prepared for or at the request of the Company or any Subsidiary and relating to the Company, any Subsidiary or any of their respective assets, properties or businesses.

     3.22 Insurance. The Company previously has delivered or made available to Siemens a complete and accurate list of all liability, property, workers' compensation, directors' and officers' liability, "key man" life and other insurance policies in effect that are owned by the Company or any Subsidiary, or under which the Company or any Subsidiary is a named insured. Those policies and the coverage thereunder are in full force and effect. The businesses of the Company and its Subsidiaries are adequately insured against loss or damage in kind and in an amount customarily obtained by similar businesses.

     3.23 Bank Accounts, Letters of Credit and Powers of Attorney. Section 3.23 of the Disclosure Schedule contains a complete and accurate list of (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of the Company and its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company and each Subsidiary (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or any Subsidiary. The Company has heretofore delivered or made available to Siemens true, correct and complete copies of each letter of credit and each power of attorney described on Section 3.23 of the Disclosure Schedule.

     3.24 No Adverse Development. Since June 27, 1999 there has been no event, circumstance, state of affairs, condition or development which the Company has not disclosed to Siemens in writing which has had or could reasonably be expected to have a Material Adverse Effect.

     3.25 Transactions with Affiliates. Except for transactions for compensation of employees or as disclosed in the Company SEC Documents, every transaction between the Company and any of its "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the SEC), which is currently in effect and which involves the payment, or receipt, in the aggregate, of more than $60,000 is set forth on
Section 3.25 of the Disclosure Schedule.

     3.26 Information Statement; Merger Materials. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in (i) the 14(f) Material or (ii) the Information Statement will, at the respective times filed with the SEC and/or published, sent or given to holders of Company Common Stock, as the case may be, and, in addition, in the case of the Information Statement, at the date it or any amendment or supplement is mailed to holders of Company Common Stock and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     3.27 Brokers. Except for Lazard Freres LLP, whose fees, commission and expenses are the sole responsibility of the Company, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Siemens and Acquisition without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Siemens, Acquisition, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

     4. Representations and Warranties of Siemens and Acquisition. Siemens and Acquisition each represent and warrant to the Company as follows:

     4.1 Organization. Each of Siemens and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

     4.2 Corporate Authority. Each of Siemens and Acquisition has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by it has been duly authorized and approved on the part of Siemens and Acquisition by all necessary corporate action and, except for the filing of appropriate merger documents as required by the DGCL, no other corporate proceedings on the part of either Siemens or Acquisition is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Siemens and Acquisition and is the legal, valid and binding obligation of each of Siemens and Acquisition enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     4.3 No Breach. (a) The execution, delivery and performance by each of Siemens and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of either Siemens or Acquisition; (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a material adverse effect on Siemens and Acquisition taken as a whole; or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of cancellation or acceleration), under, any material note, bond, indenture, Lien, mortgage, contract, lease permit, guaranty or other agreement, instrument or obligation to which Siemens or Acquisition is a party or by which any of the properties of Siemens or Acquisition may be bound except for violations which, individually or in the aggregate, will not have a material adverse effect on Siemens and Acquisition taken as a whole.

     (b) Except for (i) the filing of a premerger notification report by Siemens under the HSR Act, (ii) the filing of the Merger Certificate pursuant to the DGCL and (iii) any other consents, approvals, authorizations, permissions, notices or filings which if not obtained or made would not (individually or in the aggregate) materially impair Siemens' ability to perform its obligations under this Agreement or have a material adverse effect on the Surviving Corporation, the execution and delivery of this Agreement by each of Siemens and Acquisition does not and the performance by it of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

     4.4 Litigation. (a) Neither Siemens nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or to the knowledge of Siemens and Acquisition threatened, which could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Siemens or Acquisition is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     4.5 Brokers. Except for Morgan Stanley Dean Witter, whose fees, commission and expenses are the sole responsibility of Siemens, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Siemens directly with the

Company without the intervention of any Person on behalf of Siemens in such manner as to give rise to any valid claim by any Person against Siemens, Acquisition, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

     4.6 Information. None of the information supplied or to be supplied by Siemens or Acquisition in writing specifically for inclusion in (i) the 14(f) Material or (ii) the Information Statement will, at the respective times filed with the SEC and/or published, sent or given to holders of Company Common Stock, as the case may be, and, in addition, in the case of the Information Statement, at the date it or any amendment or supplement is mailed to holders of Company Common Stock and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.7 Financing. Siemens has available sufficient cash in immediately available funds to make the payments required by Section 2 of this Agreement.

     5. Covenants and Additional Agreements.

     5.1 Conduct of Business. The Company covenants and agrees that at all times from and after the date of this Agreement until the Measurement Date (except as expressly contemplated or permitted by this Agreement, or to the extent that Siemens otherwise shall consent in writing):

     (a) The Company and the Subsidiaries shall conduct their respective businesses only in, and shall not take any action except in, the ordinary course of business consistent with past practice.

     (b) Without limiting the generality of paragraph (a) of this Section 5.1,
(i) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationship with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws and orders of all governmental or regulatory authorities applicable to any of them, and (ii) neither the Company nor any of its Subsidiaries shall:

          (A) amend or propose to amend its Certificate of Incorporation or By-Laws except for amendments required by this Agreement or which do not and will not adversely affect Siemens or Acquisition;

          (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
     (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto (except for repurchases pursuant to outstanding stock restriction agreements);

          (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any option, warrant or similar right with respect thereto other than upon exercise of an Option or Warrant outstanding on the date of this Agreement;

          (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than the acquisition of assets in the ordinary course of business consistent with past practice;

          (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

          (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any governmental or regulatory authority;

          (G) except as otherwise provided in this Agreement, (x) except to the extent such incurrence would not be in violation of or require disclosure pursuant to the terms of this Agreement, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

          (H) except for the actions with respect to stock options, restricted stock awards and the Company Stock Plans expressly provided for in this Agreement, enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate (other than in accordance with its terms) any Benefit Plans or other agreement, arrangement, plan or policy between the Company and one or more of its directors, officers, employees or consultants, or increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

          (I) except for the amendments to the Options, the Company Stock Plans, the Warrants and the Warrant Agreements expressly provided for in this Agreement, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of the Company;

          (J) except as set forth in Section 5.1 of the Disclosure Schedule, make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets in excess of $50,000 with respect to each such capital expenditure or commitment and not more than $1,000,000 in the aggregate;

          (K) waive or agree to any extension of any limitations period in respect of Taxes;

          (L) make any change in the lines of business in which it participates or is engaged;

          (M) take any action or omit to take any action which would result in a material breach, violation or inaccuracy of any representation, warranty, covenant or agreement of the Company made in this Agreement;

          (N) enter into any material contract or agreement which would require the consent of the other party thereto to consummate the transactions contemplated hereby; or

          (O) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

     (c) Until the Measurement Date, the Company shall confer on a regular and frequent basis with Siemens and/or its Affiliates with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise Siemens, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any governmental or regulatory authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a Material Adverse Effect or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

     5.2 No Solicitations. Until the Measurement Date, neither the Company nor any of its Subsidiaries shall authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of the Company or any of its Subsidiaries to, directly or indirectly, initiate, solicit, encourage, or, unless the Board of Directors of the Company believes, after consultation with outside legal counsel, that the failure to take such actions would constitute a breach of the fiduciary duties of the Board of Directors, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction, by any Person, or group (a "Potential Acquiror"); provided, however, that (i) the Company may furnish or cause to be furnished information concerning the Company and its businesses, properties or assets to a Potential Acquiror, (ii) the Company may engage in discussions or negotiations with a Potential Acquiror,
(iii) following receipt of a proposal or offer for an Acquisition Transaction, the Company may make disclosure to the Company's stockholders and may recommend such proposal or offer to the Company's stockholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction, the Board of Directors may enter into an agreement in principle or a definitive agreement with respect to such Acquisition Transaction, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall have first concluded in good faith after consultation with outside legal counsel that such action is necessary or appropriate because failure to take such action would constitute a breach of the fiduciary duties owed by the Board of Directors of the Company to the Company's stockholders under applicable law; and provided, further, that the Board of Directors of the Company shall not take or permit the Company to take any of the foregoing actions referred to in clauses (i) through (iv) without prior written notice to Siemens with respect to such action. The Company shall promptly inform Siemens, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction that it receives and the identity of the Potential Acquiror. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of this Agreement heretofore with respect to any Acquisition

Transaction. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the Company, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, the Company, whether for cash, securities or any other consideration or combination thereof, other than pursuant to the transactions contemplated by this Agreement.

     5.3 Access to Information; Confidentiality. (a) The Company shall, throughout the period from the date hereof to the Measurement Date, (i) provide Siemens and its Affiliates and their respective Representatives with full access, upon reasonable prior notice, during normal business hours to all officers, employees, agents, accountants and customers of the Company and its Subsidiaries, and their respective assets, properties, books and records and
(ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or any Subsidiary pursuant to the requirements of federal or state securities laws or filed with any other governmental or regulatory authority, and (y) all other information and data (including, without limitation, copies of contracts, Benefit Plans and other books and records) concerning the business, employees and operations of the Company (including product development) and its Subsidiaries as Siemens or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

     (b) Until the Measurement Date, Siemens will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of governmental or regulatory authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of governmental or regulatory authorities); provided that to the extent reasonably practicable Siemens shall provide the Company with reasonable notice of such compelled disclosure, or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the Company and its Subsidiaries furnished to it by the Company or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (w) known by Siemens, any of its Affiliates or any of their respective Representatives prior to disclosure by the Company or its Representatives, (x) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of Siemens and its Representatives, (y) later acquired by Siemens, any of its Affiliates or any of their respective Representatives from another source if Siemens, such Affiliate or such Representative is not aware that such source is under an obligation to the Company to keep such documents and information confidential or (z) independently developed by Siemens or any of its Affiliates. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company, Siemens will, and will cause its Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the Company or its Representatives to Siemens, its Affiliates and their Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Siemens or its Representatives.

     5.4 Preparation of Information Statement; Approval of Stockholders; Siemens Approval. As soon as practicable following the date of this Agreement, the Company shall (i) prepare and file with the SEC a preliminary Information Statement, in form and substance satisfactory to Siemens and (ii) prepare, furnish to its stockholders and file with the SEC the 14(f) Material. The Company shall use its best efforts to respond to and resolve any comments of the staff of the SEC with respect to the Information Statement or the 14(f) Material as promptly as practicable after such filing. The Company will notify Siemens promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Information Statement or the 14(f) Material or for additional information, will supply Siemens with copies of all correspondence between it or any of its Representatives and the SEC with respect to the Information Statement or the 14(f) Material and will provide Siemens and its representatives with a reasonable opportunity to review, comment on and discuss all documents filed with the SEC or furnished to the Company's stockholders pursuant to this Section 5.4, to participate in all conversations with the SEC relating to those filings or any of the subject matter of this Agreement and to comment on all proposed responses to or other communications with the SEC. The form and content of the Information Statement and the 14(f) Material shall be reasonably acceptable to Siemens. The Information Statement and the 14(f) Material shall comply in all material respects with all applicable requirements under all applicable laws. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or the 14(f) Material, the Company or Siemens, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of the Company such amendment or supplement in a form reasonably acceptable to Siemens.

     (a) The Company shall, if required by applicable law and if requested by Siemens, duly call, give notice of, convene and hold a meeting of or solicit proxies or written consents from its stockholders for the purpose of voting on
(i) the adoption of this Agreement and (ii) the taking of such additional corporate actions as Siemens reasonably may request or as may be necessary or appropriate for the consummation of the Merger and the other transactions contemplated by this Agreement, whether or not the Board of Directors of the Company modifies or withdraws its approval of this Agreement, its declaration of its advisability or its rec-ommendation that the stockholders adopt it. The Company shall take these actions and distribute the Information Statement as soon as reasonably practicable after the date hereof.

     (b) Notwithstanding the foregoing, if Acquisition acquires at least 90% of the issued and outstanding shares of Company Common Stock, the parties hereto shall take all necessary and appropriate actions to cause the Merger to become effective in accordance with Section 253 of the DGCL, as soon as reasonably practicable, without a meeting of the stockholders of the Company and without action by written consent of stockholders of the Company.

     5.5 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and Siemens will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties required of Siemens or any of its Subsidiaries or the Company to consummate the Initial Purchase and the Merger and the other matters contemplated hereby, and (ii) provide such other information and communications to such governmental or regulatory authorities as the other party or such governmental or regulatory authorities may reasonably request. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Siemens and the Company or their Affiliates under the HSR Act and under any similar or comparable European antitrust statute or regulation (collectively, the "European Statutes"), (y) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act or from similar or comparable European governmental authorities (the "European Authorities") pursuant to the European Statutes, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and the European Statutes and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by the FTC, the Antitrust Division, state attorneys general or the European Authorities.

     5.6 Notice and Cure. Each of Siemens and the Company will notify the other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Measurement Date, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Siemens or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Siemens or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Siemens and the Company also will notify the other promptly in writing of, and will use commercially reasonable efforts to cure, before the Measurement Date, any violation or breach of any representation, warranty, covenant or agreement made by Siemens or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section 5.6 shall have any effect on (i) the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or (ii) any right to indemnity hereunder.

     5.7 Company Stock Plans; Warrants. The Company shall take or cause to be taken, including as appropriate by its Board of Directors or the appropriate committee thereof, by all steps necessary, if any, to cause (i) give effect to the provisions of Section 2.1(e) and (ii) pursuant to the Warrant Agreements or other granting instruments, each Warrant granted to be exercisable solely for cash in an amount not to exceed the Merger Price.

     5.8 Termination of Contracts. Prior to the Measurement Date, the Company will take all action and obtain all consents required to terminate the agreements listed on Schedule 5.8 without liability to the Company following the Effective Time.

     5.9 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Siemens and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Company nor Siemens will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

     5.10 Cooperation. (a) The Company hereby acknowledges and agrees that, in the event Siemens or any of its Affiliates undertakes to redeem, repurchase or repay all or any portion of the outstanding Notes, Debentures and/or Promissory Note, the Company will provide full and complete access to all books, records, files and information relating to such Notes, Debentures and Promissory Note, including through providing access to the applicable trustee, if any, and will assist in any manner as may reasonably be requested by Siemens and its Affiliates and their respective Representatives with respect to any such redemption, repurchase or repayment.

     (b) Siemens hereby acknowledges and agrees that the Company may, with the consent of Siemens (which consent shall not unreasonably be withheld), redeem, repurchase or repay all or any portion of the outstanding Notes, Debentures and/or Promissory Notes prior to the Measurement Date; provided, however, that Siemens shall be reasonably satisfied that such purchases shall not result in any liability to the Surviving Corporation or to Siemens or any of its Affiliates.

     5.11 Director and Officer Indemnification. (a) Siemens agrees that all rights to indemnification now existing in favor of any current or former director or officer of the Company as provided in the Company's Certificate of Incorporation or by-laws or in a written agreement between any such person and the Company in effect on the date hereof shall survive the Merger and shall continue in full force and effect until the expiration of all applicable statutes of limitation. Siemens also agrees to indemnify all current and former directors and officers of the Company to the fullest extent the Company would be permitted by the DGCL to indemnify them with respect to all acts and omissions arising out of such individuals' service as officers or directors of the Company or any of the Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees occurring prior to the Effective Time. Without limitation of the foregoing, in the event any such person is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Siemens will pay such person's reasonable legal and other expenses of counsel selected by such person and reasonably acceptable to Siemens (including the cost of any investigation, preparation and settlement) incurred in connection therewith after statements therefor are received by Siemens; provided, however, that Siemens shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified persons. Siemens shall be entitled to participate in the defense of any such action or proceeding, and counsel selected by the indemnified person shall, to the extent consistent with their professional responsibilities, cooperate with Siemens and any counsel designated by Siemens. Siemens shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any indemnified person in enforcing the indemnity and other obligations provided for in this Section 5.11.

     (b) Siemens agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to such persons; and provided, further, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof; and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.11(b), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     5.12 Additional Covenants. (a) On or prior to the Measurement Date, the Company, Siemens and Dort A. Cameron, III shall execute a letter, substantially in the form of Exhibit L, terminating Mr. Cameron's employment with the Company under his employment agreement.

     (b) Subject to the other terms and provisions of this Agreement, on or promptly following the Measurement Date, Siemens will provide funds necessary to repay and cause to be repaid to IBM Credit Corporation all amounts owing under that certain Fourth Amended and Restated Agreement for Wholesale Financing, dated September 15, 1995, as amended and cause such facility to be terminated.

     (c) Subject to the other terms and provisions of this Agreement, on or promptly following the Measurement Date, Siemens will provide funds necessary to repay and cause to be repaid the Notes.

     6. Conditions to Closing.

     6.1 Conditions to the Obligations of Siemens and Acquisition. The obligation of Siemens and Acquisition to effect the Initial Purchase or, if the Initial Purchase does not occur, the Merger, is subject to the fulfillment on or prior to the Measurement Date of each of the following conditions (all or any of which, other than Sections 6.1(e) and (g), may be waived by Siemens in its sole discretion):

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it prior to or at the Measurement Date, and, each of the Company's representations and warranties contained in Section 3 of this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Measurement Date as though made on and as of the Measurement Date or in the case of representations and warranties made as of a specified date earlier than the Measurement Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and the Company shall have delivered to Siemens a certificate, dated the Measurement Date executed on behalf of the Company by its Chairman, President or a Vice President, to such effect.

     (b) Opinions of Counsel. Siemens and Acquisition shall have received the favorable written opinions, each dated the Measurement Date, of Lynne A. Burgess,

Senior Vice President and General Counsel of the Company, and Cahill Gordon & Reindel, counsel to the Company, as to the matters set forth on Exhibit E and in form reasonably satisfactory to Siemens and Acquisition.

     (c) Resignations. Siemens shall have received the written resignation (i) of employment and from all offices listed of the individuals set forth on Exhibit F-1 and (ii) from all offices listed of the individuals set forth on Exhibit F-2 and the written resignation of all trustees of all the Benefit Plans of the Company and its Subsidiaries, each effective at the Measurement Date.

     (d) Consents. The Company shall have received or made the consents, approvals, authorizations, permissions, notices and filings listed on Schedule 6.1(d) and all of them shall be in form and substance satisfactory to Siemens and Acquisition.

     (e) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company (if any) required by the Company's Certificate of Incorporation and the DGCL; provided, however, that this condition shall not apply in respect of the Initial Purchase.

     (f) Escrow Agreement. The Escrow Agreement and, if the Tax Insurance Election has been made, the Tax Escrow Agreement, shall have been duly executed and delivered by the parties thereto.

     (g) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (h) Invoices. The Company shall have delivered to Siemens the Invoices (as defined in Section 9.1).

     (i) IRS Matter Resolution. The tax matter described on Schedule 6.1(i) shall have been resolved in a manner satisfactory to Siemens in its sole discretion in a manner that will result in no liability on the part of the Company, any Subsidiary or the Surviving Corporation to federal or state Tax authorities or, in the alternative if so elected by the Company (the "Tax Insurance Election"), the Company shall have procured, paid in full (subject to
Section 9.1) and delivered to Siemens, insurance policies in substantially the forms contained in Exhibit G, with only such changes as shall be reasonably acceptable to Siemens and in the amounts set forth in Exhibit G.

     (j) Dissenting Shares. The applicable 20-day period in Section 262(d) of the DGCL for stockholders to demand or perfect dissenters rights pursuant to
Section 262
of the DGCL shall have expired and such rights shall not have been exercised with respect to more than 5% of the outstanding shares of any class of capital stock of the Company.

     6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the fulfillment at or prior to the Measurement Date of each of the following conditions (all of which may be waived by the Company in its sole discretion).

     (a) Performance of Obligations; Representations and Warranties. Siemens and Acquisition shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by them prior to or at the Measurement Date and each of the representations and warranties of Acquisition and Siemens contained in
Section 4 of this Agreement shall be true and correct, in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Measurement Date as though made on and as of the Measurement Date or, in the case of representations and warranties made as of a specified date earlier than the Measurement Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and each of Siemens and Acquisition shall have delivered to the Company a certificate dated the Measurement Date executed on behalf of each of them by an authorized signatory to such effect.

     (b) Opinion of Counsel. The Company shall have received the favorable written opinion dated the Measurement Date of internal counsel to Siemens and Acquisition, as to the matters set forth in Exhibit H and in form reasonably satisfactory to the Company.

     (c) Escrow Agreement. The Escrow Agreement and, if the Tax Insurance Election has been made, the Tax Escrow Agreement, shall have been duly executed and delivered by the parties thereto.

     (d) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company (if any) required by the Company's Certificate of Incorporation and the DGCL.

     (e) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7. Survival; Indemnification; Tax Matters.

     7.1 Survival. Except as otherwise provided herein, all the representations, warranties covenants and agreements of the Company contained in or made pursuant to this Agreement shall survive the Closing and shall remain operative and in full force and effect for a period of 18 months after the Measurement Date (such period being referred to as the "Escrow Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any Person before or after the Closing. No claim for indemnification may be asserted after the expiration of the Escrow Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a claim which is asserted in writing prior to the expiration of the Escrow Indemnity Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

     7.2 Indemnification. Siemens, its employees, agents, directors, officers, subsidiaries and its affiliates and the employees, agents, directors, officers and subsidiaries of its affiliates (the "Indemnified Parties") shall be indemnified and held harmless from and against any and all damages, claims, losses (including loss of value), expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Losses") (provided, however, that to avoid double-counting, Losses shall be determined after giving effect to any reserves or liabilities reflected on the final Closing Statement, if and to the extent those reserves reduced the Closing Liquid Net Worth), asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (i) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Measurement Date (or, in the case of representations and warranties made as of a specified date earlier than the Measurement Date, on and as of such earlier date), of any representation or warranty made or deemed to have been made by the Company in this Agreement or any failure by the Company to perform or fulfill any of its covenants or agreements set forth in this Agreement; provided, however that if any such representation or warranty (other than those representations and warranties contained in Section 3.7, Section 3.9(a) and Section 3.24) is qualified in any respect by materiality or Material Adverse Effect, for purposes of this paragraph such materiality or Material Adverse Effect qualification will be in all respects ignored; (ii) subject to Section 7.9(b), Pre-Measurement Date Tax Liabilities; (iii) the Asset Purchase Agreement, dated as of May 10, 1999, by and between CompuCom Systems, Inc. and the Company or any of the transactions contemplated thereby; (iv) any action, suit or proceeding commenced prior to the Measurement Date before any court or arbitral or other tribunal; (v) the Tax Matters Settlement Shortfall Amount; or (vi) any failure of the Company or any of its Subsidiaries to be Year 2000 Compliant.

     7.3 Limitation of Liability; Disposition of Escrow Fund. After the Closing, the Indemnified Parties' rights to indemnification under Section 7.2 shall be subject to the following limitations: (i) in no event shall the aggregate amount to be paid to the Indemnified Parties under Section 7.2 exceed the Indemnity Amount; (ii) the Indemnified Parties shall be entitled to recover any Loss otherwise recoverable pursuant to clauses (i), (iii), (iv) and (vi) of Section
7.2 only to the extent the aggregate of Losses otherwise recoverable pursuant such Section exceeds $1,000,000 in the aggregate; provided, that if all such Losses exceed $1,000,000, the Indemnified Parties shall be entitled to recover for all such Losses; and (iii) if the inaccuracy, untruth or incompleteness of a representation in Section 3.17 results in an increase in the taxable income of the Company or any Subsidiary with respect to any taxable period ending after the Measurement Date, such increase in taxable income shall not give rise to an indemnifiable Loss to the extent such increase in taxable income is properly offset by available net operating loss carryovers of the Company or any Subsidiary (as the case may be) from taxable periods beginning prior to the Measurement Date.

     7.4 Stockholders' Representative. (a) The Company hereby appoints, and the Company's stockholders shall be deemed to appoint, the Stockholders' Representative, with full and unqualified power to delegate to one or more Persons the authority granted to him hereunder, to act as each of their agent and attorney-in-fact, with full power of substitution, to take all actions called for by this Section 7 and the Escrow Agreement and, if applicable, the Tax Escrow Agreement, on their individual and collective behalf, in accordance with the terms of this Section 7 and the Escrow Agreement and, if applicable, the Tax Escrow Agreement.

     (b) The Stockholders' Representative shall have no liability whatsoever to any existing or former stockholder of the Company or to any other Person arising out of the matters contemplated by this Section 7 or the Escrow Agreement or, if applicable, the Tax Escrow Agreement, except only to the extent of any Loss caused exclusively by the Stockholders' Representative's willful misconduct or bad faith. In any event, any such liability shall be limited to direct damages resulting from such conduct and in no event shall the Stockholders' Representative be liable for special, incidental or consequential damages incurred or suffered by any Person. The Stockholders' Representative shall incur no liability to any existing or former stockholder of the Company or to any other Person with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuine and duly authorized. The Stockholders' Representative may, in all questions arising under the Escrow Agreement and, if applicable, the Tax Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholders' Representative based on such advice, the Stockholders' Representative shall not be liable to any existing or former stockholder of the Company or to any other Person.

     (c) In the event of the death or permanent disability of the Stockholders' Representative, or his resignation, a successor Stockholders' Representative shall be appointed by a majority vote of the holders (other than Siemens and its subsidiaries) of outstanding capital stock of the Company immediately prior to the Effective Time, with each such stockholder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the shares of capital stock of the Company held by such stockholder immediately prior to the Effective Time.

     7.5 Notice of Claims. If any of the Indemnified Parties believes that it has suffered or incurred any Loss, it shall notify the Escrow Agent and the Stockholders' Representative promptly in writing (at their respective addresses set forth in the Escrow Agreement), and in any event within the applicable time period specified in Section 7.1, describing such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred (a "Claim Notice"). If any legal action is instituted by a third party with respect to which any of the Indemnified Parties intend to claim indemnity under this Section, such Indemnified Party shall promptly give a Claim Notice to notify the Escrow Agent and the Stockholders' Representative with respect to such legal action. In any event, a failure or delay in notifying the Escrow Agent and the Stockholders' Representative shall not affect the Indemnified Party's right to indemnity, except only to the extent such failure or delay materially and adversely prejudices the ability to defend against any legal action.

     7.6 Defense of Third Party Claims. Because the right to indemnity is limited as provided herein, except as otherwise provided in the Tax Escrow Agreement relating solely to the Tax Matters (as defined in the Tax Matters Escrow Agreement), the Indemnified Parties shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the Stockholders' Representative, any third party legal action or other claim, but the Stockholders' Representative may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the Indemnified Parties shall fail to defend any such legal action or other claim, then the Stockholders' Representative may defend, through counsel of its own choosing, such legal action or other claim, and so long as it gives Siemens at least 15 days' notice of the terms of the proposed settlement thereof and permits Siemens to then undertake the defense thereof, except as set forth below, settle such legal action or other claim and recover out of the Indemnity Amount the amount of such settlement or of any judgment and the costs and expenses of such defense. Neither Siemens nor the Stockholders' Representative shall compromise or settle any such legal action or other claim without the prior written consent of the other, which consent shall not be unreasonably withheld, except that under no circumstances shall Siemens be required to consent to the entry of an order for injunctive or other non-monetary relief. All costs and expenses reasonably incurred in defending any such third party legal action or other claim, including the amount of any settlement or of any judgment, shall be paid out of the Indemnity Amount.

     7.7 Dispute Resolution: Negotiation, Mediation and Arbitration. (a) The Parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation in good faith between executives who have authority to settle the dispute. Any Party shall give any other Party written notice of any dispute not resolved in the ordinary course of business. Within 7 days after delivery of such notice, the Party receiving notice shall submit to the other a written response thereto. The notice and the response shall include:
(i) a statement of each Party's position(s) regarding the matter(s) in dispute and a summary of arguments in support thereof, and (ii) the name and title of the executive who will represent that Party and any other Person who will accompany that executive.

     (b) Within 14 days after delivery of the notice, the designated executives shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to any other shall be honored in a timely fashion. All negotiations conducted pursuant to this Section
7.7 (and any of the Parties' submissions in contemplation hereof) shall be kept confidential by the Parties and shall be treated by the Parties and their representatives as compromise and settlement negotiations under the Federal Rules of Evidence and any similar state rules.

     (c) If the matter in dispute has not been resolved within 30 days after delivery of the notice, the dispute shall be submitted to non-binding mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution. The mediation shall be conducted within 30 days of the time the mediator is selected. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals; provided, however, that if no mediator from that list can be mutually agreed upon, each Party will submit to the CPR its own list of acceptable mediators from the CPR Panels of Distinguished Neutrals and the CPR shall appoint one of those listed as the mediator for the Parties. The costs of the mediation, including the mediator's fees, shall be borne equally by the Parties to the dispute.

     (d) If the matter in dispute has not been resolved within 30 days after the selection of the mediator, either Party (the "claimant") may submit the dispute to binding arbitration to the New York, New York office of the American Arbitration Association ("AAA") in accordance with the procedures set forth in the Commercial Arbitration Rules of the AAA, revised and effective July 1, 1996.

     (e) The Commercial Arbitration Rules of the AAA, revised and effective July 1, 1996, as modified or revised by the provisions of this Section 7.7, shall govern any arbitration pro-ceeding hereunder. The arbitration shall be conducted by three arbitrators selected pursuant to Rule 13 of the Commercial Arbitration Rules, and prehearing discovery shall be permitted if and only to the extent determined by the arbitrator to be necessary in order to effectuate resolution of the matter in dispute. The arbitrator's decision shall be rendered within 30 days of the conclusion of any hearing hereunder and the arbitrator's judgment and award may be entered and enforced in any court of competent jurisdiction.

     (f) Resolution of disputes under the procedures of this Section 7.7 shall be the sole and exclusive means of resolving disputes arising out of or relating to this Agreement; provided, however, that nothing herein shall preclude the Parties from seeking in any court of competent jurisdiction temporary or interim injunctive relief to the extent necessary to preserve the subject matter of the dispute pending resolution under this Section 7.7.

     7.8 Exclusive Remedy. The indemnification provided in this Section 7 shall be the sole and exclusive remedy available following the Closing to the Indemnified Parties for the subject matter covered by such indemnification and any claim arising under this Agreement.

     7.9 Tax Matters. Prior to the filing of any Income Tax Return solely with respect to the Company and/or any of its Subsidiaries due after the Measurement Date (with regard to extensions) with respect to any taxable year or other taxable period beginning prior to the Measurement Date, and no later than thirty
(30) days prior to the due date for filing such Tax Return, Siemens shall provide the Stockholders' Representative with a draft of such Tax Return, and any related work papers, for review. No later than ten (10) days prior to the due date for filing such Tax Return, the Stockholders' Representative shall notify Siemens with any proposed modifications to such Tax Return. Such modifications to the Tax Return shall be made by Siemens in its reasonable discretion prior to filing as long as there is a reasonable basis for the filing position requested. In any event, Siemens shall file all Tax Returns due after the Measurement Date with respect to taxable years beginning prior to the Measurement Date consistent with the Company's past practices to the extent permitted by applicable law. Notwithstanding the foregoing, nothing contained in this Agreement shall permit the Stockholders' Representative to receive nor obligate Siemens to deliver to the Stockholders' Representative any consolidated or other Tax Return or Income Tax Return of Siemens or any other Subsidiary or Affiliate of Siemens (other than a Tax Return relating solely to the Company and/or any of its Subsidiaries).

          (i) Siemens shall not amend, or cause or permit the Company or any Subsidiary to amend, any Income Tax Return filed with respect to any taxable year or other taxable period beginning prior to the Measurement Date without the prior written consent of the Stockholders' Representative, which consent shall not be unreasonably withheld. Siemens and the Stockholders' Representative agree to consult and resolve in good faith any disagreement regarding the withholding of consent by the Stockhold-ers' Representative, it being understood and agreed that in the absence of any such resolution, any and all such disagreements shall be resolved in a manner consistent with the procedures described in Section 7.7.

          (ii) Any overpayment in respect of Taxes relating to any taxable year or other taxable period (or portion thereof, as determined below in clause
     (c)) ending on or before the Measurement Date shall be for the benefit of the Stockholders; provided that, any overpayment of Taxes attributable to the fiscal 1994 through 1996 taxable years of the Company or its Subsidiaries shall be for the benefit of Siemens to the extent that such overpayments are reflected as an asset on the balance sheet (as of the close of business on the Measurement Date) prepared pursuant to Section
     2.2. Upon written notification to Siemens, the Stockholders' Representative, at its own expense, will be permitted to pursue any overpayment to which it is entitled; provided that any action on the part of the Stockholders' Representative shall not increase any Tax Liability of Siemens, the Company or any of their respective Subsidiaries in any period ending after the Measurement Date (in which event, such action shall require the prior written consent of Siemens, which shall not be unreasonably withheld).

     (a) Notwithstanding Section 7.2, no claim for indemnification shall be permitted for any Losses resulting solely from the failure of Siemens or the Company or any Subsidiary to timely file any Tax Return required to be filed (with extensions) after the Measurement Date or timely pay any Taxes required to be paid after the Measurement Date.

     (b) Siemens and the Company (and/or the Company's Subsidiaries) will, to the extent permitted by applicable law, elect with the relevant Tax authority to close the taxable year of the Company and its Subsidiaries on the Measurement Date. For purposes of this Agreement, in the case of any Taxes in respect of a taxable period that begins on or before the Measurement Date and ends after the Measurement Date, the portion of such Tax attributable to the pre-Measurement Date period shall (i) in the case of real property or other similar Taxes that are fixed and periodic in nature, be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Measurement Date, and the denominator of which is the number of days in the entire period; and (ii) in the case of all other Taxes, be determined on the basis of an interim closing of the books at the end of the Measurement Date. For purposes of clause (i) of the preceding sentence, any credits against Tax shall be prorated based upon the fraction employed in such clause (i).

     (c) Siemens shall not make an election pursuant to Section 338 of the Code with respect to the Company or any Subsidiary without the prior written consent of the Stockholders' Representative.

     8. Termination; Effect of Termination.

     8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned whether prior to or after the adoption of this Agreement by the Company's stockholders if:

     (a) at any time prior to the Effective Time, by mutual written agreement of the parties hereto; provided, however, that if such termination is to occur after the Initial Purchase Date, such termination must be approved in accordance with Section 1.6(c);

     (b) at any time prior to the Initial Purchase Date, by either the Company or Siemens upon notification to the non-terminating party by the terminating party:

          (i) at any time 90 days following the date of this Agreement if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

          (ii) there has been a material breach of this Agreement on the part of the non-terminating party and either (x) the non-terminating party fails to cure such breach within 30 days following notification thereof by the terminating party or (y) the breach is not reasonably capable of being cured within 30 days after notice thereof; or

     (c) at any time prior to the Initial Purchase Date, by Siemens upon the occurrence of a Trigger Event (as defined in Section 8.2).

     8.2 Effect of Termination. (a) If this Agreement is validly terminated by either the Company or Siemens pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company, Siemens or Acquisition (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 5.3(b) and 9 will continue to apply following any such termination and
(ii) as provided in this Section 8.2.

     (b) If (i) Siemens terminates this Agreement pursuant to (A) Section 8.1(b)(ii) or (B) Section 8.1(c), (ii) after the date hereof and prior to such termination, a Person other than Siemens or its Affiliates shall have made or announced an intention to make a proposal for an Acquisition Transaction and
(iii) the Company consummates an Acquisition Transaction or enters into a definitive agreement with respect to an Acquisition Transaction within 12 months following such termination, then the Company shall pay to Siemens a termination fee in the amount of $5 million upon the closing of such Acquisition Transition. The termination fee shall be payable not later than two business days after the closing of such Acquisition

Transaction, by wire transfer of immediately available funds to an account designated by Siemens. If the termination fee is not paid within two business days after the due date as provided above, (i) the termination fee will bear interest at the rate of 12% per year (or if less, the highest legally permissible rate) from such date until paid and (ii) the Company will pay for all attorneys' fees and expenses incurred by Siemens in connection with collecting such overdue amounts.

     (c) For purposes of this Agreement, a "Trigger Event" means any of the following events: (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, a definitive agreement or agreement in principle with respect to any Acquisition Transaction other than the transactions contemplated by this Agreement; (ii) the Board of Directors of the Company or any committee thereof shall have withdrawn its approval or recommendation of this Agreement or the Merger, or modified its approval or recommendation of this Agreement or the Merger in a manner adverse to Siemens or Acquisition; (iii) the Board of Directors of the Company or any committee thereof shall have made any recommendation with respect to an Acquisition Transaction by any Person (other than Siemens or Acquisition) other than a recommendation rejecting or against such Acquisition Transaction; or (iv) the Company receives a proposal with respect to an Acquisition Transaction by any Person (other than Siemens or Acquisition), and the Company's Board of Directors takes a neutral position or makes no recommendation with respect to such Acquisition Transaction after a reasonable amount of time (and in no event more than five business days) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such proposal consistent with the Board's fiduciary duties.

     9. Fees and Expenses.

     9.1 Expenses. Subject to Section 9.2, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. In addition, (a) the unpaid fees and expenses of all brokers, investment bankers, financial advisors, attorneys and accountants engaged in connection with the preparation and negotiation of this Agreement or the transactions contemplated hereby and whose compensation is payable by the Company shall be reflected on invoices (the "Invoices") submitted to Siemens on or prior to the Measurement Date, which Invoices shall include confirmation that no further compensation beyond the amount reflected in the Invoice is or will be payable by the Company (or the Surviving Corporation, as successor to the Company) and (b) Siemens and the Company shall each pay one-half of the aggregate premiums and surplus lines premium tax charged thereon for the insurance policies described in Section 6.1(i).

     9.2 Stockholders of the Company. In no event shall Siemens, Acquisition or the Company be liable (before or after the Closing) for any fees and expenses of the stockholders of the Company relating to the transactions contemplated by this Agreement, including, without limitation, legal, accounting and financial advisory fees.

     10. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

     "AAA" shall have the meaning ascribed to such term in Section 7.7(d).

     "Acquisition" shall have the meaning ascribed to such term in the first paragraph hereof.

     "Acquisition Price" shall have the meaning ascribed to such term in Section 2.1(c).

     "Acquisition Common Stock" shall have the meaning ascribed to such term in
Section 2.1(a).

     "Adjusted Acquisition Price" shall have the meaning ascribed to such term in Section 2.1(c).

     "Acquisition Transaction" shall have the meaning ascribed to such term in
Section 5.2.

     "Affiliate" of a Person shall mean any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such first Person.

     "Agreement" shall have the meaning ascribed to such term in the first paragraph hereof.

     "Antitrust Division" shall have the meaning ascribed to such term in
Section 5.5.

     "Authorizations" shall have the meaning ascribed to such term in Section 3.15(b).

     "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, written incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer, consultant or director of the Company or any Subsidiary.

     "Call Option" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Certificates" shall have the meaning ascribed to such term in Section 2.4(b).

     "Certificate of Merger" shall have the meaning ascribed to such term in
Section 1.2.

     "Claim Notice" shall have the meaning ascribed to such term in Section 7.5.

     "claimant" shall have the meaning ascribed to such term in Section 7.7(d).

     "Closing" shall have the meaning ascribed to such term in Section 1.3.

     "Closing Date" shall have the meaning ascribed to such term in Section 1.3.

     "Closing Liquid Net Worth" shall mean the amount, computed as of the Measurement Date and in a manner consistent with the methods used in the preparation of the financial statements of the Company at or for the period ended September 26, 1999 and as specified in Exhibit C, equal to the Company's current assets (net of reserves) minus all of its liabilities, including for this purpose (whether or not required by GAAP or otherwise to be accrued) an accrual for the full amount of all amounts due or to become due on the part of the Company or any Subsidiary of the Company in connection with or by reason of the transactions contemplated by this Agreement, including without limitation or duplication (i) those related to attorneys, accountants, investment bankers, financial advisers and other professionals, (ii) all obligations in respect of bonuses, severance or additional compensation payable to officers, directors, employees and consultants (it being understood that liabilities under "double trigger" change-of-control provisions shall not be included as liabilities for purposes of calculating Closing Liquid Net Worth unless both triggers have occurred prior to the Measurement Date), (iii) the Notes Redemption Premium and
(iv) one-half of the aggregate premiums and the related surplus lines premium tax payable to the insurers for the insurance policies described in Section 6.1(i).

     "Closing Liquid Net Worth Adjustment" shall mean the amount by which the Company's Closing Liquid Net Worth is less than $(165,685,000).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral Document" shall mean any certificate or schedule delivered by a Person or any of its respective directors, officers, employees or trustees pursuant to this Agreement.

     "Commonly Controlled Entity" shall have the meaning ascribed to such term in Section 3.18(a).

     "Company" shall have the meaning ascribed to such term in the first paragraph hereof.

     "Company Capital Stock" shall have the meaning ascribed to such term in
Section 3.2(a).

     "Company Common Stock" shall have the meaning ascribed to such term in
Section 2.1(c).

     "Company Designees" shall have the meaning ascribed to such term in Section 1.6(a).

     "Company SEC Documents" shall have the meaning ascribed to such terms in
Section 3.4(c).

     "Company Stock Plans" shall have the meaning ascribed to such term in
Section 2.1(e).

     "Control" shall mean the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "Debentures" shall mean the 5.5% Convertible Subordinated Debentures due 2007 issued and outstanding pursuant to the Indenture dated March 18, 1987, as supplemented, between Businessland, Inc. and Security Pacific National Bank.

     "December Financial Statements" shall have the meaning ascribed to such term in Section 3.8.

     "DGCL" shall have the meaning ascribed to such term in Section 1.1.

     "Disclosure Schedule" shall have the meaning ascribed to such term in
Section 3.

     "Dissenting Shares" shall have the meaning ascribed to such term in Section 2.1(d).

     "Drag-Along Rights" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Effective Time" shall have the meaning ascribed to such term in Section
1.2.

     "Employees" shall have the meaning ascribed to such term in Section 3.19.

     "Environmental Claim" shall mean any written claim, action, investigation or notice by any Person alleging potential liability arising out of, based on, or resulting from (a) the presence or release into the environment, including, without limitation, the indoor environment, of any Hazardous Substance at any location, whether or not owned by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, statutes, rules and regulations, orders, decrees, judgments, arbitration awards, agreements and permits relating to protection and clean-up of the environment and protection of human health (excluding those relating solely to occupational health and safety), including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances.

     "Escrow Agent" shall mean ChaseMellon Shareholder Services LLC.

     "Escrow Agreement" shall mean an agreement substantially in the form of
Exhibit I, executed and delivered at the Closing or, if earlier, on the Initial Purchase Date.

     "Escrow Indemnity Period" shall have the meaning ascribed to such term in
Section 7.1.

     "Escrow Period" shall mean the period beginning on the Initial Distribution Date and ending on the first date on which funds held in the escrow created pursuant to the Escrow Agreement are permitted to be released to the Payment Agent under the terms of the Escrow Agreement.

     "ERISA" shall have the meaning ascribed to such term in Section 3.18(a).

     "European Authorities" shall have the meaning ascribed to such term in
Section 5.5.

     "European Statutes" shall have the meaning ascribed to such term in Section 5.5.

     "Exchange Act" shall have the meaning ascribed to such term in Section 1.6(b).

     "Exchange Fund" shall have the meaning ascribed to such term in Section 2.4(a).

     "14(f) Material" shall have the meaning ascribed to such term in Section 1.6(b).

     "FTC" shall have the meaning ascribed to such term in Section 5.5.

     "GAAP" shall have the meaning ascribed to such term in Section 3.7.

     "Governmental Entity" shall mean any: (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivisions, instrumentalities, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

     "HSR Act" shall have the meaning ascribed to such term in Section 3.4(b).

     "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials regulated under Environmental Laws.

     "IRS" shall have the meaning ascribed to such term in Section 3.17(b).

     "Income Taxes" shall mean Federal income taxes and all state, local and municipal Taxes imposed on or measured by net income, or income, franchise or similar taxes based on gross receipts.

     "Income Tax Return" shall mean any Tax Return filed in respect of Income Taxes.

     "Incremental Amount" shall have the meaning ascribed to such term in
Section 2.1(c).

     "Indemnified Parties" shall have the meaning ascribed to such term in
Section 7.2.

     "Indemnity Amount" shall have the meaning ascribed to such term in Section 2.1(c).

     "Independent Accountant" shall have the meaning ascribed to such term in
Section 2.2(c).

     "Information Statement" shall have the meaning ascribed to such term in
Section 3.4(b).

     "Initial Distribution Date" shall have the meaning ascribed to such term in
Section 2.3(a).

     "Initial Purchase" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Initial Purchase Date" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Intellectual Property" shall mean all United States and foreign intellectual property rights arising under statutory or common law, and whether or not perfected, including, without limitation (a) all patents, patent applications, patent disclosures and inventions and discoveries which may be patentable and improvements thereto owned or licensable by the Company or its Subsidiaries, (b) registered and unregistered trademarks, service marks, trade dress, logos, trade names and corporate names, and registrations and applications for registration thereof, including all marks registered in the United States Patent and Trademark Office and any foreign trademark offices, (c) rights associated with works of authorship including copyrights and moral rights in both published and unpublished works and registrations and applications for registration thereof, (d) computer software, data and documentation (including all source codes and object codes), (e) rights relating to trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, charts, diagrams, proposals, technical data, data bases, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) any rights analogous to those set forth in this paragraph and any other proprietary rights relating to intangible property and (g) copies and tangible embodiments of any of the foregoing (in whatever form or medium) in which the Company or its Subsidiaries has any rights, and divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, or hereafter filed, issued or acquired.

     "Invoices" shall have the meaning ascribed to such term in Section 9.1.

     "Laws" shall have the meaning ascribed to such term in Section 3.15(a).

     "Lien" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind, except for (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the December Financial Statements; (b) statutory liens of landlords, lien of carriers, warehousemen's, mechanics and materialmen's and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable and (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the December Financial Statements; (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs in each case in the ordinary course of business consistent with past practice; (d) purchase money security interests incurred in the ordinary course of business, consistent with past practice; (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of the Company's operations and do not or would not materially detract from the value of the property to which such encumbrance relates; and (f) liens arising out of acts done or suffered to be done by, and judgments against,

Siemens or Acquisition, and those claiming by, through or under Siemens or Acquisition; and (g) liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property with respect to which the Company and the applicable Subsidiary has easement rights or leasehold interests and subordination or similar agreements relating thereto.

     "Losses" shall have the meaning ascribed to such term in Section 7.2.

     "Material Adverse Effect" shall mean a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

     "Measurement Date" shall have the meaning ascribed to such term in Section 2.2(a).

     "Merger" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Merger Price" shall have the meaning ascribed to such term in Section 2.1(c).

     "Microsoft Warrant" shall have the meaning ascribed to such term in Section 3.2(a)

     "1997 IBM Warrant" shall have the meaning ascribed to such term in Section 3.2(a).

     "NED Plan" shall have the meaning ascribed to such term in Section 3.2(a). "Notes" shall mean the 12.5% Senior Subordinated Notes due 2006 issued and outstanding pursuant to the Indenture dated July 29, 1998 among the Company, the Subsidiary Guarantors (as defined therein) and Marine Midland Bank, N.A., as trustee

     "Notes Redemption Premium" shall mean (i) an amount in respect of the Debentures equal to $32.2 million less the book value of the Debentures on the Measurement Date plus (ii) the excess of (x) the amount required to be expended by Siemens or its Affiliates to repurchase or redeem all of the outstanding Notes, over (y) the aggregate outstanding principal balances of the Notes on the Measurement Date plus (iii) the reasonable costs and expenses (including fees and expenses of advisors and legal counsel) incurred or to be incurred in connection with repurchasing, redeeming or otherwise repaying the Notes and Debentures. The Notes Redemption Premium shall not include any amount paid by Siemens to repurchase any debt security that is in excess of the contractual repurchase or redemption price for such security (including any premium or penalty) that will be payable following the Merger.

     "Notice of Disagreement" shall have the meaning ascribed to such term in
Section 2.2(c).

     "Option" shall have the meaning ascribed to such term in Section 2.1(e).

     "Outstanding Share Amount" shall have the meaning ascribed to such term in
Section 2.1(c).

     "Party" shall mean Siemens, Acquisition, the Company and its Subsidiaries and the Stockholders' Representative.

     "Payment Agent" shall mean a bank or trust company designated as the exchange and paying agent by Siemens and reasonably satisfactory to the Company.

     "Pension Plans" shall have the meaning ascribed to such term in Section 3.18(a).

     "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity or government agency or authority.

     "Plans" shall have the meaning ascribed to such term in Section 3.18(a).

     "Potential Acquiror" shall have the meaning ascribed to such term in
Section 5.2.

     "Pre-Measurement Date Tax Liabilities" shall mean all obligations for Income Taxes owed by the Company (or the Surviving Corporation as its successor in the Merger) and its Subsidiaries for any period ending on or prior to the Measurement Date which are actually paid by the Company (or the Surviving Corporation as its successor in the Merger), other than (i) any Income Taxes directly resulting from any action taken by Siemens, the Company, their affiliates or agents of any of the foregoing on the Measurement Date or treated as occurring on the Measurement Date (including, for example, any Income Taxes resulting from a Section 338 election made with respect to the Company or any of its Subsidiaries) other than any action taken by the Company or its Subsidiaries in the ordinary course of business, and (ii) Income Taxes that are covered by proper accruals or reserves on the books of the Company or its Subsidiaries on the Measurement Date.

     "Put Option" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Remaining Escrow Balance" shall mean the amount of funds available pursuant to the Escrow Agreement to be released after payment of all sums due Siemens, the Stockholders' Representative and the Escrow Agent, at the end of the Escrow Period.

     "Representative" shall have the meaning ascribed to such term in Section
5.2.

     "SEC" shall have the meaning ascribed to such term in Section 3.4(b).

     "Secretary of State" shall have the meaning ascribed to such term in
Section 1.2.

     "Securities Act" shall have the meaning ascribed to such term in Section 3.4(c).

     "Siemens" shall have the meaning ascribed to such term in the first paragraph hereof.

     "Stockholder Approval" shall have the meaning ascribed to such term in
Section 3.3.

     "Stockholders' Representative" shall have the meaning ascribed to such term in Section 2.2 (a), and also includes any replacement appointed pursuant to
Section 7.4(c).

     "Stockholder Representative Expense Amount" shall have the meaning ascribed to such term in Section 2.1(c).

     "Stockholders Agreement" shall have the meaning ascribed to such term in the Recitals to this Agreement.

     "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which the Company (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

     "Surviving Corporation" shall have the meaning ascribed to such term in
Section 1.1.

     "Surviving Corporation Common Stock" shall have the meaning ascribed to such term in Section 2.1(a).

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Tax Escrow Agent" shall mean ChaseMellon Shareholder Services LLC.

     "Tax Escrow Agreement" shall mean an agreement substantially in the form of Exhibit J, executed and delivered at the Closing or, if earlier, on the Initial Purchase Date.

     "Tax Escrow Amount" shall have the meaning ascribed to such term in Section 2.1(c).

     "Tax Escrow Balance" shall mean the amount of funds available pursuant to the Tax Escrow Agreement to be distributed after payment of all sums due to Siemens and the Tax Escrow Agent at the end of the Tax Matters Escrow Period.

     "Tax Insurance Election" shall have the meaning ascribed to such term in
Section 6.1(i).

     "Tax Matters Escrow Period" shall mean the period beginning on the Initial Distribution Date and ending on the business day following the first date on which funds held in escrow pursuant to the Tax Escrow Agreement are permitted to be delivered to the Payment Agent pursuant to the terms of the Tax Escrow Agreement.

     "Tax Matters Settlement Shortfall Amount" shall mean the amount, if any, by which the amounts actually paid to dispose of the tax matters disclosed in
Schedule 6.1(i) and to discharge any Liability for Taxes (federal, state or other) arising out of or in connection with those proceedings, including without limitation, all legal, accounting and other professional fees and expenses incurred with respect thereto, exceed the sum of (i) all amounts available under the Tax Escrow Agreement to pay such amounts plus (ii) all funds received by Siemens under the insurance policies described in Section 6.1(i) to pay such amounts.

     "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

     "Trademarks" shall have the meaning ascribed to such term in Section
3.16(b).

     "Trigger Event" shall have the meaning ascribed to such term in Section 8.2(c).

     "Warrant" shall have the meaning ascribed to such term in Section 2.1(f).

     "Warrant Agreements" shall have the meaning ascribed to such term in
Section 3.2(a).

     "Welfare Plans" shall have the meaning ascribed to such term in Section 3.18(a).

     "Year 2000 Compliant" shall mean:

     (a) that (i) all of the equipment and systems used by the Company and its Subsidiaries (other than any third party software or systems included therein); and (ii) all of the products designed, developed, under design or development, licensed, manufactured, supported, sold, distributed and/or maintained by the Company and its Subsidiaries (other than any third party software or systems included therein) do not and will not experience any premature cancellation or expiration of contractual rights or deletion of data, or any malfunctions or other problems in connection with the year 2000 (and all subsequent years) as distinct from 1900's years;

     (b) that no value for any current date will cause any interruption in operation of any of the equipment, systems and/or products described in clause
(a) above;

     (c) that all date-based functionality of the equipment, systems and/or products described in clause (a) above will behave consistently for dates prior to, during and after year 2000; and

     (d) that in all interfaces and data storage of the Company and its Subsidiaries, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.

     11. Miscellaneous.

     11.1 Press Releases. Except as required by law, none of Siemens, Acquisition or the Company shall issue any press release or otherwise make public any information with respect to the subject matter of this Agreement nor the transactions contemplated hereby, without the prior written consent of each of the other parties to this Agreement.

     11.2 Integration. This Agreement and the agreements expressly referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements, and the Exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement (or any of their Affiliates) with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

     11.3 Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly owned subsidiary of Siemens' ultimate parent company, Siemens Aktiengesellschaft, that is a corporation of Delaware, any other State of the United States or the District of Columbia (and the law of such State or the District of Columbia permits such corporation to merge with the Company) upon written notice to the Company if the assignee shall assume the obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     11.4 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof only by a written instrument duly executed by such party. In the event such waiver is requested or to be made on behalf of the Company after the Initial Purchase Date, such waiver must be approved by the Company Designees.

     11.5 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 11.5), by reputable overnight courier service or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Siemens or Acquisition:

                  Siemens Corporation
                  153 East 53rd Street
                  New York, New York 10022
                  Facsimile: (212) 258-4945
                  Attention:  General Counsel

                  with a copy to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York 10166
                  Facsimile: (212) 878-8375
                  Attention:  John A. Healy

         If to the Company:

                  Entex Information Services, Inc.
                  Six International Drive
                  Rye Brook, New York  10573
                  Facsimile:  (914) 935-3880
                  Attention:  Lynne A. Burgess

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10085
                  Facsimile:  (212) 269-5420
                  Attention:  Gerald S. Tanenbaum

         If to the Stockholders' Representative:

                  Dort A. Cameron, III
                  The Airlie Group
                  115 East Putnam Avenue
                  Greenwich, Connecticut 06830
                  Facsimile:  (203) 661-0479

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10085
                  Facsimile:  (212) 269-5420
                  Attention:  Gerald S. Tanenbaum

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

     11.6 Amendment. This Agreement shall not be amended, modified, revised, supplemented or terminated orally and no waiver of compliance with any provision hereof and no consent provided for herein shall be effective other than by a written instrument executed by all of the parties hereto. This Agreement may be amended upon the taking of requisite corporate action by all of the parties hereto and, if such amendment is requested or to be made after the Initial Purchase Date, such amendment must be approved in accordance with Section 1.6(c).

     11.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY DELAWARE CHOICE OF LAW PRINCIPLES.

     11.8 Third Party Beneficiaries. Except as provided in Section 5.11, the representations, warranties, covenants and agreements contained in this Agreement are for the sole bene-fit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

     11.9 Performance. In the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or any default under, or breach of, any representation, warranty or covenant of this Agreement on the part of any Party shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided in this Agreement, any other Party may seek to obtain an order of specific performance thereof against the breaching Party from a court of competent jurisdiction. In addition, any Party shall be entitled to obtain from the breaching Party court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder.

     11.10 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

     11.11 Extensions. At any time prior to the Measurement Date, either party may by appropriate action, extend the time for compliance by or waive performance of any representation, warranty, agreement, condition or obligation of the other party.

     11.12 Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     11.13 Exhibits; Disclosure Schedule. All Exhibits referred to herein and the Disclosure Schedule are intended to be and hereby are specifically made a part of this Agreement. Each exception to a representation or warranty of the Company that is set forth in the Disclosure Schedule or is identified by appropriate cross-referencing to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception in the Disclosure Schedule, relates only to such Section.

     11.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Siemens, and Acquisition may become a party hereto by executing a counterpart thereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement on the date first above written.

                           SIEMENS CORPORATION



                           By:/s/ Gerald Wright
                               ---------------------------------------------
                           Name:  Gerald Wright
                           Title:    Executive Vice President and
                                     Chief Financial Officer


                           By: /s/ Michael Schiefen
                               ---------------------------------------------
                           Name:  Michael Schiefen
                           Title:  Vice President, Corporate Development


                           EMILIA ACQUISITION CORP.



                           By: /s/ Michael Schiefen
                               ---------------------------------------------
                           Name: Michael Schiefen
                           Title: Vice President


                           ENTEX INFORMATION SERVICES, INC.



                           By: /s/ Kenneth A. Ghazey
                               ---------------------------------------------
                           Name: Kenneth A. Ghazey
                           Title: President

                                                                         ANNEX B


                                                                  March 13, 2000



The Board of Directors
Entex Information Services, Inc.
6 International Drive
Rye Brook, NY  10573-1058

Dear Members of the Board:

     We understand that Entex Information Services Inc. (the "Company"), Siemens Corporation ("Buyer") and Emilia Acquisition Corp., a wholly-owned subsidiary of Buyer ("Acquisition Corp."), have entered into an Agreement and Plan of Merger, dated as of March 13, 2000 (the "Merger Agreement"), pursuant to which Acquisition Corp. will merge with and into the Company (the "Merger").

     Pursuant to the Merger, each issued and outstanding share (other than shares held in treasury by the Company or owned by Buyer or any of its subsidiaries and shares in respect of which holders have perfected appraisal rights) of common stock, par value $.0001 per share ("Shares"), of the Company will be converted into the right to receive an amount in cash (the "Merger Price") equal to: (i) a quotient derived from a fraction the numerator of which is (x) the Adjusted Acquisition Price (as defined below) and the denominator of which is (y) the Outstanding Share Amount (as defined in the Merger Agreement). Pursuant to the Agreement, the "Adjusted Acquisition Price" will be equal to (i) $105,000,000 minus (ii) the Closing Liquid Net Worth Adjustment (as defined below) plus (iii) an additional amount equal to the product of (x) the amount determined pursuant to the preceding clauses (i) and (ii) times (y) 6.5% per year from the Measurement Date to the Effective Time (as defined in the Merger Agreement), calculated on an uncompounded basis; and the "Closing Liquid Net Worth Adjustment" will equal the amount by which the Company's Closing Liquid Net Worth (as defined in the Merger Agreement) is less than $(165,685,000). We have assumed, with your consent, that the full amount of the funds deposited in escrow pursuant to the Escrow Agreement and the Tax Escrow Agreement will comprise a portion of the Merger Price. The term "Merger Price" also includes the proportionate share of the Incremental Amounts, if any, to be received by the holders of Common Stock. The Incremental Amount equals the product of (x) the Merger Price and (y) 6.5% per year from the Effective Time of the Merger until the date letters of transmittal are first mailed, calculated on an uncompounded basis.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of Shares of the Merger Price to be received by such holders pursuant to the Agreement. In connection with this opinion, we have:

          (i) Reviewed the financial terms and conditions of (a) the Merger Agreement, which includes as exhibits thereto a form of the Escrow Agreement among Buyer, the Company and ChaseMellon Shareholder Services, L.L.C., as escrow agent (the "Escrow Agreement"), and a form of the Tax Escrow Agreement among Buyer, the Company and ChaseMellon Shareholder Services, L.L.C., as escrow agent (the "Tax Escrow Agreement"), and (b) the Stockholders Agreement, dated as of March 13, 2000, by and among Buyer, Acquisition Corp. and the persons listed on the signature pages thereto;

          (ii) Analyzed certain historical business and financial information relating to the Company;

          (iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its businesses and financial performance;

          (iv) Held discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company and its strategic objectives;

          (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the business of the Company;

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to that of the Company; and

          (vii) Reviewed such other information, conducted such other financial studies, analyses and investigations, as we deemed appropriate.

     In conducting our analysis and in arriving at our opinion expressed herein, we have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for (i) any independent verification of such information, (ii) any independent valuation or appraisal of any of the properties, assets or liabilities of the Company, or (iii) any opinion concerning the solvency or fair value (within the context of solvency) of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the financial performance of the Company. However, for purposes of our analysis, and with your consent, we have considered the risks and uncertainties associated with the Company achieving management's financial forecasts in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We were not requested to participate in the process of soliciting interest from any party with respect to an acquisition of the outstanding Shares, the Company or its constituent businesses. Our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to the Company.

     Further, our opinion is necessarily based on accounting standards and economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed, with your consent, that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company.

     Lazard Freres & Co. LLC will receive a fee for our services upon rendering this opinion. We have in the past provided investment banking services to the Company, including having acted as investment banker to the Company in connection with the sale of its Products Business in 1999 and as an initial purchaser of the Company's 12-1/2% Senior Subordinated Notes due 2006 (the "Notes") in 1998. Lazard Freres & Co. LLC provides a full range of financial advisory and security services and, in the course of our trading and market making activities, may from time to time effect transactions and hold securities, including derivative securities of the Company or Buyer for our own account and for the accounts of customers. As of the date hereof, Lazard Freres & Co. LLC holds approximately $8.75 million in principal amount of the Notes, which were purchased at a significant discount to the principal amount. You have informed us that the Company, in connection with the Merger, intends to call the Notes for redemption at principal amount plus accrued interest and a premium of 12-1/2%.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered in connection with its consideration of the Merger. The opinion is not intended to and does not constitute a recommendation to any stockholder of the Company as to whether such holder should vote to approve the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that as of the date hereof, the Merger Price to be received by the holders of Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

                                 Very truly yours,


                                 Thomas R. Haack
                                 Managing Director

                                                                         ANNEX C


                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of ________, 2000, among Siemens Corporation, a Delaware corporation ("Siemens"), Entex Information Services, Inc., a Delaware corporation (the "Company"), ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as escrow agent (the "Escrow Agent"), and Dort
A. Cameron, III (or such successor person selected as Stockholders' Representative pursuant to the Merger Agreement (as defined below) the "Stockholders' Representative").

                                    RECITALS

This Agreement is being entered into pursuant to an Agreement and Plan of Merger dated as of March 13, 2000 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) among Siemens, Emilia Acquisition Corp., a Delaware corporation ("Acquisition"), and the Company in order to provide for the deposit with the Escrow Agent of funds that will be held and disbursed, as hereinafter provided and as provided in the Merger Agreement, to make indemnity payments to the Indemnified Parties and (to the extent of any remaining funds) to make payments to certain holders of Company Common Stock.NOW, THEREFORE, the parties hereby agree as follows:

     1. Appointment of the Escrow Agent; Deposit of Escrow Amount. Siemens, the Company and the Stockholders' Representative hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Merger Agreement. Pursuant to the Merger Agreement, funds in the amount of Twenty Million Dollars ($20,000,000) (the "Escrow Amount") have been or are to be deposited with the Escrow Agent by Siemens.

     2. The Escrow Fund. The Escrow Amount and all earnings thereon (the Escrow Amount and all such earnings being referred to herein together as the "Escrow Fund") shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Except as set forth in Section 8 hereof, amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of Siemens, the Company, the Stockholders' Representative or any former holder of Company Common Stock owing to the Escrow Agent in any capacity.

     3. Investment of the Escrow Fund; Taxes.

     (a) Unless otherwise directed in writing by Siemens and the Stockholders' Representative, the Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in bonds or other fixed-income securities, the interest on which is not subject to U.S. federal income tax (including alternative minimum tax) or to New York City or New York State income tax; or if such securities are not available for purchase, in obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than 90 days (or, if earlier, the Termination Date (as hereinafter defined)); provided that such bonds or other obligations are rated at least A by Moody's Investors Service, Inc. ("Moody's") and A by Standard & Poor's Corporation ("S&P").

     (b) It is not anticipated that Taxes will be payable in respect of earnings on the Escrow Fund; however, to the extent that such Taxes are payable, they shall be the obligation of and shall be paid when due by Siemens but Siemens shall be entitled to be reimbursed the amount of any and all such Tax payments from the Escrow Fund in accordance with Section 5(a). The Escrow Agent shall have no duty or obligation with respect to notifying any party of any taxes due or monitoring the payment of any taxes. Siemens hereby agrees to indemnify and hold harmless the Escrow Agent from and against any liability arising from such taxes, including any failure to pay such taxes.

     4. Claims Against the Escrow Fund.

     (a) Concurrently with the delivery of a Claim Notice to the Escrow Agent and the Stockholders' Representative pursuant to Section 7.5 of the Merger Agreement, Siemens will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Siemens after 5:00 p.m. New York time on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Company and the Stockholders' Representative of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

     (b) If the Escrow Agent (i) shall not, within 30 calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from the Stockholders' Representative a certificate in substantially the form of Annex II attached hereto (an "Objection Certificate") disputing the right of the applicable Indemnified Party to the Owed Amount (as defined in the Certificate of Instruction) referred to in such Certificate of Instruction, or
(ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter (whether before or after the end of the Objection Period) have received ether (x) a certificate from Siemens and the Stockholders' Representative substantially in the form of Annex III attached hereto (a "Resolution Certificate") stating that Siemens and the Stockholders' Representative have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (y) a copy of a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement (accompanied by a certificate of Siemens or the Stockholders' Representative substantially in the form of Annex IV attached hereto (an "Arbitration Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties, then the Escrow Agent shall, on the second business day next following (x) the expiration of the Objection Period or (y) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, pay over to Siemens from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, the amount set forth in said Certificate of Instruction or, if such Resolution Certificate or Arbitration Certificate specifies that an amount other than such Owed Amount is payable, such other amount.

     (c) The Escrow Agent shall give written notice to the Stockholders' Representative and Siemens of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to Siemens and the Stockholders' Representative of its receipt of an Arbitration Certificate or Resolution Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate or Resolution Certificate, as the case may be.

     (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed cancelled. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Owed Amount (or if such Resolution Certificate or Arbitration Certificate specifies that an amount other than such Owed Amount is payable, such other amount), the related Certificate of Instruction shall be deemed cancelled.

     (e) Upon Siemens' determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Siemens will promptly deliver to the Escrow Agent a certificate substantially in the form of Annex V attached hereto (a "Siemens Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to Siemens and the Stockholders' Representative of its receipt of a Siemens Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Siemens Cancellation Certificate.

     (f) Upon receipt of a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement stating that it is a final order and that none of the Owed Amount referred to in a Certificate of Instruction as to which the Stockholders' Representative delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party pursuant to the Merger Agreement or this Agreement, Siemens and the Stockholders' Representative will promptly deliver to the Escrow Agent a copy of such order (accompanied by a certificate substantially in the form of Annex VI attached hereto (a "Representative Cancellation Certificate")) cancelling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to the Stockholders' Representative and Siemens of its receipt of a Representative Cancellation

Certificate not later than the second business day next following receipt thereof, together with a copy of such Representative Cancellation Certificate.

     5. Release of Escrow Fund.

     (a) Earnings Tax Release. To the extent that taxes in respect of earnings on the Escrow Fund become due and payable by Siemens prior to the Termination Date (as hereinafter defined), Siemens shall notify the Stockholders' Representative and the Escrow Agent and upon receipt of such written notice executed by Siemens and the Stockholders' Representative, the Escrow Agent shall pay over to Siemens from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, a percentage of the taxable earnings sufficient to pay any incremental income Taxes imposed on Siemens as a result of such taxable earnings, as determined by Siemens, subject to the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld.

     (b) Stockholders' Representative Expense Release. To the extent that the Stockholders' Representative incurs any costs or expenses in connection with the performance of his duties and obligations under the Merger Agreement and this Agreement in his capacity as the Stockholders' Representative that exceed the Stockholders' Representative Expense Amount actually paid to the Stockholders' Representative pursuant to the Merger Agreement, the Stockholders' Representative shall notify Siemens and the Escrow Agent and upon receipt of such written notice executed by the Stockholders' Representative, the Escrow Agent shall pay over to the Stockholders' Representative from the Escrow Fund, by wire transfer of immediately available funds to a bank account of the Stockholders' Representative's designation, the amount set forth in such notice.

     (c) Termination Date. The Escrow Agent shall on the date that is eighteen months after the Measurement Date (the "Termination Date") transfer from the Escrow Fund to a separate sub-account (the "Release Account") an amount equal to
(x) the remaining balance of the Escrow Fund less (y) (A) the sum of any amounts designated in Certificates of Instruction received by the Escrow Agent prior to 5:00 p.m. New York time on the business day immediately preceding the Termination Date that have not been cancelled in accordance with paragraph (d),
(e) or (f) of Section 4; (B) the sum of the amounts released or to be released pursuant to paragraphs (a) and (b) above; and (C) the fees and expenses of the Escrow Agent to be deducted from the Escrow Fund as set forth in Section 8. If at any time after the Termination Date the entire balance of the Escrow Fund exceeds the sum at that time of the amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been cancelled in accordance with paragraph (d), (e) or (f) of Section 4, the Escrow Agent shall promptly transfer to the Release Account the amount of such excess. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been cancelled in accordance with paragraph (d), (e) or
(f) of Section 4, the Escrow Agent shall promptly transfer to the Release Account the balance in the Escrow Fund. Funds (if any) deposited and held from time to time pursuant to this Agreement in the Release Account, shall be released to the former holders of

Company Common Stock entitled thereto in accordance with the provisions of the Merger Agreement, as instructed in writing by the Stockholders' Representative. After all funds have been disbursed from the Escrow Account and the Release Account, this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

     6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document (including the Merger Agreement). In furtherance and not in limitation of the foregoing:

     (a) the Escrow Agent shall not be liable for any loss of interest or any penalty sustained or imposed as a result of investments, reinvestments, sales or liquidations made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment (including any payment of taxes) required by the terms of this Agreement;

     (b) the Escrow Agent shall be fully protected and shall incur no liability in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered (including, but not limited to, any documentation from the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement);

     (c) the Escrow Agent shall not be liable for any error of judgment, or for any action taken, suffered or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement,
(a) the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement; and (b) in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage;

     (d) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

     (e) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty and which are not impacted by such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead Siemens and the Stockholders' Representative in any court of competent jurisdiction and request that such court determine its rights and duties hereunder;

     (f) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care; and

     (g) nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than the State of New York or to act as fiduciary or otherwise and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     7. Cooperation. Siemens and the Stockholders' Representative shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. The fees, costs and expenses of the Escrow Agent for its services hereunder, including the preparation and delivery of all Form 1099s and other documentation required to be delivered by the Internal Revenue Service, shall be deducted by the Escrow Agent directly from the Escrow Fund prior to any payments or releases pursuant to Section 5; provided that in no event shall such fees exceed [$5,000] per year. Each of Siemens and the Stockholders' Representative, on behalf of the holders of Company Common Stock, shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, damages, judgment, fine, penalty, claim, demand, settlement, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's acceptance and administration of this Agreement and its performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Siemens nor the Stockholders' Representative shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement and provided, further that in no event shall the Stockholders' Representative, on behalf of the holders of the Company Common Stock, be responsible to reimburse, indemnify or hold the Escrow Agent harmless against any liabilities with respect to income Taxes which, for purposes of this Agreement, are the sole responsibility of Siemens as provided in Section 3(b).

     9. Resignation and Removal of the Escrow Agent.

     (a) The Escrow Agent may resign as such 30 calendar days following the giving of prior written notice thereof to Siemens and the Stockholders' Representative. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Siemens and the Stockholders' Representative and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal and upon receipt by the Escrow Agent of any fees, costs and expenses owed or due to it, if any, hereunder the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

     (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Siemens and the Stockholders' Representative are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may petition a court of competent jurisdiction to select a successor and any such resulting appointment shall be binding upon all of the parties to this Agreement.

     (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 10) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Siemens or the Company, to:

                  Siemens Corporation
                  153 East 53rd Street
                  New York, New York  10021
                  Facsimile No.:  (212) 258-4945
                  Attn:  Legal Department

         If to the Stockholders' Representative, to:

                  Dort A. Cameron, III
                  The Airlie Group
                  115 East Putnam Avenue
                  Greewich, Connecticut 06830
                  Facsimile No.:  (203) 661-0479

         If to the Escrow Agent, to:

                  ChaseMellon Shareholder Services, L.L.C.
                  85 Challenger Road
                  Ridgefield Park, New Jersey  07660
                  Facsimile No.:  (201) 329-8931
                  Attention:  Terence Kivlehan

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     11. Certain Tax Matters. In accordance with Rev. Rul 73-451, 1973-2 C.B. 158, Rev. Rul 77-294, 1977-2 C.B. 173 (as amplified by Rev. Rul 79-91, 1979-1
C.B. 179), and Private Letter Ruling 8629038 (April 18, 1986) as supplemented by Private Letter Ruling 8640021 (July 1, 1986), Siemens and the Stockholders' Representative agree that the establishment of this Escrow Fund amounts to a substantial restriction on the selling stockholders' rights to receive a portion of the purchase price under the Merger Agreement and neither party shall take an inconsistent position on any Tax Return or for any other Tax purpose unless required by applicable law.

     12. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Siemens and the Stockholders' Representative and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     14. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     15. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     16. Dispute Resolution: Negotiation and Arbitration.

     (a) The parties hereto shall resolve any dispute arising out of or relating to this Agreement pursuant to the procedures set forth in Section 7.7 of the Merger Agreement.

     (b) Resolution of disputes under this Section 16 pursuant to the procedures set forth in Section 7.7 of the Merger Agreement shall be the sole and exclusive means of resolving disputes arising out of or relating to this Agreement; provided, however, that nothing herein shall preclude the parties from seeking in any court of competent jurisdiction temporary or interim injunctive relief to the extent necessary to preserve the subject matter of the dispute pending resolution under this Section 16 pursuant to Section 7.7 of the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                               SIEMENS CORPORATION



                               By:
                                    ---------------------------------------
                                    Name: Gerald Wright
                                    Title:  Executive Vice President and
                                            Chief Financial Officer



                               By:
                                    ---------------------------------------
                                    Name: Michael Schiefen
                                    Title:  Vice President,
                                            Corporate Development


                               ENTEX INFORMATION SERVICES, INC.



                               By:
                                    ---------------------------------------
                                    Name:
                                    Title:



                               By:
                                    ---------------------------------------
                                    Dort A. Cameron, III
                                    Stockholders' Representative


                               CHASEMELLON SHAREHOLDER
                               SERVICES, L.L.C.



                               By:
                                    ---------------------------------------
                                    Name:
                                    Title:

                                     ANNEX I


                           CERTIFICATE OF INSTRUCTION

                                       to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 as Escrow Agent

     The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(a) of the Escrow Agreement dated as of _______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, Dort A. Cameron, III (the "Stockholders' Representative") and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) Siemens or another Indemnified Party has sent to the Escrow Agent and the Stockholders' Representative a Claim Notice (as such term is defined in the Merger Agreement), a copy of which is attached hereto, and
(ii) the amount of $___________ (the "Owed Amount") is payable to the Indemnified Parties pursuant to Section 8 of the Merger Agreement by reason of the matter described in such Claim Notice; and

     (b) instructs you to pay to Siemens from the Escrow Fund the Owed Amount, by wire transfer of immediately available funds to Siemens' account at _________________, __________________, _________, _________ (Account
No.:_________), unless you receive an Objection Certificate from the Stockholders' Representative prior to the expiration of the Objection Period. If you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or an Arbitration Certificate, you are to pay to Siemens the amount specified in such Resolution Certificate or Arbitration Certificate.

                                     SIEMENS CORPORATION



                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:


Dated:  ____________, ____

                                    ANNEX II


                              OBJECTION CERTIFICATE

                                       To

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 As Escrow Agent

     The undersigned, Dort A. Cameron, III (the "Stockholders' Representative"), pursuant to Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens Corporation, a Delaware corporation ("Siemens"), Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to the Indemnified Parties pursuant to Section 8 of the Merger Agreement;

     (b) certifies that the undersigned has sent to Siemens a written statement dated ___________, ____ of the undersigned, a copy of which is attached hereto, disputing its liability to the Indemnified Parties for the Owed Amount; and

     (c) objects to your making payment to Siemens as provided in such Certificate of Instruction.

                              By:
                                   ---------------------------------------
                                   Dort A. Cameron, III
                                   Stockholders' Representative


Dated: _____________, ____

                                    ANNEX III

                             RESOLUTION CERTIFICATE

                                       to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 as Escrow Agent

     The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), and Dort A. Cameron, III (the "Stockholders' Representative"), pursuant to
Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certify that (i) Siemens and the Stockholders' Representative have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

     (b) instruct you to pay to Siemens from the Escrow Fund the final Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Siemens' account at ____________________, _________________, ________, ________ (Account No.: ___________), within two business days of your receipt of this Certificate; and

     (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby cancelled.

                                SIEMENS CORPORATION



                                By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                By:
                                     ---------------------------------------
                                     Dort A. Cameron, III
                                     Stockholders' Representative


Dated: _____________, ____

                                    ANNEX IV

                             ARBITRATION CERTIFICATE

                                       to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 as Escrow Agent

     The undersigned, [Siemens Corporation, a Delaware corporation ("Siemens") or Dort A. Cameron, III (the "Stockholders' Representative")], pursuant to
Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certify that (i) attached hereto is a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement resolving the dispute between Siemens and the Stockholders' Representative as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

     (b) instruct you to pay to Siemens from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Siemens' account at _____________________, ________________, _______, _______ (Account No.: ____________), within two business days of your receipt of this Certificate; and

     (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby cancelled.

                            SIEMENS CORPORATION


                            By:
                                ---------------------------------------
                                 Name:
                                 Title:



                                 ---------------------------------------
                                 Dort A. Cameron, III
                                 Stockholders' Representative


Dated:  ____________, ____

                                     ANNEX V

                        SIEMENS CANCELLATION CERTIFICATE

                                       to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 as Escrow Agent

     The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(e) of the Escrow Agreement dated as of _______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, Dort A. Cameron, III (the "Stockholders' Representative") and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) it hereby releases its claim with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result, the Owed Amount with respect to such Certificate of Instruction is $__________; and

     (b) agrees that such Certificate of Instruction is, to the extent of the claim released as provided in clause (i) of paragraph (a) above, cancelled.

                               SIEMENS CORPORATION



                               By:
                                    ----------------------------------------
                                    Name:
                                    Title:


Dated:  ____________, ____

                                    ANNEX VI

                     REPRESENTATIVE CANCELLATION CERTIFICATE

                                       to

                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C

                                 as Escrow Agent

     The undersigned, Dort A. Cameron, III (the "Stockholders' Representative") and Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(f) of the Escrow Agreement dated as of ______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby certify that (i) attached hereto is a final order of the AAA resolving the dispute between Siemens and the Stockholders' Representative as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificates.

                              By:
                                    ----------------------------------------
                                    Dort A. Cameron, III
                                    Stockholders' Representative


                              SIEMENS CORPORATION



                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


Dated:  ____________, ____

                                                                         ANNEX D


                              TAX ESCROW AGREEMENT

     TAX ESCROW AGREEMENT, dated as of ________, 2000, among Siemens Corporation, a Delaware corporation ("Siemens"), Entex Information Services, Inc., a Delaware corporation (the "Company"), ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as escrow agent (the "Tax Escrow Agent"), and Dort A. Cameron, III (or such successor person selected as Stockholders' Representative pursuant to the Merger Agreement (as defined below) the "Stockholders' Representative").

                                    RECITALS

     A. This Agreement is being entered into pursuant to an Agreement and Plan of Merger dated as of March 13, 2000 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) among Siemens, Emilia Acquisition Corp., a Delaware corporation ("Acquisition"), and the Company in order to provide for the deposit with the Tax Escrow Agent of funds that will be held and disbursed, as hereinafter provided and as provided in the Merger Agreement, to make payments to Siemens and (to the extent of any remaining funds) to make payments to certain former holders of Company Common Stock.

     B. For purposes of clarification, the funds deposited with the Tax Escrow Agent pursuant to this Agreement are intended to provide Siemens with indemnification from and protection against potential Losses resulting from the outcome of the matters described in that certain revenue agent report (the "RAR") that was submitted to the U.S. Congressional Joint Committee on Taxation (the "Joint Committee") on January 5, 2000, a copy of which is attached hereto as Exhibit A, and certain state and local tax matters related thereto (collectively, the "Tax Matters"), following the audit of the Company with respect to its fiscal 1994, 1995 and 1996 tax years (collectively, the "Audited Tax Years"), conducted by the Internal Revenue Service (the "IRS").

     C. The parties have procured and paid for certain insurance policies, copies of which are attached hereto as Exhibit B (collectively, the "Insurance Policies"), to provide indemnification and protection against potential Losses resulting from the Tax Matters in excess of, and in certain circumstances in place of, the funds deposited hereunder, and intend to clarify their rights with respect to participation in and control of all actions, proceedings and claims relating to the Tax Matters.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Appointment of the Tax Escrow Agent; Deposit of Tax Escrow Amount. Siemens, the Company and the Stockholders' Representative hereby constitute and appoint the

Tax Escrow Agent as, and the Tax Escrow Agent hereby agrees to assume and perform the duties of, escrow agent under and pursuant to this Agreement. The Tax Escrow Agent acknowledges receipt of an executed copy of the Merger Agreement and copies of the RAR and the Insurance Policies. Pursuant to the Merger Agreement, funds in the amount of _________________ ($__________) (the "Tax Escrow Amount") have been or are to be deposited with the Tax Escrow Agent by Siemens.

     2. The Tax Escrow Fund. The Tax Escrow Amount and all earnings thereon (the Tax Escrow Amount and all such earnings being referred to herein together as the "Tax Escrow Fund") shall be held by the Tax Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Tax Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Except as set forth in Section 8 hereof, amounts held in the Tax Escrow Fund shall not be available to, and shall not be used by, the Tax Escrow Agent to set off any obligations of Siemens, the Company, the Stockholders' Representative or any former holder of Company Common Stock owing to the Tax Escrow Agent in any capacity.

     3. Investment of the Tax Escrow Fund; Taxes.

     (a) Unless otherwise directed in writing by Siemens and the Stockholders' Representative, the Tax Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Tax Escrow Fund, in bonds or other fixed-income securities, the interest on which is not subject to U.S. federal income tax (including alternative minimum tax) or to New York City or New York State income tax; or if such securities are not available for purchase, in obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than 90 days (or, if earlier, the Termination Date (as hereinafter defined)); provided that such bonds or other obligations are rated at least A by Moody's Investors Service, Inc. ("Moody's") and A by Standard & Poor's Corporation ("S&P").

     (b) It is not anticipated that Taxes will be payable in respect of earnings on the Tax Escrow Fund; however, to the extent that such Taxes are payable, they shall be the obligation of and shall be paid when due by Siemens but Siemens shall be entitled to be reimbursed the amount of any and all such Tax payments from the Tax Escrow Fund in accordance with Section 5(a). The Tax Escrow Agent shall have no duty or obligation with respect to notifying any party of any taxes due or monitoring the payment of any taxes. Siemens hereby agrees to indemnify and hold harmless the Tax Escrow Agent from and against any liability arising from such taxes, including any failure to pay such taxes.

     4. Claims Against the Tax Escrow Fund. On the Release Date (as hereinafter defined), Siemens will deliver to the Tax Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Resolution Certificate"). The Tax Escrow Agent shall give written notice to the Company and the Stockholders' Representative of its receipt of the Resolution Certificate not later than the second business day next following receipt thereof, together with a copy of such Resolution Certificate.

     For purposes of this Agreement, the term "Release Date" shall mean the first to occur of (i) the date the Company receives a refund of all or any portion of the amounts claimed in the RAR; provided such refund has been approved by the Joint Committee; (ii) the date the Company and the IRS reach a settlement or compromise of all open issues between the Company and the IRS with respect to the Audited Tax Years that is fully effective and requires no further governmental authorization, whether or not such settlement or compromise closes the applicable statute of limitations with respect to the Audited Tax Years, and any agreed upon refunds are received by the Company and/or any agreed upon assessments by the IRS, along with any assessments relating to Other Income Tax (as defined in the Insurance Policies) resulting solely from the settlement or compromise with the IRS have been paid; and (iii) the date that is 15 business days after the final expiration of all limitation periods (as extended or tolled) applicable under the Code with respect to the Audited Tax Years.

     5. Release of Tax Escrow Fund.

     (a) Earnings Tax Release. To the extent that Taxes in respect of earnings on the Tax Escrow Fund become due and payable by Siemens prior to the Termination Date (as hereinafter defined), Siemens shall notify the Stockholders' Representative and the Tax Escrow Agent and upon receipt of such written notice executed by Siemens and the Stockholders' Representative, the Tax Escrow Agent shall pay over to Siemens from the Tax Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, a percentage of the taxable earnings sufficient to pay any incremental income Taxes imposed on Siemens as a result of such taxable earnings, as determined by Siemens, subject to the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld.

     (b) Expense Release. To the extent that (i) Siemens incurs any costs or expenses in connection with any action, proceeding or claim relating solely to the Tax Matters, Siemens shall notify the Stockholders' Representative and the Tax Escrow Agent and upon receipt of such written notice executed by Siemens, the Tax Escrow Agent shall pay over to Siemens from the Tax Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, the amount set forth in such notice or (ii) the Stockholders' Representative incurs any costs or expenses in connection with any action, proceeding or claim relating solely to the Tax Matters that, together with all other costs and expenses incurred by the

Stockholders' Representative in his capacity as such in connection with the transactions contemplated by the Merger Agreement and the Escrow Agreement, exceed the Stockholders' Representative Expense Amount actually paid to the Stockholders' Representative pursuant to the Merger Agreement, the Stockholders' Representative shall notify Siemens and the Tax Escrow Agent and upon receipt of such written notice executed by the Stockholders' Representative, the Tax Escrow Agent shall pay over to the Stockholders' Representative from the Tax Escrow Fund, by wire transfer of immediately available funds to a bank account of the Stockholders' Representative's designation, the amount set forth in such notice; provided, however, that prior to the Release Date, no amounts shall be released from the Tax Escrow Fund for the reimbursement of the costs or expenses of Siemens or the Stockholders' Representative unless such costs and expenses are characterized as Specified Losses (as such term is defined in the Insurance Policies).

     (c) Termination Date. The Tax Escrow Agent shall on the date that is no later than five business days following its receipt of a Resolution Certificate (the "Termination Date"), transfer from the Tax Escrow Fund to (i) Siemens, the amount of the assessment by the IRS for Federal Specified Losses (as defined in the Insurance Policies), together with any Other Income Tax assessments resulting solely from a settlement or compromise with the IRS or other Governmental Entity of the Tax Matters as set forth in the Resolution Certificate and (ii) to a separate sub-account (the "Release Account") an amount equal to (x) the remaining balance of the Tax Escrow Fund less (y) (A) the sum of the amounts released or to be released pursuant to paragraphs (a) and (b) above and (B) the fees and expenses of the Tax Escrow Agent to be deducted from the Tax Escrow Fund as set forth in Section 8. Funds (if any) deposited and held from time to time pursuant to this Agreement in the Release Account shall be released (i) first, to the extent the sum of (x) the Stockholders' Representative Expense Amount actually paid to the Stockholders' Representative pursuant to the Merger Agreement and (y) amounts released to the Stockholders' Representative pursuant to paragraph (b) above is less than $500,000, to the Stockholders' Representative in an amount equal to the amount by which such amount referred to in the immediately preceding classes (x) and (y) is less than $500,000 and (ii) second, to the extent of all remaining funds, to the former holders of Company Common Stock entitled thereto in accordance with the provisions of the Merger Agreement, as instructed in writing by the Stockholders' Representative. After all funds have been disbursed from the Escrow Account and the Release Account, this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

     6. Duties and Obligations of the Tax Escrow Agent. The duties and obligations of the Tax Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Tax Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document (including the Merger Agreement, the RAR and the Insurance Policies). In furtherance and not in limitation of the foregoing:

     (a) the Tax Escrow Agent shall not be liable for any loss of interest or any penalty sustained or imposed as a result of investments, reinvestments, sales or liquidations made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Tax Escrow Fund prior to its maturity effected in order to make a payment (including any payment of taxes) required by the terms of this Agreement;

     (b) the Tax Escrow Agent shall be fully protected and shall incur no liability in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Tax Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered (including, but not limited to, any documentation from the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement);

     (c) the Tax Escrow Agent shall not be liable for any error of judgment, or for any action taken, suffered or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, (a) the Tax Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement; and (b) in no event shall the Tax Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Tax Escrow Agent has been advised of the likelihood of such loss or damage;

     (d) the Tax Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

     (e) in the event that the Tax Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty and which are not impacted by such uncertainty, shall be to keep safely all property held in the Tax Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Tax Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead Siemens and the Stockholders' Representative in any court of competent jurisdiction and request that such court determine its rights and duties hereunder;

     (f) the Tax Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care; and

     (g) nothing in this Agreement shall be deemed to impose upon the Tax Escrow Agent any duty to qualify to do business in any jurisdiction other than the State of New York or to act as fiduciary or otherwise and the Tax Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     7. Cooperation. Siemens and the Stockholders' Representative shall provide to the Tax Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Tax Escrow Agent to perform its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. The fees, costs and expenses of the Tax Escrow Agent for its services hereunder, including the preparation and delivery of all Form 1099s and other documentation required to be delivered by the IRS, shall be deducted by the Tax Escrow Agent directly from the Tax Escrow Fund prior to any payments or releases pursuant to Section 5; provided that in no event shall such fees exceed [$5,000] per year. Each of Siemens and the Stockholders' Representative, on behalf of the holders of Company Common Stock, shall reimburse and indemnify the Tax Escrow Agent for, and hold it harmless against, any loss, damages, judgment, fine, penalty, claim, demand, settlement, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Tax Escrow Agent in connection with the Tax Escrow Agent's acceptance and administration of this Agreement and its performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Siemens nor the Stockholders' Representative shall be required to indemnify the Tax Escrow Agent for any such loss, liability, cost or expense arising as a result of the Tax Escrow Agent's willful misconduct or gross negligence or breach of this Agreement and provided, further that in no event shall the Stockholders' Representative, on behalf of the holders of the Company Common Stock, be responsible to reimburse, indemnify or hold the Tax Escrow Agent harmless against any liabilities with respect to income Taxes which, for purposes of this Agreement, are the sole responsibility of Siemens as provided in Section 3(b).

     9. Proceeding Relating to Tax Matters. Notwithstanding anything to the contrary contained in the Merger Agreement, Siemens and the Stockholders' Representative hereby agree that the following shall apply with respect to all actions, proceedings and other claims relating solely to

(or in the case of actions, proceedings and other claims not relating solely to but including Tax Matters, that portion of the action, proceeding or claim relating solely to) the Tax Matters:

     (a) Until such time as the dollar amount of any dispute or claim with the IRS and any other Governmental Entity with respect to the Tax Matters is greater than the amounts then available in the Tax Escrow Fund (such amount being the "Indemnity Cushion"), the Stockholders' Representative shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to Siemens, any action, proceeding or other claim relating solely to (or in the case of actions, proceedings and other claims not relating solely to but including Tax Matters, that portion of the action, proceeding or claim relating solely to) the Tax Matters, but Siemens may, at its election, participate in any such action, proceeding or claim at its sole cost and expense; provided, however, that if the Stockholders' Representative shall fail to promptly assume and thereafter diligently prosecute any such action, proceeding or claim, then Siemens may assume, through counsel of its own choosing, the control and conduct of such action, proceeding or claim, subject to the right of the Stockholders' Representative to participate therein as provided in Section 9(b). If the Stockholders' Representative has control of the action, proceeding or claim on the date of proposed settlement, the Stockholders' Representative may settle any action, proceeding or claim, the control and conduct of which it is entitled to hereunder, but only with the written consent of Siemens, such consent not to be unreasonably withheld or delayed.

     (b) Subject to the limitations and procedures contained in the Insurance Policies, from and after the first time the dollar amount of any dispute or claim with the IRS and any other Governmental Entity with respect to the Tax Matters is greater than the Indemnity Cushion, Siemens shall have the right to assume control and conduct, through counsel of its own choosing, reasonably acceptable to the Stockholders' Representative, of all pending actions, proceedings or other claims with respect to the Tax Matters (including actions, proceedings and claims whose defense hitherto has been controlled by the Stockholders' Representative) and thereafter to conduct and control, through counsel of its own choosing, reasonably acceptable to the Stockholders' Representative, any and all actions, proceedings and claims relating to the Tax Matters that may thereafter arise; provided, that the Stockholders' Representative may, at its election, continue to participate or participate, as the case may be, in any such action, proceedings or claim, at its sole cost and expense. Subject to the limitations and procedures contained in the Insurance Policies, Siemens may settle or otherwise compromise any action, proceeding or claim which they are entitled to control hereunder, but only with the prior written consent of the Stockholders' Representative, such consent not to be unreasonably withheld or delayed.

     For purposes of clarification, Siemens and the Stockholders' Representative agree that in all actions, proceedings and claims not related solely to (and, in the case of actions, proceedings and other claims not relating solely to, but including Tax Matters, that portion of the action, proceeding or claim not relating solely to) the Tax Matters, the provisions of Section 7.6 of the Merger Agreement shall apply.

     10. Resignation and Removal of the Tax Escrow Agent.

     (a) The Tax Escrow Agent may resign as such 30 calendar days following the giving of prior written notice thereof to Siemens and the Stockholders' Representative. In addition, the Tax Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Siemens and the Stockholders' Representative and delivered to the Tax Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal and upon receipt by the Tax Escrow Agent of any fees, costs and expenses owed or due to it, if any, hereunder the Tax Escrow Agent shall deliver the property comprising the Tax Escrow Fund to such successor escrow agent, together with such records maintained by the Tax Escrow Agent in connection with its duties hereunder and other information with respect to the Tax Escrow Fund as such successor may reasonably request.

     (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Tax Escrow Agent's removal, as the case may be, because Siemens and the Stockholders' Representative are unable to agree on a successor escrow agent, or for any other reason, the Tax Escrow Agent may petition a court of competent jurisdiction to select a successor and any such resulting appointment shall be binding upon all of the parties to this Agreement.

     (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 10 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Tax Escrow Fund, the Tax Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Tax Escrow Agent.

     11. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 11) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Siemens or the Company, to:

                  Siemens Corporation
                  153 East 53rd Street
                  New York, New York  10021
                  Facsimile No.:  (212) 258-4945
                  Attn:  Legal Department

         If to the Stockholders' Representative, to:

                  Dort A. Cameron, III
                  The Airlie Group
                  115 East Putnam Avenue
                  Greenwich, Connecticut  06830
                  Facsimile No.:  (203) 661-0479

         If to the Tax Escrow Agent, to:

                  ChaseMellon Shareholder Services, L.L.C.
                  85 Challenger Road
                  Ridgefield Park, New Jersey  07660
                  Facsimile No.:  (201) 329-8931
                  Attention:  Terence Kivlehan

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     12. Certain Tax Matters. In accordance with Rev. Rul 73-451, 1973-2 C.B. 158, Rev. Rul 77-294, 1977-2 C.B. 173 (as amplified by Rev. Rul 79-91, 1979-1
C.B. 179), and Private Letter Ruling 8629038 (April 18, 1986) as supplemented by Private Letter Ruling 8640021 (July 1, 1986), Siemens and the Stockholders' Representative agree that the establishment of this Tax Escrow Fund amounts to a substantial restriction on the selling stockholders' rights to receive a portion of the purchase price under the Merger Agreement and neither party shall take an inconsistent position on any Tax Return or for any other Tax purpose unless required by applicable law.

     13. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Siemens and the Stockholders' Representative and, with respect to any amendment that would adversely affect the Tax Escrow Agent, the Tax Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Tax Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     15. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     16. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     17. Dispute Resolution: Negotiation and Arbitration.

     (a) The parties hereto shall resolve any dispute arising out of or relating to this Agreement pursuant to the procedures set forth in Section 7.7 of the Merger Agreement.

     (b) Resolution of disputes under this Section 17 pursuant to the procedures set forth in Section 7.7 of the Merger Agreement shall be the sole and exclusive means of resolving disputes arising out of or relating to this Agreement; provided, however, that nothing herein shall preclude the parties from seeking in any court of competent jurisdiction temporary or interim injunctive relief to the extent necessary to preserve the subject matter of the dispute pending resolution under this Section 17 pursuant to Section 7.7 of the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                               SIEMENS CORPORATION

                               By:
                                   ------------------------------------------
                                   Name: Gerald Wright
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                               By:
                                   ------------------------------------------
                                   Name: Michael Schiefen
                                   Title:  Vice President, Corporate Development


                               ENTEX INFORMATION SERVICES, INC.


                               By:
                                   ------------------------------------------
                                    Name:
                                    Title:


                               By:
                                   ------------------------------------------
                                    Name:  Dort A. Cameron, III
                                    Title:  Stockholders' Representative


                               CHASEMELLON SHAREHOLDER
                               SERVICES, L.L.C.


                               By:
                                   ------------------------------------------
                                    Name:
                                    Title:

                                     ANNEX I

                             RESOLUTION CERTIFICATE

                                       to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                               as Tax Escrow Agent

     The undersigned, Siemens Corporation, a Delaware corporation ("Siemens") and Dort A. Cameron, III (the "Stockholders' Representative"), pursuant to
Section 4(a) of the Escrow Agreement dated as of _______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) [the amount of $___________ is payable to Siemens] [no amount is owed to Siemens] pursuant to Section 4(a) of the Escrow Agreement by reason of the resolution of the Tax Matters and (ii) [the amount of $________ is to be released to the Release Account and is to be released to the former holders of Company Common Stock as set forth in Section 5(c) of the Escrow Agreement] [ no amount is to be released to the Release Account] [; and

     (c) instructs you to pay to Siemens from the Tax Escrow Fund the amount specified above, by wire transfer of immediately available funds to Siemens' account at _________________, __________________, _________, _________ (Account
No.:_________).]


                              SIEMENS CORPORATION


                              By:
                                   ------------------------------------------
                                   Name:
                                   Title:

Dated:  ____________, ____

                                                                         ANNEX E

                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of March 13, 2000, by and among SIEMENS CORPORATION, a Delaware corporation ("Siemens"), EMILIA ACQUISITION CORP., a Delaware corporation ("Acquisition") and a wholly owned subsidiary of Siemens, and the Persons listed on the signature pages hereto (each in such Person's individual capacity, a "Stockholder", and collectively, the "Stockholders").

                                    RECITALS

     A. Each of the Stockholders is, as of the date hereof, the record and beneficial owner of the number of shares of capital stock, of Entex Information Services, Inc., a Delaware corporation (the "Company"), set forth on Annex I hereto.

     B. Siemens, Acquisition and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined in this Agreement have the same meanings ascribed to those terms in the Merger Agreement), which provides, among other things, for the merger (the "Merger") of Acquisition with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement.

     C. As a condition to the willingness of Siemens and Acquisition to enter into the Merger Agreement, and in order to induce Siemens and Acquisition to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by Siemens and Acquisition of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Siemens and Acquisition, severally and not jointly, as follows:

     (a) Such Stockholder is the record and beneficial owner of the shares of capital stock of the Company (as may be adjusted from time to time pursuant to Section 7 hereof, the "Shares") set forth opposite the Stockholder's name on Annex I to this Agreement.

     (b) Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (c) This Agreement has been duly authorized by all requisite action (corporate, partnership or other) on the part of such Stockholder, has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of the Stockholder's obligations under this Agreement will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of such Stockholder under, any of the terms, conditions or provisions of (A) the certificate or article of incorporation or bylaws or other comparable organizational documents of the Stockholder if applicable or (B) (x) any law or order of any governmental or regulatory authority applicable to such Stockholder or any of the Stockholder's assets or properties, or (y) any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated by this Agreement, or (ii) require any filing by the Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party.

     (e) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder, and not subject to any preemptive rights.

     2. Representations and Warranties of Siemens and Acquisition. Each of Siemens and Acquisition hereby represents and warrants to the Stockholders as follows:

     (a) Each of Siemens and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of them has full corporate power and authority to enter into this Agreement and to consummate the transac-tions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by each of Siemens and Acquisition and constitutes the legal, valid and binding obligation of each of Siemens and Acquisition, enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by Siemens and Acquisition do not, and the performance by Siemens and Acquisition of their obligations hereunder and the consummation of the transactions contemplated hereby will not,
(i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Siemens or Acquisition under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or bylaws of Siemens or Acquisition or (B) (x) any law or order of any governmental or regulatory authority applicable to Siemens or Acquisition or any of their respective assets or properties, or (y) any contract to which Siemens or Acquisition is a party or by which Siemens or Acquisition or any of their respective assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Siemens or Acquisition to consummate the transactions contemplated by this Agreement, or (ii) require any filing by Siemens or Acquisition with, or any permit, authorization, consent or approval of, any governmental or regulatory authority.

     3. Grant of Options.

     (a) Each Stockholder hereby irrevocably grants to Acquisition an exclusive option (the "Call Option") to purchase all Shares of such Stockholder at the Merger Price per Share specified in Section 2.1(c) of the Merger Agreement (the "Option Price"), which Option shall be exercisable by Acquisition at any time after the date hereof and prior to the termination of this Agreement.

     (b) If (i) the Information Statement has been filed with the SEC in preliminary form in accordance with Section 5.4 of the Merger Agreement; (ii) a period of twelve days has elapsed following such filing; (iii) the Company has been advised by the staff of the SEC that it is in the process of reviewing the Information Statement and notwithstanding the Company's reasonable efforts that review has not been completed; and (iv) all of the conditions described in
Section 6.1 of the Merger Agreement (other than Section 6.1(e)) have been satisfied, then the Stockholders shall have the option (the "Put Option", and together with the Call Option, the "Options") to require Acquisition to purchase from the Stockholders all, but not less than all, of the Shares of each Stockholder at the Option Price. The Put Option may be exercised by the Stockholders at any time beginning on the date on which the conditions specified in clauses (i) through (iv) of the preceding sentence are satisfied until this Agreement is terminated.

     (c) To exercise an Option, the exercising party shall send a written notice ("Exercise Notice") to each other party specifying the place and the time (which shall be not less than two business days and not more than four business days after the date of the Exercise Notice) for the closing of the purchase and sale of the Shares in accordance with the exercise of the Option. The closing of the purchase and sale of the Shares (the "Option Closing") pursuant to the exercise of the Option shall take place at the place and at the time designated by the exercising party in the Exercise Notice. The obligation of Siemens or its designee to purchase the Shares at the Option Closing shall be subject to the conditions that (i) all of the conditions described in Section 6.1 of the Merger Agreement (other than Section 6.1(e)) shall have been satisfied and (ii) proper arrangements shall have been made to give effect to the provisions of Section
1.6 of the Merger Agreement, and the securities law requirements described in
Section 1.6(b) shall have been satisfied.

     (d) At the Option Closing, each Stockholder shall sell, assign, convey and transfer to Acquisition, each such Stockholder's Shares, free and clear of any and all liens, claims, security interests, encumbrances, options or adverse claims whatsoever, and each Stockholder shall deliver or cause to be delivered to Acquisition a certificate or certificates representing the number of Shares to be delivered by such Stockholder at the Option Closing, duly endorsed, or accompanied by stock powers duly executed in blank, with all required transfer tax stamps affixed thereto. Siemens shall procure that the applicable portions of the Option Price are paid not later than the dates the corresponding portions of the Merger Price per Share first are payable under the Merger Agreement. Payment of each amount will be by wire transfer or certified or bank cashier's check or checks.

     (e) In the event of any change in the Company's capital stock by reason of any stock dividend, stock split, merger, consolidation, recapitalization, combination, conversion, exchange of shares or dividend or other change in the corporate or capital structure of the Company, which would have the effect of diluting or changing Acquisition's rights hereunder, the number and kind of shares or securities subject to the Options and the Option Price shall be appropriately and equitably adjusted so that (i) Acquisition shall receive, at the Option Closing, the number and class of shares or other securities or property that Acquisition would have received and (ii) the Stockholders shall receive, at the Option Closing, the consideration they would have received in respect of the Shares purchasable upon exercise of the Options if the Options had been exercised immediately prior to such event.

     4. Voting. Each of the Stockholders hereby agrees that such Stockholder:
(i) will vote all Shares owned by the Stockholder in favor of the Merger and the Merger Agreement, at any meeting of the Company's stockholders, or, if requested by Siemens or Acquisition, execute and deliver written consents to the same effect; (ii) will provide all notices and perform all actions necessary for the consummation of the transactions contemplated by the Merger Agreement; and (iii) will vote against, and will not vote or grant any consent in favor of, or that would facilitate, any Acquisition Transaction other than the Merger and the other transactions contemplated by the Merger Agreement.

     5. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided in this Agreement, none of the Stockholders shall:
(i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby. Acquisition hereby agrees not to transfer any Shares purchased upon exercise of an Option until this Agreement has terminated.

     6. Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) Each of the Stockholders hereby irrevocably grants to, and appoints, Siemens and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent, waiver or approval in respect of such Stockholder's Shares, in connection with any meeting of the Stockholders of the Company or otherwise, (i) in favor of the Merger and the other transactions and actions contemplated by the Merger Agreement, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Transaction other than the Merger.

     (b) Each of the Stockholders represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

     (c) Each of the Stockholders hereby affirms that the proxy set forth in this Section 6 is irrevocable and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performances of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 11 of this Agreement, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     7. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares or the acquisition of additional shares of capital stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Company Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.

     (a) Drag-Along Notices. To the extent applicable to such Stockholder, each Stockholder hereby agrees that such Stockholder (i) shall deliver all notices required to be delivered by that certain Stockholders Agreement, dated December 10, 1993, between Dort A. Cameron, III, Entex Associates, L.P. and other signatories thereto, in order to exercise the drag-along rights granted under that agreement to require the stockholders of the Company party thereto to sell their shares to Acquisition at the Option Price per share and (ii) thereafter shall use its reasonable best efforts to enforce (and shall not grant or enter into any waiver or modification with respect to) such drag-along rights; provided, however, that no Stockholder shall be required to incur any material expense or liability or commence any legal proceeding.

     8. Certain Other Agreements. From the date of this Agreement until the earlier of (i) the termination of this Agreement, or (ii) the Measurement Date, none of the Stockholders shall, and none of the Stockholders shall authorize or permit any advisor or representative retained by or acting for or on behalf of any such Stockholder to, directly or indirectly, (i) take any action to knowingly solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any offer or proposal for an Acquisition Transaction, other than the transactions contemplated by the Merger Agreement or by this Agreement or (ii) knowingly engage in negotiations, discussions or communications regarding or disclose any information relating to the Company or afford access to the properties, books or records of the Company to any person, corporation, partnership or other entity or group that may be considering making or has made, a proposal for an Acquisition Transaction.

     9. Further Assurances. Each of the Stockholders shall, upon request of Siemens or Acquisition, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Siemens or Acquisition to be necessary or desirable to carry out the provisions hereof and to vest in Siemens the power to vote, grant consents and grant waivers with respect to the Shares as contemplated by Section 6 of this Agreement.

     10. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the acquisition by Siemens, through Acquisition or otherwise, of all the Shares; (ii) if the Options havenot been exercised, the termination of the Merger Agreement in accordance with its terms; or (iii) the Effective Time; provided, however, that Section 9 shall survive any termination of this Agreement pursuant to clause (i) of this sentence.

     11. Public Announcements. Each of the Stockholders, Siemens and Acquisition agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, which consents shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

     12. Miscellaneous.

     (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         (1)      if to any or all of the Stockholders, to them in care of:

                  Dort A. Cameron, III
                  The Airlie Group
                  115 East Putnam Avenue
                  Greenwich, Connecticut 06830
                  Facsimile: (203) 661-0479

         with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Facsimile (212) 269-5420
                  Attention:  Gerald S. Tanenbaum

         and

         (2)      if to Siemens or Acquisition, to:

                  Siemens Corporation
                  153 East 53rd Street
                  New York, New York 10022
                  Facsimile:  (212) 258-4945
                  Attention:  General Counsel

         with a copy to:

                  Clifford Chance Rogers & Wells LLP

                  200 Park Avenue
                  New York, New York 10166
                  Facsimile:  (212) 878-8375
                  Attention:  John A. Healy

         (3)      if to the Company, to:

                  Entex Information Services, Inc.
                  Six International Drive
                  Rye Brook, New York 10573
                  Facsimile: (914) 935-3880
                  Attention:  Lynne A. Burgess

         with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Facsimile (212) 269-5420
                  Attention:  Gerald S. Tanenbaum

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     (d) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

     (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     (f) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment shall be null and void; provided, however, that either of Siemens or Acquisition may, without the prior written consent of any Stockholder, assign its rights and obligations to any of its direct or indirect wholly owned subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (g) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (h) Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

     (i) No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

     (j) No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein shall limit or affect any action taken by any Stockholder in his or her capacity as an officer or director of the Company in connection with the Company's rights under the Merger Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of Siemens, Acquisition and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                              SIEMENS CORPORATION



                              By: /s/ Gerald Wright
                                  --------------------------------------
                              Name: Gerald Wright
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                             By: /s/ Michael Schiefen
                                  --------------------------------------
                             Name: Michael Schiefen
                             Title:  Vice President, Corporate Development


                             EMILIA ACQUISITION CORP.



                             By: /s/ Michael Schiefen
                                  --------------------------------------
                             Name: Michael Schiefen
                             Title: Vice President


                             /s/ Dort A. Cameron III
                             -----------------------
                             DORT A. CAMERON III


                             ENTEX ASSOCIATES L.P.

                             By its General Partner, the Putnam Group, Inc.



                             By: /s/ Dort A. Cameron III
                                 -----------------------
                                   Name: Dort A. Cameron III
                                   Title:


                             /s/ John A. McKenna, Jr.
                             ------------------------
                             JOHN A. MCKENNA, JR.

                                     ANNEX I

                               Ownership of Shares

         Holder                                    Number of Shares
----------------------------------------- --------------------------------------
         Dort A. Cameron, III                          2,669,653
         Entex Associates L.P.                        21,407,739
         John A. McKenna, Jr.                            642,204